Crestar Employees' Thrift and Profit Sharing Plan
      As Amended and Restated Through December 31, 1994



       CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING PLAN



       As Amended and Restated Through December 31, 1994









                      TABLE OF CONTENTS



INTRODUCTION                                                  i

ARTICLE 1DEFINITIONS                                       I-1

ARTICLE 2PLAN MEMBERSHIP                                  II-1
                2.1                  Conditions of Eligibility   II-1
                2.2                  Employment Status Changes   II-1
                2.3               Termination of Participation   II-2
                2.4              Application for Participation   II-2
                2.5                Administrator Determination   II-2

ARTICLE 3CONTRIBUTIONS                                   III-1
                3.1            Certain Contributions Suspended   III-1
                3.2                       401(k) Contributions   III-1
                3.3  Other Limitations on 401(k) Contributions   III-2
                3.4                     Matching Contributions   III-4
                3.5      Limitations on Matching Contributions   III-5
                3.6               Profit Sharing Contributions   III-6
                3.7Qualified Nonelective Contributions and Qualified Matching
                Contributions                            III-8
                3.8                     Rollover Contributions   III-9
                3.9     Limitations on Employer Contributions.   III-9
                3.10                      Contribution Records   III-9
                3.11Allocation of Employer Contribution among
Employers     III-9

ARTICLE 4ALLOCATIONS                                      IV-1
                4.1                          Separate Accounts   IV-1
                4.2Allocation of Contributions Between Subaccounts     IV-1
                4.3                           Excess Deferrals   IV-2
                4.4                Excess 401(k) Contributions   IV-3
                4.5            Excess Additional Contributions   IV-3
         4.6   Excess Aggregate Contributions             IV-4
                4.7                  Compliance with Code 415   IV-4
                4.8                Annual Addition Limitations   IV-5
                4.9                    Excess Annual Additions   IV-6
                4.10        Defined Benefit Plan Participation   IV-7

ARTICLE 5INVESTMENT OPTIONS                                V-1
                5.1                        Investment Options.   V-1
                5.2                Initial Investment Election   V-1
                5.3  Cross-Over Elections for Account Balances   V-1
                5.4                         Crestar Stock Fund   V-2
                5.5                                Income Fund   V-3
                5.6                                Equity Fund   V-4
                5.7                     Other Investment Funds   V-4

ARTICLE 6VESTING AND FORFEITURES                          VI-1
                6.1                      Fully Vested Accounts   VI-1
                6.2             Forfeitures and Reinstatements   VI-1

ARTICLE  7 ELIGIBILITY FOR BENEFITS; LOANS                VII-1
                7.1                                 In General   VII-1
                7.2                Normal or Early Retirement.   VII-1
                7.3                       Postponed Retirement   VII-1
                7.4                 Distribution On Disability   VII-2
                7.5                    Distribution Upon Death   VII-2
                7.6Distribution on Other Pre-Retirement Termination    VII-3
                7.7    Restrictions on Immediate Distributions   VII-3
                7.8            Distributions During Employment   VII-4
                7.9Distribution Restrictions for 401(k) and Qualified
 Nonelective
                Accounts.                                VII-6
                7.10Qualified Domestic Relations Order Distributions   VII-7
                7.11                                     Loans   VII-8

ARTICLE 8BENEFIT PAYMENTS TO PARTICIPANTS               VIII-1
                8.1                Benefit Payments, Generally   VIII-1
                8.2                           Forms of Payment   VIII-1
                8.3                         Election Procedure   VIII-3
                8.4Distribution Requirements under Code 401(a)(9)     VIII-3
                8.5                        Receipt for Payment   VIII-7
                8.6        Payments to Minors and Incompetents   VIII-7
                8.7                         Unclaimed Benefits   VIII-7

 ARTICLE 9 DEATH BENEFIT PAYMENTS                          IX-1
                9.1       General Provisions on Death Benefits   IX-1
                9.2                 Designation of Beneficiary   IX-1
                9.3                  Payment of Death Benefits   IX-2

ARTICLE 10 CLAIMS PROCEDURES                                X-1
                10.1                          Claims Procedure   X-1
                10.2                   Review of Denied Claims   X-1

ARTICLE 11 TOP-HEAVY PROVISIONS                            XI-1
                11.1                           Top-Heavy Years   XI-1
                11.2                   Top-Heavy Determination   XI-1
                11.3                        Interests Measured   XI-2
                11.4      Minimum Benefits for Top-Heavy Plans   XI-3
                11.5                         Top-Heavy Vesting   XI-4
                11.6      Contribution and Benefit Limitations   XI-5
                11.7                     Top Heavy Definitions   XI-5

ARTICLE 12 TRUSTEE; TRUST FUND                            XII-1
                12.1                                   Trustee   XII-1
                12.2                           Trust Agreement   XII-1
                12.3                                Trust Fund   XII-1
                12.4                     Valuation of Accounts   XII-2
                12.5                        Annual Accounting.   XII-3
                12.6      Statement of Participants' Accounts.   XII-3

ARTICLE 13 FIDUCIARIES; PLAN ADMINISTRATION              XIII-1
                13.1Named Fiduciaries; Allocation of Fiduciary Responsibility XIII-1
                13.2                             Administrator   XIII-1
                13.3         Duties of the Benefits Department   XIII-3
                13.4         Benefits Administrative Committee   XIII-3
                13.5                           Funding Policy.   XIII-4
                13.6                  Expenses - Compensation.   XIII-4
                13.7                    Directions to Trustee.   XIII-5
                13.8  Indemnification; Limitation on Liability   XIII-5
                                                                 XIII-5
                13.9     Exercise of Discretion by Fiduciaries   XIII-5
                13.10                   Bonding of Fiduciaries   XIII-6

ARTICLE 14 PROVISIONS CONCERNING SPONSOR AND
         EMPLOYERS                                       XIV-1
                14.1                       Duties of Employers   XIV-1
                14.2        Separate Amendments by an Employer   XIV-1
                14.3   Termination of Employer's Participation   XIV-1

ARTICLE 15 AMENDMENT, TERMINATION, AND MERGER              XV-1
                15.1                                 Amendment   XV-1
                15.2                       Termination of Plan   XV-1
                15.3            Plan Termination Distributions   XV-2
                15.4      Merger, Consolidation, or Succession   XV-3

ARTICLE 16 MISCELLANEOUS                                  XVI-1
                16.1                         Exclusive Benefit   XVI-1
                16.2                 No Contract or Inducement   XVI-1
                16.3                             No Guarantees   XVI-1
                16.4                Non-Alienation of Benefits   XVI-1
                16.5              Changes in Capital Structure   XVI-2
                16.6                      Errors and Omissions   XVI-2
                16.7                              Construction   XVI-2

SIGNATURES
                         INTRODUCTION

         The Crestar Employees' Thrift and Profit Sharing Plan (the "Plan") was formerly called the UVB Employees' Thrift and Profit-Sharing Plan. The Plan has been amended and also restated from time to time since its original effective date in 1967. For example, the Plan was amended and restated effective January 1, 1984, to comply with contribution limitations of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), and further amended and restated, effective January 1, 1985, to comply with the top-heavy provisions of TEFRA, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984. With the 1985 amendment and restatement, the Plan was also renamed the Crestar Employees' Thrift and Profit Sharing Plan to reflect the change in the name of the Sponsor from United Virginia Bankshares Corporation to Crestar Financial Corporation. The Plan was again amended and restated by action of the Board of Directors on October 7, 1986 to incorporate amendments that were effective as of January 1, 1989 unless stated specifically otherwise in the document, and again amended and restated effective as of January 1, 1989, to reflect amendments required to comply with the Tax Reform Act of 1986.

         The amended and restated Plan contained in this document is intended to incorporate amendments adopted since the last restatement and to comply with technical corrections and regulations relating to the Tax Reform Act of 1986 and with subsequent statutory and regulatory changes, including the rollover rules of Code 401(a)(31) effective as of January 1, 1993, and the revised compensation limit of Code 401(a)(17), effective as of January 1, 1994.

         The main purposes of the Plan are to allow
Participants to share in the Employers' profits and to provide them with a tax-qualified plan providing retirement benefits, under which Employer contributions are currently deductible by the Employers for federal tax purposes. The Plan is also intended to encourage Participants to contribute to their retirement savings by allowing Participants to have compensation deferred to the Plan on an elective basis. To effect the purposes of the Plan, the Employers may make profit sharing contributions to the Plan and will make 401(k) and Matching Contributions as set forth in the Plan based on Participants' elective deferrals. The Sponsor intends such deferral provisions under the Plan to be a cash-or-deferred-arrangement under Code 401(k).

         The Sponsor further intends that Employer contributions to the Plan's Trust be deductible, and further intends to comply fully with statutes and regulations governing wages, compensation, and fringe employment benefits, especially Code 401(a), 401(k), and 401(m). All questions arising in the construction and administration of this Plan must be resolved accordingly.
                          ARTICLE 1

                         DEFINITIONS


1.1 Account means the assets or value of the Trust Fund allocated to a Participant. A Participant may have several accounts in this Plan. When Account is used without modification, it means the sum of all of the Participant's accounts.

       SEE ALSO After-Tax Account, 401(k) Account, Matching
Account, Matched 401(k) Account, Unmatched 401(k) Account,
PAYSOP Account, Pre-1987 Account, Qualified Nonelective
Account, Profit Sharing Account, and Rollover Account.

1.2    Active Participant means a Participant who is a Covered
Employee.

1.3    Actual Deferral Percentage,or ADP, is defined in Plan
article 3.

1.4 Administrator means the person or entity responsible for the Plan's general administration and operation as described in Plan article 14.

1.5 Additional Contribution means, for Plan Years beginning before January 1, 1989, any nondeductible, voluntary
Participant contribution which is not made by salary-reduction and for which the Employer makes no Matching Contribution.

1.6    After-Tax Account means that portion of a Participant's
Account attributable to his Basic Contributions and Additional
Contributions.

1.7 Alternate Payee means a Participant's spouse, former spouse, child, or other dependent who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

1.8    Annual Addition is defined in Plan article 4.

1.9 Annuity Starting Date means (i) the first day of the period for which an amount is payable as an annuity or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Participant's Annuity Starting date cannot be earlier than 30 days or later than 90 days after he receives the information required by Plan article 8 with respect to his payment options and eligible rollover distribution rights unless the Participant has waived the 30-day notice period pursuant that section.

1.10 Basic Contribution means that contribution made by a Participant prior to 1984 for which the Employer made a Matching Contribution.

1.11 Beneficiary means one or more persons or entitled to receive a Participant's undistributed vested Account balance remaining at his death as determined in accordance with Plan article 9.

1.12 Board means the Board of Directors of the Sponsor unless the context clearly indicates a reference to the board of directors of another entity. Whenever the Board is not meeting, any action of the Board authorized or permitted under this Plan or the Trust Agreement may be taken by the Sponsor's Executive Committee or by any officer of the Sponsor or an Employer to whom the Board or the Executive Committee has delegated authority to take such action on its behalf.

1.13 Break in Service means any Plan Year in which an Employee does not complete at least one Hour of Service.

1.14 Code means the Internal Revenue Code of 1986, as amended at the relevant time.

1.15 Committee means the Benefits Administrative Committee provided for in Article 13 and Article 15.

1.16 Compensation means the total direct remuneration, including any amount that is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code 125 or 402(e)(3), paid to an Employee by an Employer for services, excluding commissions paid pursuant to agreements excluding such commissions from consideration for purposes of the Plan, awards under the Incentive Compensation Plan, directors' fees, and compensation paid at an hourly rate. If a Participant is employed by two or more Employers during a Plan Year, his Compensation shall be the total Compensation received from all Employers.

       (a)  For all Plan Years beginning before January 1,
1989, Compensation exceeding $200,000 for any Plan Year for any Employee shall be ignored if this Plan is a Top-Heavy Plan for that Plan Year.

       (b) For Plan Years beginning after December 31, 1988, the Compensation for an Employee taken into account under the Plan for any year must not exceed the maximum amount permitted under Code 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, that limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, that limit is $150,000 as adjusted.

       (c) If the Plan determines Compensation for a period of time that contains fewer than 12 months the annual Compensation limit is an amount equal to the otherwise applicable limit described in subsection (a) or (b), for the calendar year in which the compensation period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

       (d) In determining a Participant's Compensation under these limits, the Family Member aggregation rules under Code 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If, as a result of the application of such rules, the limit under Code 401(a)(17) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

       (e) If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual limit on Compensation as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

1.17 Continuous Service means an individual's period of service as an Employee of an Employer or Related Company commencing with the date the individual first performs an Hour of Service as an Employee and continuing until such individual separates from service. An individual who has separated from service shall be entitled to credit for his period of separation if he returns to the employ of an Employer or Related Company and performs an Hour of Service before he incurs a Break in Service. Notwithstanding the above, a Participant's Continuous Service shall be computed subject to the following limitations:

       (a) In the case of a Participant who does not have a nonforfeitable right to any portion of his account balance attributable to Employer contributions and who has incurred at least a one-year Break in Service, Continuous Service prior to the commencement of the most recent one-year Break in Service shall not be required to be taken into account in computing Continuous Service if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of such Participant's years of Continuous Service before the initial Break in Service in question. For purposes of this subsection, a Participant's aggregate years of Continuous Service shall be deemed not to include any years of Continuous Service not required to be taken into account by reason of a prior Break in Service or any years of Continuous Service disregarded under any "break in service" rules (whether or not so designated) under this Plan's terms as in effect before January 1, 1985.

       (b) Continuous Service with a Related Company shall not include his service with such Related Company prior to the date specified in the applicable adoption agreement or the resolution of the Board authorizing such Related Company's participation in the Plan, as applicable. An Employee's Continuous Service shall not include his service with an entity that is merged with the an Employer prior to the date specified in the applicable resolution of the Board or the acquisition or merger agreement approved by the Board.

       (c) All periods of Continuous Service required to be recognized hereunder (whether or not consecutive) will be aggregated on the basis of days, and a Participant will be entitled to a whole year of Continuous Service for each 365 days of service.

       (d) An individual who is a leased employee (as defined in Code 414(n)) of an Employer and who subsequently becomes an Employee of an Employer shall, subject to the Plan's Break in Service rules, receive credit for all Continuous Service he is deemed to have completed for the Employer for all purposes other than the accrual of benefits.

1.18   Contribution Percentage, or ACP, is defined in Plan
article 3.

1.19 Covered Employee means any Employee who is employed by an Employer on a full-time basis who completes or can be expected to complete 1,000 Hours of Service in any period of 12 consecutive months and who is compensated on a salaried basis. Despite the preceding, Covered Employee does not include:

       (a) an Employee who is employed by a Related Company and is not employed by an Employer;
       (b)  a leased employee as defined in Code 414(n)(2); or

       (c) an individual who is a member of a collective bargaining unit that negotiated separately to obtain other benefits unless, for purposes of compliance with the Labor Management Relations Act, inclusion under this Plan is permitted, subject to a collective bargaining agreement in existence or entered into in the future as a result of good faith bargaining between the employee representatives and an Employer wherein the employee representatives elect coverage under the Plan and the Employer consents; or

       (d) an Employee who is a non-resident alien who has no earned income (within the meaning of Code 911(b) from an Employer which constitutes income from sources within the United States within the meaning of Code 861(a)(3).

       (e) an Employee who is considered an independent contractor.

1.20 Defined Benefit Plan means any plan maintained by an Employer or Related Company, established and qualified under Code 401, other than a Defined Contribution Plan. A Defined Benefit Plan that provides a benefit derived from employer contributions and that is based partly on the balance of a separate account of a participant is treated as a Defined Contribution Plan to the extent that benefits are based on that separate account.

1.21 Defined Contribution Plan means a plan established and qualified under Code 401 which provides for an individual account for each participant in the plan and for benefits based solely on the amount contributed to the participants' accounts and any income, expenses, gains, losses, realized and unrealized appreciation, and forfeitures which may be allocated to such accounts.

1.22 Disability means a condition entitling a Participant to benefits under the Long Term Disability Plan maintained for the benefit of Employees of the Sponsor and its Related Companies, or a condition entitling a Participant to disability benefits from the Social Security Administration.

1.23 Early Retirement Date means the first day of any month after a Participant has attained age 55 and completed five years of Continuous Service. For purposes of this section, Continuous Service includes all Continuous Service of a Participant with a Related Company whether it precedes the date specified in the applicable adoption agreement or the resolution of the Board authorizing such Related Companies participation in the Plan, as applicable) on which such Participant elects to retire from the service of his Employer.

1.24 Earnings means an Employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that such amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury regulation 1.162-2(c)). Earnings do not include:

       (a) Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, and any distributions from a plan of deferred compensation;

       (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

       (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
and

       (d) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

       (e) For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Plan article 4 with respect to Code 415 limitations on contributions and benefits, Earnings for a Limitation Year means the Earnings actually paid or made available during such Limitation Year.

       (f) For purposes of the definitions of Family Member and Highly Compensated Employee and for purposes of the top-heavy rules in Plan article 11, for Plan Years beginning before January 1, 1989, Earnings exceeding $200,000 for any Plan Year for any Employee shall be disregarded if this Plan is a Top-Heavy Plan for that Plan Year as described in Plan article 11; and for Plan Years beginning after December 31, 1988, annual Earnings for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code 401(a)(17) for such year. For Plan years beginning after December 31, 1988, and before January 1, 1994, the limit is $200,000 as adjusted, and for Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted.

       (g) If the Plan determines Earnings for a period of time that contains fewer than 12 months, the annual Earnings limit is an amount equal to the otherwise applicable limit described in subsection (b),(c), or (d) as applicable for the calendar year in which such determination period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

       (h) For purposes of the definitions of Family Member and Highly Compensated Employee, in determining a Participant's Earnings under these limits, the Family Member aggregation rules under Code 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If as a result of the application of such rules, the adjusted annual Earnings limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportions to each such individual's Earnings as determined under this section prior to the application of this limitation.

       (i) If Earnings for any prior determination period are taken into account in determining a Participant's allocations for the current Plan Year, the Earnings for such prior determination period is subject to the applicable annual limit on Earnings as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Earnings limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Earnings limit in effect for determination periods beginning before that date is $150,000.

1.25 Effective Date means with regard to an Employer the later of (i) January 1, 1971, or (ii) the effective date of the adoption of the Plan by such Employer.

1.26 Employee means an individual who is rendering personal services to an Employer or a Related Company in the capacity of an employee under general common law principles or as a sole proprietor or partner of the Employer or a Related Company.

       (a) Employee also includes any leased employee during periods he renders services to the Employer or a Related Company after December 31, 1986, and is required by Code 414(n)(2) to be considered an Employee of that Employer or Related Company. Despite the preceding, if such leased employees constitute less than 20% of the Employer's and any Related Company's nonhighly compensated work force within the meaning of Code 414(n)(5)(C)(ii), the term Employee shall not include those leased employees covered by a plan described in Code 414(n)(5) unless otherwise provided by the terms of this Plan.

       (b) Employee status continues during Leave of Absence and periods during which an Employee is entitled to back pay.

       (c) Any person serving only as a director in independent contractor to an Employer or Related Company is not an Employee.

       (d) Any individual who is on the payroll of an Employer but does not perform services for an Employer or any individual who, pursuant to any contract or agreement between an Employer and the Resolution Trust Company, is hired on a temporary basis or works as dedicated personnel for the Resolution Trust Company is not an Employee.

1.27 Employer means with respect to its employees, the Sponsor and its successors and assigns and all of its subsidiaries unless such subsidiary takes specific action not to be covered by the Plan. Subsidiaries include for purposes of the preceding sentence, those subsidiaries of the Sponsor, at least 50% of whose stock is owned by the Sponsor or by another subsidiary whose stock, in turn, is at least 50% owned by the Sponsor or a subsidiary. The term Employer refers to all Employers collectively, as if they were one entity, unless the context clearly indicates that each Employer is referred to separately.

1.28   Entry Date means the first day of each pay period.

1.29 Equity Fund means the equity investment fund that is provided for under Plan article 5. Effective January 1, 1993, the Equity Fund became the CrestFunds Value Fund.

1.30 ERISA means the Employee Retirement Income Security Act of 1974, as amended at the relevant time.

1.31 Excess Aggregate Contribution, for any Plan Year beginning after December 31, 1986, means the excess of the amount of Matching Contributions, Profit Sharing Contributions, and Additional Contributions (and any 401(k) Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Plan article 3 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Deferrals and then determining Excess 401(k) Contributions as described in Plan articles 3 and 4.

1.32 Excess Deferral means an elective deferral for a taxable year beginning after December 31, 1986, to the extent such elective deferral exceeds $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code 415(d)) in any taxable year. With respect to any taxable year, a Participant's "elective deferrals" are the sum of all contributions made by an employer on behalf of such Participant pursuant to:

       (a) any election to defer under any qualified cash or deferred arrangement as described in Code 401(k);

       (b) any simplified employee pension cash or deferred arrangement as described in Code 402(h)(1)(B);

       (c) any eligible deferred compensation arrangement under Code 457;

       (d)  any plan described under Code 501(c)(18); and

       (e) any contribution made by an employer on behalf of a Participant for the purchase of an annuity contract under Code
403(b) pursuant to a salary reduction election.

1.33 Excess 401(k) Contribution means, with respect to a Plan Year, the excess of the aggregate amount of 401(k) Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions actually paid to the Trust on behalf of the Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the 401(k) Contribution limitations described in Plan article 3 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages) as described in Plan article 3.

1.34 Family Member, for Plan Years beginning after December 31, 1986, means a member of the family of a 5% owner (as defined in Code 416(i)(1)) or one of the 10 Highly Compensated Employees paid the greatest Earnings during the Plan Year or the preceding Plan Year. For purposes of this section, the term "family" means, with respect to any Employee or former Employee, such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Except as otherwise specified in Treasury regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member.

1.35 Former Plan means a Defined Contribution Plan, other than a stock bonus plan, which provides for Employer contributions and which is amended by an Employer to adopt the terms of this Plan or which is merged into this Plan.

1.36   401(k) Account means that portion of a Participant's
Account attributable to 401(k) Contributions.

1.37 401(k) Contribution means an Employer contribution to the Plan at the election of a Participant in lieu of cash Compensation and pursuant to a Salary Reduction Election. 401(k) Contributions do not include any deferrals properly distributed as Excess Annual Additions.

1.38 Highly Compensated Employee or HCE, for Plan Years beginning after December 31, 1986, refers to those employees who are determined to be Highly Compensated under the method set forth in subsection (a) or (b) below. The Administrator has the discretion to elect the method for making such determination in any Plan Year and may change the method for any Plan Year.

       (a) Highly Compensated Employee means an Employee who, during the current or immediately preceding Plan Year,

                (1) was at any time a 5% owner (as defined in Code 416(i)(1));

           (2) received Earnings from the Employers and Related Companies in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code 415(b)or (c)) during that Plan Year;

           (3) received Earnings from the Employers and Related Companies in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code 415(b) or (c)) during that Plan Year and was in the top 20% of the Employees in Earnings during that Plan Year; or

           (4) was at any time an officer of an Employer or a Related Company and received during that Plan Year
       Earnings that exceeded 50% of the dollar amount in effect under Code 415(b)(1)(A).

For purposes of this section, at least one officer of the Employers or Related Companies must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than 10% of the Employees may be treated as such an officer. In no event may the Plan treat more than 50 Employees as such officers.
For purposes of this section, Earnings will be determined without regard to Code 125, 403(e)(3), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code 403(b). The determinations made under this section must be made in conformity with the rules in Code 414(q) and the related Treasury regulations. According to Code 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 employees of the Employers and Related Companies paid the greatest Earnings during the current year.

       (b) Alternatively, Highly Compensated Employee means an Employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a). Determination of Highly Compensated Employees under this subsection may be made, at the Administrator's discretion, on the basis of

           (1)  all "Workers" of the Employers and Related
       Companies for the Plan Year being tested; or

           (2) all Workers of the Employers and Related Companies as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the ADP or ACP Tests, the Administrator must, in addition to those Workers who are Highly Compensated Employees on the Snapshot Day, treat as a Highly Compensated Employee any Worker for the Plan Year who

                     (A)  terminated employment prior to the
            Snapshot Day and was a Highly Compensated Employee in the prior year;

                     (B)  terminated employment prior to the
            Snapshot Day and (i) was a 5% owner; (ii) had Earnings for the Plan Year greater than or equal to the projected Earnings of any Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or 5% owners) or (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer; or

                     (C)  becomes employed subsequent to the
            Snapshot Day and (i) is a 5% owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of a Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or 5% owners) or (iii) is an officer and has Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer.

           (3) The following definitions apply solely for purposes of this subsection (b):

                     (A)  "Snapshot Day" refers to a single
            day during the Plan Year that is reasonably representative of the work force of the Employers and Related Companies. The Snapshot Day must be consistent from Plan Year to Plan Year.

                     (B)  "Worker" refers to an individual who
            renders personal services to or through an Employer or Related Company and who is subject to the control of an Employer or Related Company.

1.39   Hour of Service has the following meanings:

       (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment by the Employer for the performance of duties. Hours of Service shall be credited to the Employee pursuant to this subsection (a) for the Computation Period in which the duties are performed.

       (b) An Hour of Service is each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for reasons such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence other than for the performance of duties (regardless of whether the employment relationship has terminated). No more than 501 Hours of Service may be credited to an Employee under this subsection (b) for any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). No Hours of Service are credited under this subsection (b) to an Employee with respect to any payment that is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws, or for a payment that solely reimburses an individual for his medical or medically related expenses incurred.

       (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under subsection (a) or (b) and also under this subsection (c). If any award or agreement of back pay requires credit for hours with respect to periods described in subsection (b), credit shall only be given subject to the limitations of that subsection. Hours of Service under this subsection must be credited to the Computation Period to which the award or agreement pertains rather than the Computation Period in which the award, agreement, or payment was made.

       (d) Despite the preceding, solely for purposes of determining whether a Break in Service for participation or vesting purposes, as applicable, has occurred in a Computation Period, an employee who is on a "maternity or paternity leave of absence" will receive credit for the Hours of Service that normally would have been credited to such individual but for such maternity of paternity leave of absence or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of maternity of paternity leave of absence. The total number of Hours of Service that can be credited under the preceding sentence cannot exceed 501, and such Hours of Service shall be credited (1) in the Computation Period in which the absence began if necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period. "Maternity or paternity leave of absence" means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

       (e) Hours of Service will be calculated and credited pursuant to the provisions of Department of Labor regulations
2530.200b-2, which are incorporated herein by reference.

       (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

       (g) Hours of Service with a Related Company are treated as Hours of Service with an Employer.

       (h) Solely for purposes of determining whether a Break in Service for participation purposes has occurred during a computation period, an Employee who takes unpaid leave under the Family and Medical Leave Act on or after August 5, 1993, will receive credit for the Hours of Service that normally would have been credited to such individual but for such leave. The total number of Hours of Service that can be credited under this subsection cannot exceed 501, and such Hours of Service shall be credited (i) in the computation period in which the absence began if necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period. Any individual who receives credit for Hours of Service under a maternity or paternity leave of absence above will not receive credit for those same Hours of Service under this provision.

1.40 Income Fund means the income investment fund that is provided for in Article 5.

1.41 Investment Manager means a person or entity that has the power to acquire and dispose of Plan assets, that acknowledges in writing that it is a fiduciary with respect to the Plan, and that is either:

       (a) an investment advisor registered under the Investment Advisors Act of 1940;

       (b) a bank as defined in the Investment Advisors Act of 1940; or

       (c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state.

1.42 Leave of Absence means an Employee's absence without pay authorized by his Employer without loss of employment status by reason of injury, illness, business of the Employer, vacation, any other reason approved by the Employer in a uniform and nondiscriminatory manner for all Employees under similar circumstances, or service in the armed forces of the United States; provided that in the case of service in the armed forces of the United States, the Employee returns to the employment of the Employer within the period during which his reemployment rights as a veteran are protected by law.

1.43   Limitation Year means the Plan Year.

1.44   Matching Account means that portion of a Participant's
Account attributable to Matching Contributions allocated to Plan Years beginning after December 31, 1986.

1.45 Matching Contribution means the Employer contribution described in Plan article 3.

1.46 Matched 401(k) Contribution Account means that account attributable to the Participant's share of CODA Contribution allocations on which the Employer's Matching Contribution is based.

1.47 Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.48 Non Payroll Friday means any Friday during the calendar year that is not a regular biweekly payday of the Employer

1.49   Normal Retirement Age means age 65.

1.50 Normal Retirement Date means the first day of the month coincident with or next following the date a Participant attains age 65.

1.51 Participant means a Covered Employee who has satisfied the conditions for membership and has elected to participate in the Plan as set forth in Plan article 2 by entering into a Salary Reduction Election and whose Account under the Plan has not been fully distributed. Effective January 1, 1993, Participant also means a Covered Employee who elects to have Rollover Contributions made to the Plan on his behalf, but such Employee is not an Active Participant for purposes of any other contributions under the Plan until he enters into a Salary Reduction Election.

1.52 Payroll Friday means any Friday during the calendar year that is a regular, bi-weekly pay day of the Employers.

1.53   PAYSOP Account means that portion of a Participant's
Account attributable to PAYSOP Contributions.

1.54 PAYSOP Contribution means the contribution made by the Employers for Plan Years beginning before January 1, 1987, which the Employers claimed as the PAYSOP credit on their federal income tax return pursuant to Code 41.

1.55   Pension Plan means the Retirement Plan for Employees of
Crestar Financial Corporation and Affiliated Corporations.

1.56   Plan means the Crestar Employees' Thrift and Profit-
Sharing Plan, as amended from time to time.

1.57 Plan Year means the 12-month period commencing on January 1 and ending on December 31 annually.

1.58 Pre-1987 Employer Account means that portion of a Participant's Account attributable to Employer Profit Sharing Contributions, Matching Contributions, and forfeitures allocated for Plan Years beginning before January 1, 1987. A Participant is always fully vested in his Pre-1987 Employer Account.

1.59 Profit Sharing Contribution means the Employer contribution described in Article 3.

1.60 Profit Sharing Account means that portion of a Participant's Account attributable to Profit Sharing
Contributions and forfeitures allocated in Plan Years beginning after December 31, 1986.

1.61 Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement, entered on or after the first day of the Plan Year beginning in 1985 that:

           (1) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

           (2) is made pursuant to a state domestic relations or community property law;

           (3) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

           (4) clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Administrator has reason to know the address independently of the Order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and (iv) each plan to which the Order applies;

           (5) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

           (6) does not require the Plan to provide increased benefits; that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order; and

           (7) does not require the payment of benefits to an Alternate Payee that are required to be paid to another
       Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

        (a) A Qualified Domestic Relations Order may provide for payments to begin to an Alternate Payee on or after the date on which the Participant attains or would have attained the earliest retirement age (as defined in Code 414(p)(4)(B)), regardless of whether the Participant has separated from service as of that date. If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires survivor benefits to be paid.

       (b) A domestic relations order entered before the first day of the Plan Year beginning in 1985, is a Qualified Domestic Relations Order if payment of benefits pursuant to that order have begun as of such date, regardless of whether the order satisfies the requirements of Code 414(p), and even if payments pursuant to the order have not begun as of such date, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code 414(p).

1.62   Qualified Matching Contribution means the Matching
Contribution made to the Plan by the Employers pursuant to Plan article 3 and allocated to a Participant's 401(k) Account by reason of 401(k) Contributions.

1.63 Qualified Nonelective Contributions means any contribution made by the Employers (other than Matching
Contributions or Qualified Matching Contributions) pursuant to
Plan article 3 and allocated to a Participant's 401(k) Account.

1.64 Related Company means any entity (other than an Employer) that belongs to one or more of the following groups to which an Employer also concurrently belongs:

       (a) a member of a controlled group of corporations as defined in Code1563(a), determined without regard to Code
1563(a)(4) and 1563(e)(3)(c), of which an Employer is a member according to Code 414(b);

       (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code c);

       (c) a member of an affiliated service group of which an Employer is a member according to Code 414(c);

       (d) any other entity required to be aggregated with an Employer pursuant to Code fo) and applicable regulations.

1.65   Rollover Account means that portion of a Participant's
Account attributable to Rollover Contributions accepted and allocated in Plan Years beginning after December 31, 1992.

1.66 Rollover Contribution means a contribution made in Plan Years beginning after December 31, 1992, by or on behalf of a Covered Employee or Participant attributable to his nonforfeitable interest in contributions made by an employer under a plan that is qualified under Code 401(a). Unless otherwise announced by the Administrator, Rollover Contributions attributable to a Participant's in-service withdrawals from this Plan shall not be allowed.

1.67 Salary Reduction Election means a Participant's election, prior to the time he receives the Compensation to which such election applies, to defer a portion of such Compensation and to cause the Employer to make a 401(k)
Contribution to the Plan equal to the amount deferred.

1.68   Sponsor means Crestar Financial Corporation.

1.69 Spouse means the person to whom a Participant is married by legal contract at the relevant time. Surviving Spouse means the Participant's Spouse who survives him. Except as provided in a Qualified Domestic Relations Order, if a Participant dies after his Annuity Starting Date, the individual to whom the Participant was married on his Annuity Starting Date is the Spouse even if the Participant and the individual are not married at the Participant's death. A Qualified Domestic Relations Order may provide that a former Spouse will be treated as the Participant's Spouse or Surviving Spouse for any purpose under the Plan.

1.70   Stock means the common stock of Crestar Financial
Corporation.

1.71 Trust Agreement means the agreement between the Sponsor and the Trustee providing for the establishment and management of the Trust Fund.

1.72 Trust Fund means the fund described in Plan article 12 which holds Plan assets and is administered by the Trustee pursuant to the terms of the Plan and the Trust Agreement.

1.73 Trustee means the person or entity accepting in writing the appointment by the Board to serve as trustee and any successor to such person or entity.

1.74 Unmatched 401(k) Contribution Account means that account attributable to the Participant's share of 401(k) Contribution allocations that is not the Matched 401(k) Contribution
Account.

1.75 Valuation Date means prior to January 18, 1994, the last business day of each month. Effective January 18, 1994, the applicable Valuation Date for purposes of valuing Accounts for Plan distributions, withdrawals, and loans, means, except as otherwise specifically provided in the Plan, the Non-Payroll Friday after the Benefits Department has received and processed the required paperwork necessary for the transaction.
       (a) In the event of a distribution because of a Participant's separation from service, whether because of retirement, death, or other termination of employment, the applicable Valuation Date cannot occur prior to the Participant's actual separation from service or prior to the date the Participant receives his final compensation payment (other than severance pay, if applicable) from the Employers.

       (b) In the case of a Participant who fails to return to employment with the Employers or a Related Company following an unpaid Leave of Absence, the applicable Valuation Date shall be the non-Payroll Friday on or immediately after the later of (1) the end of the month in which such Participant failed to return to work or (2) the end of the month in which the Human Resources Director is notified of such Participant's failure to return to work.

       (c) For certain transactions involving transfers among investment funds, valuation is done on a daily basis.

       (d)  The last day of the Plan Year is always a Valuation
Date for purposes of the Trust Fund.

1.76 Voice Response System means the confidential telephone system connected to the Plan recordkeeping system that permits
Participants to obtain information about the Plan and conduct transactions in their individual Plan accounts.
                          ARTICLE 2

                       PLAN MEMBERSHIP


2.1    Conditions of Eligibility

       (a) Special rule. Each Employee who is a Participant in the Plan on the Effective Date of this Plan amendment and restatement shall continue to be a Participant in the Plan thereafter, subject to the provisions of the Plan.

       (b) Initial eligibility. Each other Employee shall be eligible to become a Participant on the January 1 following his date of employment provided he is a Covered Employee on that date. If he is not a Covered Employee on that date, he shall be eligible to become a Participant as of the beginning of the payroll period immediately following the date he becomes a Covered Employee.

       (c) Participation after initial eligibility. A Covered Employee who has met the eligibility requirements of subsection
(b) but who has not elected to participate in the Plan, shall become a Participant on the first Entry Date following the pay period in which he submits a Salary Reduction Election pursuant to Plan article 3.

2.2    Employment Status Changes

       (a) Changing to Non-Covered Employee. If a Participant does not terminate his employment but has a job status change that causes him to cease to be a Covered Employee, he ceases to be an Active Participant and his Salary Reduction, if any, is canceled, but he continues to be a Participant as long as he has an Account balance in the Plan.

       (b) Changing to Covered Employee. If an Employee becomes a Covered Employee due to a change in his employment status, he is eligible to become a Participant on the later of the Entry Date or January 1st following his date of hire.

       (c)  Reemployment

           (1) A Participant who separates from service and who is reemployed as a Covered Employee shall be eligible to participate in the Plan as of the date of his reemployment and shall become a Participant on the first Entry Date which follows the pay period in which he submits a Salary Reduction Election pursuant to Plan article 3.

           (2) An Employee who separates from service before he satisfies the eligibility requirements of section 2.1(b) is eligible to become a Participant on the earlier of (i) the January 1 following his reemployment if, as of such date, he is then an Covered Employee, or
       (ii) the Entry Date following his date of reemployment and his completion of one year of Continuous Service, if he is then a Covered Employee.

           (3) An Employee who is not a Participant when he separates from service but who has satisfied the requirements of section 2.1(b) at the time of his separation, and who is reemployed as a Covered Employee, is eligible to become a Participant in the Plan as of his date of reemployment and shall become a Participant on the first Entry Date following the pay period for which he submits a Salary Reduction Election pursuant to Plan article 3.

2.3    Termination of Participation

       An individual ceases to be an Active Participant in this Plan when he is no longer a Covered Employee. A Participant ceases to participate in this Plan when his entire Account balance is distributed to him or in the event of his death, to his Beneficiary.

2.4    Application for Participation

       Participation in the Plan is voluntary. In order to become a Participant, a Covered Employee must submit an initial Salary Reduction Election in accordance with Plan article 3 and such other forms as may be required by the Director of Human Resources or his delegate. An Employee may not submit an election form for any Plan Year that ends before his Entry Date.

2.5    Administrator Determination

       In the event any question should arise as to the eligibility of any person to become a Participant or the commencement of participation, the Administrator shall determine such question. The Administrator's decision shall be conclusive and binding, and there is no right of appeal except under the Plan's procedures for appeal of denied claims.
                          ARTICLE 3

                        CONTRIBUTIONS


3.1    Certain Contributions Suspended

       After December 31, 1983, Basic Contributions by Participants are no longer permitted under the Plan. PAYSOP Contributions will not be made for any Plan Year beginning after December 31, 1986. Additional Contributions may not be made for any Plan Year beginning after December 31, 1988.

3.2    401(k) Contributions

       (a) Limitations on Salary Reduction Elections and 401(k) Contributions. All Salary Reduction Elections are subject to the limitations of Code 401(k) as described in this Plan and applicable Treasury regulations, to the Annual Addition limitations described in this Plan and in Code 415, and to the modifications permitted by the Plan and applicable Treasury regulations.

       (b) Amount. The Employers' 401(k) Contributions for a Plan Year are equal to the total of the elective deferrals according to Salary Reduction Elections made by Participants during that Plan Year and allowed under the terms of the Plan. The Employers must contribute 401(k) Contributions to the Trust Fund as soon as practicable after the corresponding pay period in which Participants' elective deferrals are made but in no event later than 30 days after the end of the month to which the 401(k) Contributions relate.

        (c) Initial election. Subject to the remaining provisions of this section, a Covered Employee who is eligible to participate in this Plan may submit an initial Salary Reduction Election to the Director of Human Resources (on such forms as the Director may provide), indicating an amount of unpaid Compensation between 2% and 12% (9% for pay periods prior to August 1, 1994) that he desires to cause to be made as a 401(k) Contribution by way of an elective deferral for each pay period during which his Salary Reduction Election remains in effect. A Covered Employee may elect to begin such deferrals at the beginning of any payroll period after he has satisfied the eligibility requirements in Plan section 2.1. An initial Salary Reduction Election must be submitted in the payroll period preceding the Entry Date as of which it is to be effective. A Covered Employee cannot submit a Salary Reduction Election for any pay period before he is eligible to become a Participant as provided in Plan article 2. A Salary Reduction Election can be made only with respect to Compensation not currently available to the Covered Employee or Participant at the time of the Election. Salary Reduction Elections continue in effect until changed or revoked by the Participant pursuant to this Plan section or modified or suspended by the Administrator in accordance with the terms of the Plan.

       (d) Changes in Elections. Subject to other limitations in the Plan, an Active Participant may revoke or suspend his Salary Reduction Election or adjust the amount of elective deferrals specified on his Salary Reduction Election or reinstate a Salary Reduction Election. Effective January 18, 1994, such changes may be made by telephoning the Voice Response System. Changes telephoned into the Voice Response System during one pay period will generally be effective as of the beginning of the next pay period. Unless the Director of Human Resources announces otherwise, such changes in Salary Reduction Elections may also be made by completing such forms as the Director may require, and such changes shall take effect as soon as administratively feasible following receipt of a Participant's completed change form by the Director of Human Resources. A Participant's Salary Reduction Election is automatically suspended during any period when a Participant is on an authorized Leave of Absence without pay, when he ceases to be a Covered Employee, when he terminates employment, and for the 12-month period following the date when a Participant receives a hardship distribution under this Plan or any other qualified plan with a cash-or-deferred arrangement under Code 401(k) which is maintained by an Employer or a Related
Company. All revised Salary Reduction Elections continue in effect until they are changed. Except as otherwise prohibited under the Plan or unless otherwise announced by the Director of Human Resources, there is no limit on the number of times an Active Participant may change his Salary Reduction Election during a Plan Year. All revised Salary Reduction Elections and revocations are subject to the adjustments authorized in this Plan article 3 and in Plan article 4.

       (e) Dollar limitations. 401(k) Contributions on behalf of any Participant may not exceed more than $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code 415(d)) in any calendar year. A Participant's Salary Reduction Election will not be given effect to the extent it would result in Excess Deferrals in any calendar year under this Plan. Any Excess Deferrals shall be distributed as provided in Plan article 4.

       (f) Administrative rules. The Administrator or the Director of Human Resources may establish or change rules and procedures regarding Salary Reduction Elections, including, for example, but not limited to, rules as to the form and timing of elections and revocations and changes to existing elections; and any limitation on the number of elections or changes in elections that may be made by a Participant during a Plan Year. Such rules shall be established and administered on a uniform and nondiscriminatory basis and comply with the requirements of Code 401(k) and applicable Treasury regulations.

3.3    Other Limitations on 401(k) Contributions

       (a) Prohibitions. To meet the limitations of this Plan section and to avoid discrimination prohibited by Code 401(a)(4), to prevent the creation of Excess 401(k) Contributions for purposes of Code 401(k), or, if it is necessary to do so, to preserve the Plan's status as a qualified plan or the Plan's cash-or-deferred arrangement according to Code 401(k), the Director of Human Resources may adjust or reject, in whole or in part, any Salary Reduction Elections from Highly Compensated Employees. The Administrator may reduce any Participant's Salary Reduction Election to prevent that Participant from causing Excess Deferrals to his 401(k) Account.

       (b) ADP testing. Despite any other provision of the Plan to the contrary, for Plan Years beginning after December 31, 1986, the Actual Deferral Percentage (ADP) for all
Highly Compensated Employees must satisfy one of the two following tests:

                 Test 1:       The ADP for Participants who
                 are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25.

                 Test 2:       The ADP for Participants who
                 are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0; provided, however, that the ADP for Highly Compensated Employees does not exceed the ADP for Non-Highly Compensated Employees by more than two percentage points.

           (1)  Actual Deferral Percentage, or ADP, for
       purposes of measuring compliance with Code 401(k), for a specified group of Employees for a Plan Year, means the average of the ratios (calculated separately for each Employee in the group) of

                     (A)  the amount of Employer contributions
            made on behalf of the Employee for the Plan Year, to

                     (B)  the Employee's compensation (as
            defined in Code section 414(s)) for the Plan Year.

                For purposes of this definition, Employer
            contributions shall include (i) 401(k)
            Contributions, including Excess Deferrals of
            Highly Compensated Employees, but excluding Excess Deferrals of Non-Highly Compensated Employees and 401(k) Contributions taken into account under the Contribution Percentage test described in Plan section 3.5 provided that the ADP Test described in this subsection is satisfied both with and without the exclusion of these 401(k) Contributions, and (ii) at the election of the Employers, Qualified Non-Elective Contributions and Qualified Matching Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make a Salary Reduction Election and who does not receive an allocation of a Qualified Non-Elective Contribution or a Qualified Matching Contribution is zero.

           (2)  Employees tested.  Any Employee who is
       eligible to participate in the Plan and make a Salary Reduction Election at any time during the Plan Year and who would be a Participant but for the failure to have 401(k) Contributions made on his behalf for all or any part of the Plan Year (without regard to any suspension due to a distribution or election not to participate or by reason of Code 415) shall be treated as a Participant on whose behalf no 401(k) Contributions are made.

           (3)  Other testing rules.  For purposes of
       determining the ADP of a Highly Compensated Employee who is a 5% owner (as defined in Code 416(i)(1)) or one of the 10 most highly paid Highly Compensated Employees for the Plan Year, his 401(k) Contributions (and Qualified Nonelective Contributions and Qualified Matching Contributions if treated as 401(k) Contributions under the ADP Test in this subsection), and compensation shall include the 401(k) Contributions (and Qualified Nonelective Contributions and Qualified Matching Contributions if treated as 401(k) Contributions under the ADP Test in this subsection) and compensation of Family Members. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the ADP both for Non-Highly Compensated Employees and Highly Compensated Employees.

           (4) Timing of contributions. For purposes of the ADP Test, 401(k) Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be contributed to the Trust Fund before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

           (5) Maintenance of records. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions used in such test.

           (6) Other requirements. The determination and treatment of 401(k) Contributions and the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

       (c)  Multiple plan limitations

           (1)  Disaggregated plans.  The ADP for any
       Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions (and Qualified Nonelective Contributions and Qualified Matching Contributions if treated as 401(k) Contributions for purposes of the ADP Test under subsection (b)) allocated to his Account under this Plan and under any other qualified plan under Code 5401(k) which is maintained by an Employer or a Related Company shall be determined as if all his 401(k) Contributions (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions) under such plans were made under a single cash or deferred arrangement under Code 401(k). If a Highly Compensated Employee participates in two or more such cash-or-deferred arrangements that have different plan years, all cash or deferral arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain of such plans shall be treated as separate plans if mandatorily disaggregated under Treasury regulations under Code 401(k).

           (2) Aggregated plans. In the event that this Plan satisfies the requirements of Code 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ADP Test in subsection (b) shall be applied by determining the ADPs of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code 401(k) only if they have the same plan year.

       (d) Use of alternative test. Despite the preceding provisions, if and to the extent necessary to comply with the nondiscrimination requirements of Code 401(m) as described in applicable Treasury regulations and Plan article 3, the Administrator in its sole discretion elects to comply with Test 1 of the ADP Test described in subsection (b), and the sum of the ADP and the Contribution Percentage for Highly Compensated Employees exceeds the aggregate limit described in Treasury regulation 1.401(m)-2(b)(3)(i), then the Administrator shall not use Test 1, but instead shall comply with Test 2 for purposes of meeting the nondiscrimination requirements of Code 401(k).

       (e) Determination of Excess 401(k) Contributions. If, after any adjustments under subsection (d), Excess 401(k) Contributions remain, the Administrator shall determine each Highly Compensated Employee's share of the excess. The Administrator first lists the Highly Compensated Employees in the order of descending ADPs, as if on an individual basis.
The Administrator then reduces the 401(k) Contributions attributable to all Highly Compensated Employees who deferred the highest percentage level by percentage increments, but not below the next highest percentage level. If the needed reduction will cause a reduction below that second highest percentage level, all Highly Compensated Employees who deferred that second percentage level and those whose deferral percentages have been reduced are reduced by percentage increments as needed. If the needed reduction will cause a reduction below the next lower percentage level, the same procedure is followed as to all Highly Compensated Employees who deferred that percentage level and those whose deferral percentages have already been reduced. The Administrator must repeat this procedure until all Excess 401(k) Contributions have been determined.

       (f) Adjustments to 401(k) Contributions. If and to the extent necessary to comply with the ADP Test in subsection (b), the Administrator may reduce or suspend any Highly Compensated Employee's rate or amount of 401(k) Contributions (for 401(k) Contributions that have not yet been earned). The Employers may also make Qualified Nonelective Contributions and Qualified Matching Contributions as described in this Plan article 3 in an amount sufficient to satisfy the ADP Test. Excess 401(k) Contributions shall be allocated and distributed as provided in Plan article 4. To the extent that Excess 401(k) Contributions exist and are not otherwise corrected under this subsection, they shall be allocated to the applicable 401(k) Accounts of Highly Compensated Employees in accordance with the provisions of Plan article 4.

3.4    Matching Contributions

       (a) Amount. The Employers shall contribute to the Plan out of their current or accumulated earnings for the Accounts of Participants with Salary Reduction Elections in effect, an aggregate amount equal to one-half of the 401(k) Contribution made on behalf of each such Participant, but not exceeding three percent (3%) of Participant's Compensation as to which any such election applied. Notwithstanding the foregoing, under no circumstances may a Participant's Matching Contribution exceed 3% of his Compensation for the Plan Year.

       (b) Timing. Matching Contributions for each pay period shall be transferred by the Employers to the Trustee as soon as practicable but in no event later than 60 days after the end of the pay period to which they relate.

3.5    Limitations on Matching Contributions

       (a) In general. The Administrator is to determine from time to time whether the Matching Contributions (including Qualified Matching Contributions) made or anticipated under this Plan in Plan Years beginning after December 31, 1986, comply with the nondiscrimination provisions of Code 414(m).

       (b) ACP testing. Despite any other provision of the Plan to the contrary, for Plan Years beginning after December 31, 1986, the Actual Contribution Percentage, or ACP, for all Highly Compensated Employees must satisfy one of the two following tests:

                     Test 1:   The Contribution Percentage for
                 Participants who are Highly Compensated
                 Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25.

                     Test 2:   The Contribution Percentage for
                 Participants who are Highly Compensated
                 Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0; provided, however, that the Contribution Percentage for Highly Compensated Employees does not exceed the Contribution Percentage for Non-Highly Compensated Employees by more than two percentage points.

           (1) Contribution Percentage, for purposes of measuring compliance with Code 401(m), for a specified group of Employees for a Plan Year beginning after December 31, 1986, means the average of the ratios (calculated separately for each Employee in the group) of

                     (a)  the Additional Contributions and
            Matching Contributions allocated to the Account of each such Employee for the Plan Year to

                     (b)  the Employee's compensation (as
            defined in Code section 414(s)) for the Plan Year.

           (2) Other contributions. The Employers may treat Qualified Nonelective Contributions and Qualified Matching Contributions (to the extent not used to satisfy the ADP Test) and all or part of the 401(k) Contributions for a Plan Year as Matching Contributions for purposes of calculating the ACP, provided the ADP Test for 401(k) Contributions is satisfied both including and excluding 401(k) Contributions that are treated as Matching Contributions for purposes of the ACP Test.

           (3) Employees tested. If a 401(k) Contribution or any other contribution by an Employee is required as a condition of participation in the Plan, any Employee who would be a Participant if such an Employee made such contribution shall be treated as an eligible Participant on behalf of whom no such contributions are made.

           (4)  Other testing rules.  For purposes of
       determining the Contribution Percentage of a Highly Compensated Employee who is a 5% owner (as defined in Code 416(i)(1) or one of the 10 most highly paid
       Highly Compensated Employees for the Plan Year, the Matching Contributions (and 401(k) Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions, if treated as Matching Contributions under the ADP Test in this subsection), and compensation shall include the Matching Contributions (and such other contributions which are treated as Matching Contributions under the ACP Test in this subsection) and compensation of Family Members. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Non-Highly Compensated Employees and Highly Compensated Employees.

           (5) Timing of contributions. For purposes of the ACP Test, Matching Contributions, Additional Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Matching Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions used in the ACP Test must be contributed to the Trust Fund before the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed to be made.

           (6) Maintenance of records. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Matching
       Contributions and other contributions used in such test.

           (7) Other requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

       (c)  Multiple plan limitations

           (1)  Disaggregated plans.  For purposes of
       subsection (b), the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions or other Contribution Percentage amounts allocated to his Accounts under two or more plans described in Code 401(a) or arrangements described in Code 401(k) that are maintained by an Employer or a Related Company, shall be determined as if the total of such contribution percentage amounts were made under each plan. If a Highly Compensated Employee participates in two or more such cash-or deferred-arrangements that have different plan years, all cash or deferred arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain plans shall be treated as separate plans if mandatorily disaggregated under Code 410(b) regulations.

           (2) Aggregated plans. In the event that this Plan satisfies the requirements of Code 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ACT test shall be applied by determining the contribution percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code 401(m) only if they have the same plan year.

       (d)  Disposition of Excess Aggregate Contributions.
Excess Aggregate Contributions shall be distributed as provided in Plan article 4.

3.6    Profit Sharing Contributions

       (a) Amount. In each Plan Year the Employers shall contribute to the Plan from the aggregate of their current and accumulated earnings and profits, in addition to the Matching Contributions, an amount equal to the percentage of Participants' Compensation for the Plan Year as determined under the Profit Sharing allocation formula in Plan article 4 and the table set forth below based on the Sponsor's Return on Equity as of the end of such Plan Year. Effective January 1, 1994, the Profit Sharing formula is as set forth in the following table:

ROE                             % of Compensation

                          Less than 12.0%               .0%
                          At 12.0% but less than 12.5%
3.0%
                          At 12.5% but less than 13.0%
3.5%
                          At 13.0% but less than 13.5%
4.0%
                          At 13.5% but less than 14.0%
4.5%
                          At 14.0% but less than 14.5%
5.0%
                          At 14.5% but less than 15.0%
5.5%
                          At 15.0% but less than 15.5%
6.0%
                          At 15.5% but less than 16.0%
6.5%
                     At 16.0% but less than 16.5%
7.0%
                          At 16.5% but less than 17.0%
7.5%
                          At 17.0% but less than 17.5%
8.0%
                          At 17.5% but less than 18.0%
8.5%

For Plan Years beginning January 1, 1991, and ending prior to
January 1, 1994, the Profit Sharing Contribution formula was as set forth in the following table:
                                                                      ROE  % of
Compensation

                 Less than 7.0%              0%
                 7.0% but less than 7.5%    1.0%
                 7.5% but less than 8.0%    1.5%
                 8.0% but less than 8.5%    2.0%
                 8.5% but less than 9.0%    2.5%
                 9.0% but less than 9.5%    3.0%
                 9.5% but less than 10.0%   3.5%
                 10.0% but less than 10.5%  4.0%
                 10.5% but less than 11.0%  4.5%
                 11.0% but less than 11.5%  5.0%
                 11.5% but less than 12.0%  5.5%
                 12.0% and greater          6.0%

For Plan Years beginning January 1, 1989, and January 1, 1990, the Profit Sharing formula was as set forth in the following table:

                 ROE                       % of Compensation

             Less than 12.0%                          .0%
             12.0% but less than 12.5%           4.0%
             12.5% but less than 13.0%           4.5%
             13.0% but less than 13.5%           5.0%
             13.5% but less than 14.0%           5.5%
             14.0% but less than 14.5%           6.0%
             14.5% but less than 15.0%           6.5%
             15.0% but less than 15.5%           7.0%
             15.5% but less than 16.0%           7.5%
             16.0% but less than 16.5%           8.0%
             16.5% but less than 17.0%           8.5%
             17.0% but less than 17.5%           9.0%
             17.5% but less than 18.0%           9.5%
             18.0% and greater                    10.0%


       (b) Special rules. For purposes of the preceding tables, Return on Equity, or ROE, means the ratio of net income (as reported in the Sponsor's annual report) to average total stockholders' equity (as reported in the Sponsor's annual report). For purposes of determining the Profit Sharing Contribution, if any, under the preceding tables, the Plan will take into account for each Participant only the Compensation for the portion of the Plan Year during which the Participant had a Salary Reduction Election in effect.

       (c) Timing. Profit Sharing Contributions will be made to the Plan within the time prescribed by law to allow the Employers a tax deduction for the Plan Year to which such Contributions relate.

       (d)  Committee review.  In each Plan Year, the
Compensation Committee of the Board of Directors will review the Profit Sharing Contribution formula and recommend to the Board of Directors whether it should remain the same or be changed.

3.7    Qualified Nonelective Contributions and Qualified
Matching Contributions

       (a) Definition. Qualified Nonelective Contributions and Qualified Matching Contributions are Employer discretionary contributions to the Plan for Plan Years beginning after December 31, 1986, which (i) are neither 401(k) Contributions nor Matching Contributions, (ii) are 100% vested immediately when made, (iii) are not subject to a Participant's election to have paid in cash instead of being contributed to the Plan, and
(iv) are subject to the same distribution restrictions as 401(k) Contributions as provided in Plan article 7.

       (b) Method. The Employers may make Qualified Nonelective Contributions to the Plan for any Plan Year for allocation to Qualified Nonelective Accounts. Qualified Matching Contributions may be made to the Plan for allocation to 401(k) Accounts of Participants who are Non-Highly Compensated Employees. Qualified Nonelective Contributions and Qualified Matching Contributions are to be determined by the Employers in their discretion, and the Employers have no obligation to make such Contributions for any Plan Year. Qualified Nonelective Contributions and Qualified Matching Contributions may be made by an Employer by a direct contribution to the Plan which is designated, as applicable, as a Qualified Nonelective Contribution or a Qualified Matching Contribution, and is made on or before the date by which deductible contributions may be made by the Employer to the Plan for that Plan Year.

       (c) Allocation. As of the last day of each Plan Year, all Qualified Nonelective Contributions and Qualified Matching Contributions allocable for that Plan Year (including those designated as such after the last day of the Plan Year) are to be credited, respectively, to the Qualified Nonelective Accounts and 401(k) Accounts of all Active Participants who are not Highly Compensated Employees for that Plan Year in the proportion which each such Participant's Compensation for that Plan Year bears to the total Compensation of all such Participants for that Plan Year.

       (d) Treatment. In lieu of distributing Excess 401(k) Contributions, the Employers may make Qualified Nonelective Contributions and Qualified Matching Contributions on behalf of Participants who are Nonhighly Compensated Employees in an amount sufficient to satisfy the Actual Deferral Percentage test or the Contribution Percentage test. Qualified Nonelective Contributions and Qualified Matching Contributions shall be fully vested and nonforfeitable when made and shall be subject to the distributions restrictions governing 401(k) Contributions as provided in Plan article 7. Once allocated, Qualified Nonelective Contributions and Qualified Matching Contributions may either be treated as 401(k) Contributions, as Matching Contributions, or both, as determined by the Administrator, for purposes of determining each Participant's deferral percentage under the ADP Test or Contribution Percentage under the ACP Test; provided, however, that the same Qualified Nonelective Contribution or Qualified Matching Contribution may not be treated as both a 401(k) Contribution and a Matching Contribution.


3.8    Rollover Contributions

       (a) Requirements. Subject to the requirements of this Plan section, effective January 1, 1993, each Active Participant and any Covered Employee who is eligible to become a Participant as described in Plan section 2.01 may request in writing to have Rollover Contributions made to the Plan to be held in a Rollover Account on his behalf. Rollover Contributions must be made no later than 60 days after such Participant or Covered Employee has received an eligible rollover distribution as defined in Code 401(f)(2)(A) from another employer's qualified plan or from a conduit individual retirement account (IRA) established pursuant to Code 408(d)(3)(A)(ii). Rollover Contributions may also be made directly by the trustee or custodian of such other qualified plan or conduit IRA to this Plan's trustee.

       (b) Administrator procedures. The Administrator may announce procedures regarding the acceptance of Rollover Contributions by the Plan. To the extent necessary to preserve the exempt status of the Plan and Trust Fund under Code 401(a) and 501(a), the Administrator, in its sole discretion, may disallow any transfer of Rollover Contributions to this Plan. The Administrator may not permit any Rollover Contribution to be made to this Plan if the transfer would cause the Plan to be a transferee plan for purposes of Code 401(a)(11).

       (c) Form of contribution and valuation. Unless otherwise allowed by the Trustee and by the Administrator, Rollover Contributions made pursuant to this Plan section must be in cash. If the Trustee and the Administrator allow Rollover Contributions to be made in non-cash property, such non-cash property must be a permissible investment under the Plan, and the Trustee must value all such non-cash property transferred as a Rollover Contribution at its fair market value on the actual date the Trustee receives the property.

3.9     Limitations on Employer Contributions.

       (a) Deductions intended. The Sponsor that all Employer contributions to the Trust Fund be deductible under Code 404(a), but not including Code 404(a)(5), and the Employers condition all Employer contributions on such deductibility. If any deduction for any contribution is not allowed in whole or in part under Code 404(a), exclusive of Code 404(a)(5), then that disallowed portion must be returned to the Employer who made the contribution, but repayment must be made no later than one year after the disallowance. For purposes of this subsection, the disallowance may be by the opinion of any court whose decision has become final or by any disallowance asserted by the Internal Revenue Service to which the Employer agrees.

       (b) Mistake of fact. If any contribution is made by an Employer because of a mistake of fact, then the portion of the contribution due to the mistake of fact must be returned to the contributor. The repayment must be made no later than one year after the contribution.

       (c) Contributions irrevocable. Except as provided in this Plan article 3 and in Plan article 4 with respect to a suspense account remaining at Plan termination, and as provided in this Plan section, Employer contributions to the Trust Fund are irrevocable.

3.10   Contribution Records

       The Administrator must maintain records showing as to each Participant the amount of each type of Contributions allocated to his Account and subaccounts.

3.11   Allocation of Employer Contribution among Employers

       (a) General rule. In addition to its Matching Contribution, each Employer shall contribute a portion of any Profit Sharing Contribution to the Plan based on the Compensation (as used for purposes of allocating the Profit Sharing Contribution) of its Covered Employees who were Participants during the Plan Year. In the event a Participant works for more than one Employer during a Plan Year, his last Employer shall make the Profit Sharing Contribution on his behalf based on his total eligible Compensation for the Plan Year as used for purposes of the Profit Sharing allocation.

       (b) Non-profitable Employer. If one or more of a group of Employers is a member of an affiliated group within the meaning of Code 1504 and is prevented from making a contribution for any tax year that it would otherwise have made under this Plan because it has no current or accumulated earnings or net profits or because those earnings or net profits are less than the contributions that it would otherwise have made, then so much of the contribution that it was so prevented from making may be made for the benefit of that Employer's Employees who are Participants by all other members of the group of Employers that are also members of that affiliated group in accordance with and subject to the provisions of Code 404(a)(3)(B), except as otherwise determined by the Board.
                          ARTICLE 4

                         ALLOCATIONS


4.1      Separate Accounts

         A separate Account will be established for each Participant. Each such Account shall be divided into subaccounts, as applicable, to reflect the Participant's interest in the Plan. For example, a Participant's Account may have one or more of the following subaccounts: (1) an After-Tax Account; (2) a 401(k) Account, which may consist of a Matched 401(k) Account and an Unmatched 401(k) Account; (3) a Matching Account; (4) a Pre-1987 Employer Account; (5) a Profit Sharing Account; (6) a PAYSOP Account; (7) a Rollover Account; and (8) a Qualified Nonelective Account. The Administrator may designate other named Accounts as the Administrator deems appropriate.

4.2      Allocation of Contributions Between Subaccounts

         (a) 401(k) Contributions. 401(k) Contributions shall be allocated to the 401(k) Accounts of Participants who have Salary Reductions Elections in effect for a payroll period, as soon as practicable after the end of the applicable payroll period.

         (b) Matching Contributions. Matching Contributions shall be allocated to the Participants' Matching Accounts as soon as practicable following the applicable payroll period for which the Matching Contributions are made.

         (c) Profit Sharing Contributions. Except as provided below, Profit Sharing Contributions for a Plan Year, if any, shall be allocated to the Profit Sharing Accounts of each Active Participant employed on the last business day of the Plan Year based on a percentage of his Compensation determined under the Profit Sharing Contribution formula in effect for the relevant Plan Year under Plan article 3. For this purpose, a Participant's Compensation is his Compensation for each pay period during the Plan Year in which he had a Salary Reduction Election in effect. Participants making Salary Reduction Elections who die, become Disabled, or retire during the Plan Year shall share in Profit Sharing Contributions for that Plan Year based on their Compensation through the date of such event.

         (d) Qualified Nonelective Contributions. Qualified Nonelective Contributions, if any, shall be allocated as of the last Valuation Date of the Plan Year to the Qualified Nonelective Accounts of Participants who are Non-highly Compensated Employees eligible to receive such Contributions in accordance with Plan article 3, on a pro rata basis according to their Compensation for the Plan Year.

         (e) Rollover Contributions. Rollover Contributions are credited to a Participant's Rollover Account, as soon as administratively feasible following receipt of such contribution by the Trustee.

         (f) Forfeitures. As of the last Valuation Date of the Plan Year, any forfeitures arising during a Plan Year shall be allocated to Participants' Profit Sharing Accounts for that Plan Year pursuant to subsection (c).

         (g) Special allocation rules. Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1989, if the number of Employees receiving an allocation of Profit Sharing Contributions under the Plan is less than the number of Employees required to receive a benefit for purposes of satisfying the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B), then, for purposes of determining such Employer contributions as of any Plan Year, the term "Participants" who are entitled to allocations shall include all other individuals:

          (1) who are Participants in the Plan and who are employed on the last day of the Plan Year and who have completed at least 501 Hours of Service but less than 1,000 Hours of Service;

          (2) who are Participants in the Plan and who are employed on the last day of the Plan Year and who have completed fewer than 501 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsection (a);

          (3) who are Participants whose employment ceased after they completed at least 1,000 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsections (a) and (b); and

          (4) who are Participants whose employment ceased after they completed more than 500 Hours of Service but less than 1,000 Hours of Service during the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsections (a), (b) and
         (c).

Despite the preceding, if the Plan uses elapsed time methods for counting eligibility, then the following individuals shall be substituted for those individual identified in (a) through
(d) above: (1) individuals who are Participants whose severance from service date occurred after the last day of the sixth month of the Plan Year; and (2) individuals who are Participants whose severance from service date occurred during the second quarter of the Plan Year, provided, however, that the Plan fails to satisfy the minimum participation requirements under Code 401(a)(26) or the minimum coverage requirements using the ratio percentage tests set forth in Code 410(b)(1)(A) or (B) after the inclusion of those Participants described in (1) of this sentence.

4.3      Excess Deferrals

         (a)    Distribution.   Notwithstanding any other
provision of the Plan, Excess Deferrals and any income or loss allocable thereto shall be distributed no later than April 15 following the year which the Excess Deferrals were made, to the Participants to whose Account such Excess Deferrals were allocated for the preceding calendar year. A Participant who makes elective deferrals (as defined in Code 402(g)) to a plan of an employer that is not a Related Company may assign to this Plan any Excess Deferrals made during the Participant's taxable year by notifying the Administrator on or before the date announced by the Administrator of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer and its Related Companies.

         (b) Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Participants to whose Account such Excess Deferrals were allocated for that calendar year. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer and its Related Companies. The correcting distribution cannot occur until after the Plan has received the 401(k) Contributions that caused the Excess Deferral.

         (c) Excess Deferrals shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Deferrals is the income or loss attributable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals and the denominator of which is the Participant's account balance attributable to 401(k) Contributions without regard to any income or loss occurring during such Plan Year.

         (d) The amount of Excess Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed pursuant to this Plan section exceed the Participant's total 401(k) Contributions for such taxable year.

4.4      Excess 401(k) Contributions

         (a) Administrator determination. If there are Excess 401(k) Contributions for a Plan Year, the Administrator must elect between the alternative courses of action described in this section and any additional choices available under the Treasury regulations to Code 401(k)(8).

         (b) Distribution. Notwithstanding any other provision of this Plan, Excess 401(k) Contributions, plus any income and minus any loss applicable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Account such Excess 401(k) Contributions were allocated for the preceding Plan Year. Such distribution shall be made to Highly Compensation Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of such Employees. Excess 401(k) Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined ADP.

         (c) Income or loss. Excess 401(k) Contributions shall be adjusted for any income or loss for the Plan Year.
The income or loss allocable to Excess 401(k) Contributions is the income or loss attributable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess 401(k) Contributions and the denominator of which is the Participant's account balance attributable to 401(k) Contributions without regard to any income or loss occurring during such Plan Year.

         (d) Accounts affected. Excess 401(k) Contributions shall be distributed from the Participant's 401(k) Account in proportion to the Participant's 401(k) Contributions and Qualified Matching Contributions to the extent used in the ADP Test for the Plan Year. Excess Contributions attributable to Qualified Nonelective Contributions shall be distributed from the Participant's Qualified Nonelective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's 401(k) Account.

4.5      Excess Additional Contributions

         Amounts attributable to a Participant's Additional Contributions that may not be allocated to his After-Tax Contribution Account must be returned to the contributing Participant in the same form as his contributions. For Plan Years beginning after December 31, 1986 and ending before January 1, 1989, and to the extent Additional Contributions are Excess Aggregate Contributions attributable to a Highly Compensated Employee, the distribution of that amount is governed by section 4.6.

4.6      Excess Aggregate Contributions

         (a) Administrator determination. If there are Excess Aggregate Contributions for a Plan Year, the Administrator may implement the provisions of this subsection and take any other action permissible according to Code 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions. The Administrator must determine the amount of Excess Aggregate Contributions after first determining the amount of Excess Deferrals and, second, after determining the amount of Excess 401(k) Contributions and causing those Excess Deferrals and Excess 401(k) Contributions to be adjusted, as authorized in Code 401(k)(8) and 402(g).

         (b) Distribution. Excess Aggregate Contributions, and any income or loss allocable to such contributions, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the Plan Year beginning after December 31, 1986, to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

         (c) Allocation of excess. As provided in Code 401(m)(6)(C), distributions of Excess Aggregate Contributions must be made to the Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of those Employees. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to any employee contributions and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Contribution Percentage.

         (d) Income or loss. Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year.
The income or loss allocable to Excess Aggregate Contributions is the income or loss attributable to the Participant's Matching Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions and the denominator of which is the Participant's Account balance attributable to Matching Contributions without regard to any income or loss occurring during such Plan Year.

         (e) Pro rata distribution. Excess Aggregate Contributions shall be distributed on a pro-rata basis from the Participant's applicable Accounts. To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to his allocations from 401(k) Contributions, the Administrator may cause the distributions authorized in this Plan section from his 401(k) Account. To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to allocations from his Matching Contributions, the Administrator must cause distributions authorized in this subsection from the Participant's Matching Account. After adjustment, as described, for Excess Deferrals or Excess 401(k) Contributions that are distributed, to the extent that the Administrator causes distributions to a Participant according to this Plan section, those distributions must come from the Matching Contribution allocations to that Participant's Matching Account, and next from that Participant's 401(k) Contribution allocations to his 401(k) Account.

4.7      Compliance with Code 415

         (a) Administrator adjustments. The amount of contributions or benefits for each Participant under this Plan and any other qualified plan maintained by an Employer or a Related Company must be adjusted by the Administrator, according to applicable Treasury regulations, to comply with the limitations of Code 415 as described in the following sections of this Plan article 4. In making such adjustments, the Administrator must not discriminate in favor of Highly Compensated Employees or such other individuals in whose favor discrimination is prohibited under Code 401(a)(4).

         (b) Aggregation of Plans. For purposes of applying the Code 415 limitations on contributions and benefits, all Defined Benefit Plans (whether or not terminated) of the Employers and their Related Companies are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Employers and their Related Companies are treated as one Defined Contribution Plan. Effective for Limitation Years beginning after March 31, 1984, an individual medical account, as defined in Code 401(h)(6) and referred to in Code 415(l)(1), will be treated as a Defined Contribution Plan. Effective for Limitation Years that begin after December 31, 1985, with respect to key employees (as defined in Code 419A(d)(3)), a welfare fund, as defined in Code 419(e), that is maintained by an Employer or a Related Company will be treated as a Defined Contribution Plan.

4.8      Annual Addition Limitations

         (a) Annual Addition means the sum of the following amounts credited to a Participant's Account for the Limitation
Year:

                    (1)  Employer contributions;

                    (2)  for Limitation Years beginning after
                December 31, 19886, a Participant's
                nondeductible contributions, and for
                Limitation Years beginning before January 1,
                1987, the lesser of one-half of a
                Participant's nondeductible contributions, or the Participant's nondeductible contributions in excess of 6% of the Participant's Earnings for the Limitation Year;

                    (3)  forfeitures;

          (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code 415(l)(2), which is part of a pension or annuity plan maintained by an Employer or Related Company are treated as Annual Additions to a Defined Contribution Plan;

          (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code 419A(d)(3)) under a welfare benefit fund (as defined in Code 419(e)), maintained by an Employer or Related Company are treated as Annual Additions to a Defined Contribution Plan;

          (6) allocations by an Employer or Related Company under a simplified employee pension plan;

          (7) except to the extent provided in Treasury regulations, Excess 401(k) Contributions, Excess
         Aggregate Contributions, and Excess Deferrals, regardless of whether such excess amounts are distributed or forfeited.

         (b) Maximum Permissible Amount. Effective for Limitation Years that begin after December 31, 1986, a Participant's Annual Additions for a Limitation Year under this Plan and under all other Defined Contribution Plans maintained by an Employer or a Related Company may not exceed the Maximum Permissible Amount. The Maximum Permissible Amount is the lesser of (1) or (2) following:

          (1) the greater of $30,000 or one-fourth of the defined benefit dollar limitation under Code
         415(b)(1)(A) for that Limitation Year; or

          (2) 25% of the Participant's Earnings for the Limitation Year.

The limitation on Earnings referred to in paragraph (2) shall not apply to any contribution for medical benefits (within the meaning of Code 401(h) or 419(f)(2)) which is otherwise treated as an Annual Addition under Code 415(l)(1) or 419A(d)(2).

         (c) Annual Additions under other plans. If any Participant in this Plan also participates in another Defined Contribution Plan maintained by an Employer or Related Company in which he receives Annual Additions for a Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's account under the other plan for the same Limitation Year. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans are less than the Maximum Permissible Amount and the Employer contributions and forfeitures that would otherwise be contributed or allocated to the Participant's Account under this Plan would result in excess Annual Additions for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will not exceed the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

         (d) Short Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount for the short Limitation Year will not exceed the applicable dollar amount under subsection (b)(1) above, multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

4.9      Excess Annual Additions

         (a) Amounts that would be excess. For any Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan and under any other plan maintained by an Employer or a Related Company in which he receives Annual Additions for any such Limitation Year will not exceed the Maximum Permissible Amount. To the extent that an allocation or addition pursuant to this Plan or such other plans intended for one Participant's accounts under this and all such plans cannot be allocated or added to those accounts, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is reduced to the extent necessary to comply with the Maximum Permissible Amount, according to the remaining provisions of this section.

          (1) If a Participant's Annual Additions under this Plan and such other plans would result in excess Annual Additions for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund as defined in Code 419(e) or an individual medical account as defined in Code 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date.
          (2)  If an excess amount was allocated to a
         Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess Annual Additions attributed to this Plan will be the product of (a) the total excess Annual Additions allocated as of such date, times (b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other Defined Contribution Plans.

         (b)    Disposition of excess Annual Additions.  Excess
Annual Additions will be disposed of as follows:

          (1) To the extent that a Participant's excess Annual Additions are attributable to 401(k) Contributions or nondeductible voluntary employee contributions, those 401(k) Contributions or nondeductible voluntary employee contributions may be returned to the Participant in the Limitation Year in which they are determined to be excess Annual Additions and will reduce that Participant's excess Annual Addition. If 401(k) Contributions or nondeductible voluntary employee contributions are returned to a Participant pursuant to this paragraph, such contributions will be disregarded for purposes of the limitations on such contributions under Code 402(g) and 401(k)(3) and 401(m)(2).

          (2) If excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (3) If a suspense account is in existence at any time during a Limitation Year, it does not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer contributions or employee contributions may be made to the Plan for that Limitation Year. Excess amounts held in a suspense account may not be distributed to Participants or former Participants. If a suspense account exists according to the provisions of this section when the Plan terminates, the suspense account must be treated as not part of the Plan assets (as allowed by applicable law) and is returned to the contributor or contributors, pro rata according to their contributions for that Limitation Year.

4.10     Defined Benefit Plan Participation

         (a) Post-1982 Limitation Years. Effective for Limitation Years that begin after December 31, 1982, if an individual is participating or has participated in both this Plan and a Defined Benefit Plan maintained by an Employer or a Related Company, the sum of the Participant's Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction for any Limitation Year may not exceed 1.0.

          (1)  For purposes of this subsection, a
         Participant's Defined Benefit Plan Fraction for any year is a fraction the numerator of which is his Projected Annual Benefit under all such Defined Benefit Plans (determined as of the close of the year) and the denominator of which is the lesser of:

                    (A)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code
           415(b)(1)(A) and 415(d) for the Participant for that year, or

                    (B)  the product of 1.4 multiplied by the
           largest amount that may be taken into account under Code 415(b)(1)(B) (including any adjustments under Code 415(b)) for that Participant for that year.

         Despite the preceding, if the Participant was participating as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more such Defined Benefit Plans which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than the product of 1.25 multiplied by the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if such Defined Benefit Plans, both individually and in the aggregate, satisfied the requirements of Code 415 for all Limitation Years beginning before January 1, 1987.

          (2)  For purposes of this subsection, a
         Participant's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year for that and all prior Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with an Employer or a Related Company (regardless of whether a Defined Contribution Plan was then maintained):

                    (A)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code
           415(c)(1)(A) (determined without regard to (c)(6)) for the Participant for that year, or

                    (B)  the product of 1.4 multiplied by the
           amount that may be taken into account under Code
           415(c)(1)(B) for the Participant for that year.

         Despite the preceding, if a Participant was participating as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code 415 limitation to the first Limitation Year beginning on or after January 1, 1987.

         In applying these rules, the Annual Addition
         Limitation for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          (3) If a plan satisfied the requirements of Code 415 for the last Limitation Year beginning before January 1, 1983, according to regulations promulgated pursuant to 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount is subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding that numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under this subsection does not exceed 1.0 for the first Limitation Year that begins after 1982.

          (4) For purposes of this subsection, Projected Annual Benefit, as to a Participant, means the total of each Annual Benefit to which that Participant would be entitled under the terms of Defined Benefit Plans maintained by an Employer or a Related Company in which the Participant is a participant (assuming that the Participant continued employment until each such plan's normal retirement age or his current age, if later; that his Earnings continued at the same rate as in effect in the Limitation Year under consideration until those normal retirement ages or dates; and that all other relevant factors used to determine benefits under each plan remained constant as of the current Limitation Year for all future Limitation Years).

          (5) For purposes of this subsection, Annual Benefit means a benefit payable in the form of a straight-life annuity (with no ancillary benefits) under a qualified plan to which employees do not contribute and under which no rollover contributions are made. If a benefit under a qualified plan is payable in any form other than a straight-life annuity, or if the employees contribute to the plan or make rollover contributions, the determination as to whether the Code 415 limitations described in this Plan article 4 have been satisfied must be made by adjusting that benefit so that it is equivalent in value, according to applicable Treasury regulations, to the Annual Benefit. For purposes of this definition, any ancillary benefit that is not directly related to retirement income benefits must not be taken into account. Any benefits that are ancillary within the definitions in Treasury regulation 1.411(a)(1) are ancillary benefits for purposes of this definition. Annual Benefit does not include that portion of any joint and survivor annuity (as defined in Code 417(b)) in excess of the value of a straight-life annuity beginning on the same date and the value of any includable post-retirement death benefits that would be payable even if the annuity were not in the form of a joint and survivor annuity. For purposes of adjusting any benefit for Plan Years beginning after December 31, 1982, the interest rate assumption must not be less than the greater of five percent or the rate specified in the plan and no adjustments under Code 415(d)(1) may be taken into account before the year for which such adjustment first takes effect.

         (b) Transition rule. The Administrator may elect to calculate the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, for all qualified plans that were in existence on July 1, 1982, in accordance with the transition rule of Code 415(e)(6).

         (c) Adjustments for Top Heavy Plans. For any year in which this Plan or any plan in this Plan's Aggregation Group is a Top-Heavy Plan, the Defined Benefit Fraction and the Defined Contribution Plan Fraction will be adjusted as provided in Plan article 11 and the rules in Code 416(h).
                          ARTICLE 5

                      INVESTMENT OPTIONS


5.1      Investment Options.

         (a)    In general.  All existing Accounts of
Participants, and all contributions allocated to Participants'
Accounts shall be invested in accordance with the rules in this Plan article 5 and such procedures as may be adopted by the Administrator from time to time.

         (b) Exceptions. All Matching Contributions will be invested in the Crestar Stock Fund. All PAYSOP Accounts are invested in Stock, are not subject to Participants' investment elections, and may not be invested in any other investment fund provided under the Plan.

5.2      Initial Investment Election

         (a) Election allowed. When a Participant enrolls in the Plan and makes a Salary Reduction Election, he must also make an election from the investment funds available for investment of any future contributions to be allocated to his Account (other than Matching Contributions). Investment elections must provide for contributions to be invested in specific investment funds in multiples of 10%.

         (b) Procedure. A Participant may elect, change or revoke his investment election once in each pay period by telephoning the Voice Response System. Investment elections received by the Voice Response System before noon on any Payroll Friday will generally be effective for that day. Investment elections received by the Voice Response System after noon on any Payroll Friday will generally be effective as of the next Payroll Friday. In addition, except as otherwise announced by the Director of Human Resources, a Participant may file a written investment election with the Director or his delegate, on such forms as the Director may prescribe. Written investment elections will be effective on the Payroll Friday as soon as administratively feasible following their receipt by the Director or his delegate.

         (c) Continuing effect. All investment elections shall continue in effect until amended or revoked by the Participant.

         (d)    Default election.  Absent an investment
election by a Participant, a Participant shall be deemed to have elected to have his entire Account invested in the CrestFunds Cash Reserve Fund or any similar investment fund then available under the Plan.

5.3      Cross-Over Elections for Account Balances

         (a)    Elections allowed.  In addition to a
Participant's investment election with respect to future contributions, a Participant may also elect to transfer 25%, 50%, 75%, or 100% of his existing Account balance (excluding his PAYSOP Account) from one investment fund to any other investment funds available under the Plan. If, however, the balance remaining in the investment fund with respect to which a Participant elects to make a transfer is less than $100, then as of the effective date of such transfer, the Participant's entire balance in that investment fund will be transferred to such other fund or funds as the Participant has elected in accordance with the percentages designated in his cross-over election.

         (b)    Frequency of cross-over elections.  A
Participant may make one cross-over election at any time during each calendar month.

         (c) Procedure. A Participant may make a cross-over election by telephoning the Voice Response System. Cross-over elections received by the Voice Response System before noon on any business day will generally be effective that day. Cross-over elections received by the Voice Response System on a non-business day or after noon on a business day will generally be effective on the next business day. In addition, unless otherwise announced by the Director of Human Resources, a Participant may file a written cross-over election with the Director or his delegate, on such forms as the Director may prescribe. Written cross-over elections will be effective as soon as administratively feasible following their receipt by the Director or his delegate.

         (d) Other procedures. The Administrator and the Director of Human Resources are authorized to adopt and announce procedures regarding changes in investment elections. For example, they may, in their discretion, direct the Trustee to grant permission for special elections for investment changes to all Participants at such times as they may designate so that Participants may restructure investments in their Accounts (excluding PAYSOP Accounts). In addition, the Administrator or the Committee may adopt special procedures regarding cross-over elections as may be necessary to ensure compliance with federal and state securities laws.

5.4      Crestar Stock Fund

         (a) Allocation by Trustee. The Trustee shall allocate to the Account of each Participant invested in the Crestar Stock Fund as of each Valuation Date from the shares of Stock acquired by the Trustee for such purpose, the number of whole shares and such fractional interest in a share of such Stock, calculated to the fourth decimal place, as may be purchased by funds in such Participant's Account available and designated for such use. Such allocation of shares shall be at the actual cost to the Trustee of the shares purchased for all Participants' Accounts since the last preceding Valuation Date.

         (b) Cash investments allowed. To the extent the Trustee deems necessary or appropriate, the Trustee may maintain in cash a part of the funds available for investment in the Crestar Stock Fund. The Trustee shall not be liable for interest on the portions maintained in cash, but the Trustee may invest such cash in money-market collective investment funds maintained by the Trustee, which are readily convertible into cash and similar investments or obligations pending investment in Stock. Although the Trustee shall maintain a record of such short-term investments, it shall treat such amounts as cash and allocate any income derived from such investments based on each Participant's cash balance in the Crestar Stock Fund as of the applicable Valuation Date as it bears to the total cash in the Crestar Stock Fund on such Valuation Date.

         (c) Acquisition of Stock. Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan or advanced by the Employers, either on the open market, from the Sponsor's authorized but unissued Stock, or by exercising any rights to purchase shares granted with respect to shares of Stock held by the Trustee.

         (d) Holding Stock. The Trustee shall hold, for the purpose of allocation to the Accounts of Participants, shares of such Stock which the Trustee has acquired due to withdrawals by Participants. Shares of Stock held by the Trustee as a result of a withdrawal, distribution, or transfer of investment shall be deemed to have been purchased by the Trustee as of the Valuation Date applicable to such withdrawal, distribution or transfer and reallocated at their current market value as of such Valuation Date. To the extent the Trustee deems it necessary or appropriate, the Trustee may sell any shares of Stock acquired due to such a withdrawal, distribution or transfer of investments in order to maintain the cash liquidity of the Crestar Stock Fund, and such cash shall be allocated to Participants with Accounts invested in the Crestar Stock Fund in accordance with subsection (b).

         (e) Compliance with laws. All purchases, sales and other transactions involving Stock or the Crestar Stock Fund shall be effected in accordance with all applicable federal and state laws and regulations and the rules of all domestic stock exchanges on which shares of Stock are listed and the Trustee is authorized to take such actions as the Trustee deems necessary or desirable to assure such compliance. By way of example and not limitation, the Trustee is authorized to act in accordance with the terms of an exemption under the Securities and Exchange Commission's Rule 10b-6 (in which case the exemption shall be obtained by the Sponsor and renewed from time to time as the Securities and Exchange Commission may require and communicated to the Trustee). In addition, to the extent that the Trustee deems it necessary or desirable, the Trustee may suspend purchases, sales and other transactions involving Stock or the Crestar Stock Fund in order to assure compliance with all applicable federal and state laws and regulations and the rules of all domestic stock exchanges on which shares of Stock are listed. The Trustee shall have the right to rely on an opinion of counsel, which may be counsel to the Sponsor, as to compliance with this subsection.

         (f)         Warrants, rights and options.  A
Participant shall have no right to request, direct or demand the Trustee to exercise on his behalf any rights, warrants or options issued with respect to Stock credited to his Account, and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options. In the event such warrants, rights or options are sold, the Account of each Participant in the Crestar Stock Fund shall be credited with its proportionate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Participant's Account in the Crestar Stock Fund will be credited with the value of such warrants, rights or options on the date of exercise, but not the shares thereby acquired, based on the shares credited to his Account as of the date such warrants, rights and options were issued.

         (g) Stock dividends and Stock splits. The Trustee shall credit Participants' Accounts with a proportionate number of shares of Stock received by it as a result of a Stock dividend or Stock split on the basis of the number of shares held in each Participant's Account as of the record date of such Stock dividend or Stock split, as applicable. Cash dividends on Stock collected by the Trustee shall be credited to Participants' Accounts invested in the Crestar Stock Fund, on the basis of the number of shares held in each Participant's Account as of the record date, and the amounts so credited shall be invested in Stock or temporary cash investments pursuant to this Plan section.

         (h) Voting of Crestar Stock. Before each annual or special meeting of the stockholders of the Sponsor, the Sponsor will furnish each Participant with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the Participant's confidential instructions on how the whole shares of Stock credited to the Participant's Account as of the most recent Valuation Date preceding the record date for which the allocations have been completed by the Trustee should be voted on each matter to come before the meeting. Upon receipt of such instructions, the Trustee shall vote such Stock as instructed by Participants. The Trustee shall not vote any shares of Stock credited to a Participant's Account as of the applicable Valuation Date as to which it receives no voting instructions pursuant to the preceding sentence. Any shares of Stock held by the Trustee which are not credited to a Participant's Account as of the applicable Valuation Date shall be voted by the Trustee in a manner that it believes to be consistent with its fiduciary duties under ERISA 404.

5.5      Income Fund

         (a) Restricted fund. Effective January 1, 1993, no contributions or transferred Account balances may be invested in the Income Fund. Participants may, however, elect to transfer Account balances out of the Income Fund in accordance with the cross-over election rules described in this Plan article 5.

         (b) Type of fund investments. Accounts invested in the Income Fund shall be used by the Trustee to purchase debt securities, interests in a mutual fund invested in bonds or money market investments, investment contracts, money market instruments as permanent investments, or interests in a fixed income common trust fund maintained by the Trustee and similar investments not prohibited by law as deemed appropriate by the Trustee. The funds in the Accounts of all Participants to be used for investment in such fixed income securities shall be combined to make the most effective use of such funds. The Trustee may, in its sole discretion, maintain in cash such part of the assets of the Income Fund as it shall deem necessary. The Trustee shall not be liable for interest on the portion maintained in cash.

         (c) Accounting and valuation. The interest of each Participant in the Income Fund shall be maintained by the Trustee in a manner so as to reflect the portion of a Participant's Account attributable to his contributions, as well as that portion of his Account attributable to 401(k) Contributions and other types of Employer contributions. As of each Valuation Date, the Trustee shall determine the current fair market value of the assets invested in the Income Fund.

5.6      Equity Fund

         (a) Restricted fund. Effective January 1, 1993, all Accounts invested in the Equity Fund shall be transferred by the Trustee to the CrestFunds Value Fund which is described in the following section, unless a Participant makes a cross-over election with respect to such Accounts.

         (b) Type of investments. Accounts invested in the Equity Fund shall be used by the Trustee to purchase such common stocks or interest in an Equity Common Trust Fund maintained by the Trustee and temporary investments such as, but not limited to, money-market collective investment funds maintained by the Trustee. Accounts of all Participants invested in the Equity Fund shall be combined for investment in such common stocks to enable the most effective use of such funds. The Trustee may maintain in cash such part of the assets of the Equity Fund as it shall deem necessary. The Trustee shall not be liable for interest on the portion maintained in cash.

         (c) Accounting and valuation. The interest of each Participant in the Equity Fund shall be maintained by the Trustee in a manner so as to reflect the portion of a Participant's Account attributable to his contributions, as well as that portion of his Account attributable to 401(k) Contributions and other Employer contributions. As of the last business day of each month, the Trustee shall determine the current fair market value of the invested assets in the Fund.

5.7      Other Investment Funds

         (a) Mutual funds available. Effective January 1, 1993, the following investment funds offered by CrestFunds, Inc., a registered open-end management investment company, are available for investment by Participants pursuant to this Plan article 5:

          (1) Cash Reserve Fund seeks to provide high current income consistent with the preservation of capital and the maintenance of liquidity by investing in high-quality, short-term money market instruments, including floating and variable rate instruments that are denominated in U.S. dollars and have remaining maturity of 397 days or less. The Cash Reserve Fund seeks to maintain a constant $1.00 share price.

          (2) Short/Intermediate Bond Fund seeks to provide high current income consistent with preservation of capital by investing in a broad range of investment-grade fixed income debt obligations. The Short/Intermediate Bond Fund is managed to maintain a dollar-weighted average portfolio maturity of between three and five years.

          (3) Value Fund seeks to provide long-term capital appreciation and current income by investing primarily in the income producing equity securities of companies with large market capitalizations.

          (4) Special Equity Fund seeks to provide long-term capital appreciation by investing primarily in equity securities of companies with small to medium market capitalizations.

         (b) Accounting and valuation. The interest of each Participant in any of the investment funds listed in subsection
(a) shall be maintained by the Trustee so as to reflect the portion of a Participant's Account attributable to his contributions, including Rollover Contributions, as well as that portion of his Account attributable to 401(k) Contributions and other Employer contributions. As of each Valuation Date, the Trustee shall determine the current fair market value of Participants' Accounts invested in each such fund.
                          ARTICLE 6

                   VESTING AND FORFEITURES


6.1      Fully Vested Accounts

         An individual who is an Active Participant in the Plan on or after January 1, 1989, shall be fully vested in all of his Accounts under the Plan except as provided in Plan section
6.2. Nothing will divest any portion of a Participant's Account that is vested under this Plan section. However, reductions in value of a Participant's Account resulting from losses attributable to the decrease in the value of his Account because of investments or allocations of administrative expenses do not constitute divestiture.

6.2      Forfeitures and Reinstatements

          (a) Forfeitures due to pre-1989 termination distributions. For Plan Years beginning before January 1, 1989, when a Participant terminated employment and received a distribution of the vested portion of his Account, the nonvested portion was forfeited when the Participant incurred a Break in Service and reallocated as of the last Valuation Date of that Plan Year to the Profit Sharing Accounts of Participants entitled to share in Profit Sharing Contributions for such Plan Year. Any Participant who incurred a forfeiture pursuant to the preceding sentence may have the amount of such forfeiture reinstated to his Account if he is reemployed as a Covered Employee before he has incurred five consecutive one-year Breaks in Service and he repays the entire amount of his earlier termination distribution in cash in a lump sum within five years after the date of his reemployment.

         (b) Forfeitures due to withdrawal of Basic Contributions. Any Participant who incurred a forfeiture of his Account attributable to Employer contributions due to a withdrawal of Basic Contributions before January 1, 1987, may have the forfeited amount attributable to such withdrawal reinstated on a fully vested basis if he repays in cash in a lump sum the entire amount of his withdrawn Basic Contributions attributable to such forfeited amount within five years of the date of withdrawal. Reinstated forfeitures shall be fully vested and held in the Participant's Pre-1987 Employer Account.

         (c) Forfeitures due to pre-1987 termination distributions. A Participant who terminated employment before January 1, 1987, and thereby incurred a forfeiture of his Account attributable to Employer contributions pursuant to the terms of the Plan as in effect at his date of termination may have the forfeited amount reinstated on a fully vested basis to his Pre-1987 Employer Account if he is reemployed as a Covered Employee before he has incurred five consecutive one-year Breaks in Service and if he repays the entire amount of such earlier termination distribution in cash in a lump sum within five years after the date of his reemployment.

         (d) Reinstatements. Reinstatements of forfeited amounts pursuant to this section shall be made by the Employers out of forfeitures or Employer contributions. The reinstated amount shall be equal to the amount previously forfeited, without adjustment for subsequent gains or losses of the Trust Fund.
                          ARTICLE  7

               ELIGIBILITY FOR BENEFITS; LOANS


7.1      In General

         Payments from a Participant's Account are to be made only if authorized under this Plan Article 7 and may only be made from the vested portion of the Participant's Account (or any subaccount), less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant. The undistributed balance of a Participant's Account is subject to investment adjustments as described in Plan article 12 until it is completely paid from the Plan. Payments authorized under this Plan article 7 will be paid to the Participant in accordance with the provisions of Plan article 8 or to his Beneficiary in accordance with the provisions of Plan article 9, based on the value of the Participant's vested Account as of the applicable Valuation Date.

7.2      Normal or Early Retirement.

         (a) Distribution available. A Participant who retires on his Early or Normal Retirement Date shall have the value of his vested Account, determined as of the last Valuation Date of the Plan Year in which he retires, distributed to him (or commence being distributed), as soon as administratively practicable, pursuant to the payment option he has elected under Plan article 8. If a Participant who retires on his Early or Normal Retirement Date does not wish to have his distribution deferred until after the end of the Plan Year in which he retires, he may elect to accelerate his distribution and his Account balance will be distributed based on its value as of the applicable Valuation Date after his retirement and prior to the last Valuation Date of the Plan Year.

         (b) Amount of distribution. For purposes of this section, the value of a Participant's vested Account is the value determined as of the applicable Valuation Date, plus any additional amounts allocated as of that date pursuant to Plan article 4 and less the value of any security interest held by the Plan by reason of a loan outstanding to such Participant. Any additional amounts allocated to a Participant's Account pursuant to Plan article 4 after he has received his distribution under this section shall be distributed to such Participant in the same payment option he has previously elected as soon as practicable after the date of allocation.

         (c) Early Retirement provisions. If a Participant terminates employment after he has satisfied any service requirement for Early Retirement but before he satisfies the age requirement for Early Retirement, the Participant will be entitled to elect to receive his vested Account balance (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) upon reaching age 55 if distribution of his Account has previously been deferred. Participants listed in Exhibit I to the Plan will be treated for all purposes under the Plan as if they retired on an Early Retirement Date pursuant to this section. Despite the preceding, any distributions to a Participant who elects Early Retirement, must comply with the consent requirements of Plan section 7.7 if the distribution is immediately distributable.

7.3      Postponed Retirement

         (a) Continuing eligibility. A Participant who continues in the employ of Employers beyond his Normal
Retirement Date shall continue to be eligible to participate in the Plan on the same basis as any other Employee.

         (b) Distribution and amount. Upon a Participant's actual retirement after his Normal Retirement Date, the value of his vested Account shall be distributed to him pursuant to the payment option he elects under Plan article 8. For purposes of this section, the value of a Participant's vested Account is the value determined as of the applicable Valuation Date, plus any additional amounts allocated as of that date pursuant to Plan article 4 and less the value of any security interest held by the Plan by reason of a loan outstanding to such Participant. Any additional amounts allocated to a Participant's Account pursuant to Plan article 4 after he has received his distribution under this section shall be distributed to such Participant in the same payment option he has previously elected as soon as practicable after the date of allocation.

         (c) 401(a)(9) requirements. If a Participant's Required Beginning Date determined under Plan article 8 occurs before his actual retirement date, he must receive or begin to receive required minimum distributions from his Account by his Required Beginning Date as provided in Plan article 8 and in accordance with Code 401(a)(9).

         (d) Rehired retirees. If a retired Participant is reemployed by an Employer and receives additional allocations under Plan article 4 in any Plan Year after he has received or has begun to receive distributions of his vested Account under this Plan article 7, he will receive the value of the additional allocations in cash as soon as practicable after the Plan Year of allocation.

7.4      Distribution On Disability

         (a) Distribution available. A Participant who is determined to be Disabled is entitled to receive distribution of his vested Account after he has received his final compensation payment from the Employers (other than severance pay, if applicable). As of his final compensation date, he shall be considered a terminated Participant and entitled to make the distribution elections available to any other Participant under Plan section 7.6 who terminates employment prior to his Early Retirement Date. Any distribution to a Disabled Participant pursuant to this Plan section must be made prior to his reemployment as an Employee and are subject to the restrictions on immediate distributions as described in Plan section 7.7.

         (b) Amount of distribution. For purposes of this section, the value of a Disabled Participant's vested Account is the value determined as of the applicable Valuation Date, plus any additional amounts allocated as of that date pursuant to Plan article 4 and less the value of any security interest held by the Plan by reason of a loan outstanding to such Participant. Any additional amounts allocated to a Participant's Account pursuant to Plan article 4 after he has received a distribution under this section shall be distributed to such Participant in a lump sum as soon as practicable after the date of allocation.

7.5      Distribution Upon Death

         When a Participant dies, his Beneficiary is entitled to receive the undistributed balance of the Participant's vested Account in the Plan less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant. Distributions, if any, to Beneficiaries on account of a Participant's death shall be made as provided in Plan article 9. Distributions under this Plan section will normally be made within 90 days after the end of the Plan Year in which the Participant dies. A Beneficiary may request distribution prior to that time by filing a claim form with the Director of Human Resources or his delegate. Any additional amounts allocated to a deceased Participant's Account pursuant to Plan article 4 after distribution has been made under this section shall be distributed to the Beneficiary of such Participant as soon as practicable after the date of allocation.

7.6      Distribution on Other Pre-Retirement Termination

         (a) In the event of a Participant's termination of employment of a Participant for any reason other than retirement, Disability, or death, such Participant's Account, shall be valued as of the Valuation Date coincident with or immediately following the date he receives his final compensation payment (other than severance pay, if applicable) and distributed to him as of the applicable Valuation Date in a lump sum payment pursuant to Plan article 9 unless he elects to defer distribution pursuant to Plan section 7.7.

         (b) Timing of distribution. If a terminated Participant elects to defer distribution of his vested Account under Plan section 7.7, he may elect to receive a distribution of the value of his deferred vested Accounts in a cash lump sum as of the Valuation Date following the receipt and processing of the appropriate election forms by the Benefits Department and preceding the earlier of his reemployment as an Employee or what would have been his Normal Retirement Date.

         (c) Amount of distribution. For purposes of this section, the value of a Participant's vested Account is the value determined as of the applicable Valuation Date plus any additional amounts allocated as of that date pursuant to Plan article 4 and less the value of any security interest held by the Plan by reason of a loan outstanding to such Participant. Any additional amounts allocated to a Participant's Account pursuant to Plan article 4 after he has received his distribution under this section shall be distributed to such Participant in a lump sum as soon as practicable after the date of allocation.

7.7      Restrictions on Immediate Distributions

         (a) Application. Despite any other provisions of the Plan, the consent requirements in this section apply to any distribution of a Participant's Account if the Account is immediately distributable; that is, if, at the time the Account is distributable under this Plan article 7, (1) the vested Account balance exceeds $3,500 (or at the time of any prior distribution exceeded $3,500), and (2) the Participant has not attained (or if alive would not have attained) the later of Normal Retirement Age or age 62.

         (b) Participant's consent. A Participant must give consent in writing to any distribution of his Account if the Account is immediately distributable. The consent must be given within the 90-day period ending on his Annuity Starting Date. The distribution may commence less than 30 days after the notice described in subsection (d) is given, provided that:

          (1)  the Administrator clearly informs the
         Participant that the Participant has a right to a period of at least 30 days after receiving the notice described in subsection (d) to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         (c)    Consent of Participant's Spouse.  If the
Participant is deceased, only the Surviving Spouse needs to provide written consent to the distribution if the Surviving
Spouse is a Beneficiary.

         (d) Notice. The Administrator must notify the Participant (or the Participant's Surviving Spouse as Beneficiary) of the right to defer any distribution that is immediately distributable. The notice must include a general description of the material features and an explanation of the relative values of the optional forms of payment available under the Plan in a manner that would satisfy the notice requirements of Code 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

         (e) Exceptions. Neither the consent of the Participant nor the Participant's Surviving Spouse shall be required to the extent that a distribution is required to satisfy Code 401(a)(9), 401(k), 401(m), or 415. In addition, upon termination of this Plan if the Plan does not then offer an annuity option (purchased from a commercial provider) and if neither an Employer nor a Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if an Employer or Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

7.8      Distributions During Employment

         No payments may be made from a Participant's Account while he is an Employee (that is, before his Termination Date), except in the circumstances described in this Plan section:

         (a) Late Retirement. A Participant who continues working after his Normal Retirement Date must receive or begin to payments from his Account by his Required Beginning Date as described in Plan section 7.3, even if he is still an Employee.

         (b) Plan Termination. If the Plan is terminated as provided in Plan article 15 and all Accounts are distributed, Participants who are Employees may receive their vested Account balances, except as otherwise provided in Plan section 7.6, 7.7, 7.9, and Plan article 15.


         (c) Corrective distributions. A Participant who is an Employee may receive distributions in accordance with Plan article 4 in order to correct Excess Deferrals, Excess 401(k) Contributions, Excess Aggregate Contributions, and Excess Annual Additions to the extent allocable to the Participants after-tax contributions.

         (d) In-service withdrawals. A Participant who is an Employee may request a withdrawal from his Account in accordance with the provisions of this subsection (c).

               (1)  Accounts available.  In-service
           withdrawals under this subsection may be made from a Participant's After-Tax Contribution Account, Matching Account, Pre-1987 Account, Profit Sharing Account, and Rollover Account, except that no Employer contributions allocated to his Account within the 24-month period immediately preceding the effective date of the withdrawal may be withdrawn. No in-service withdrawals under this subsection may be made from the portion of a Participant's Account that is security for a Plan loan or from a Participant's PAYSOP Account, 401(k) Account, or Qualified Nonelective Account.

          (2) Frequency. A Participant may request an in-service withdrawal under this subsection once in each calendar year and at such other times as the Committee from time to time may determine.

          (3) Procedure. A Participant wishing to make an in-service withdrawal under this subsection must file a written request with the Director of Human Resources or his delegate. The Participant's Account will be valued as of the Non-Payroll Friday coincident with or immediately after the date the Benefits Department processes the Participant's withdrawal request. A Participant's withdrawal may not be less than $100 or the sum of his vested Accounts subject to withdrawal pursuant to this subsection. The withdrawal must comply with any other rules and procedures adopted by the Director of Human Resources or the Committee as applicable to all withdrawals under this subsection. For example, such rules and procedures may state that a Participant may choose which of his eligible Accounts are to be liquidated for his withdrawal request or which of the investment funds in which his Account is invested are to be liquidated to provide for his withdrawal request, or they may state a specific ordering of eligible Accounts and investment funds to be liquidated to provide for the Participant's withdrawal request.

          (4)  No rollover of withdrawals.  Any amount
         withdrawn pursuant to this subsection may not be rolled over to the Plan as a Rollover Contribution.

         (e) Hardship withdrawals. A Participant who is an Employee may at any time file a written request with the Director of Human Resources or his delegate for a hardship withdrawal from his Account, excluding his PAYSOP Account and any portion of his Profit Sharing and Matching Accounts attributable to Employer contributions allocated within the 24-
month period immediately preceding the date of withdrawal.   In
addition, earnings accrued by or credited to a Participant's 401(k) Account and Qualified Nonelective Account after the last day of the Plan Year beginning in 1988 may not be withdrawn for a hardship distribution. The Director shall direct that a hardship distribution be made only if it finds that a hardship exists as provided in this subsection and then only to the extent he deems necessary to alleviate such hardship.

          (1) Deemed hardships. A Participant shall be considered to have a hardship if he has an immediate and heavy financial need which cannot be satisfied from other resources reasonably available to the Participant. Immediate and heavy financial needs shall be limited to those listed below (or those subsequently adopted by the Administrator in accordance with such other standards as may be promulgated from time to time by the Internal Revenue Service):

                    (A)  payment of medical expenses described
           in Code 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code
           152) or payment necessary for those persons to obtain medical care described in Code 213(d); or

                    (B)  payment of costs directly related to
           the purchase of the Participant's principal residence (excluding mortgage payments); or

                    (C)  payment of tuition and related
           educational fees for the next 12 months of post-secondary education for the Participant or the Participant's Spouse, children, or dependents (as defined in Code 152); or

                    (D)  payments necessary to prevent the
           eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence.

          (2) Other requirements. A Participant who has a heavy or immediate financial need under this subsection must also satisfy the following requirements to be eligible for a hardship withdrawal:

                    (A)  the Participant must have obtained
           all distributions, other than hardship
           distributions, and all non-taxable loans
           (determined at the time of the loan) currently available under this Plan all other plans maintained by the Employers and Related Companies;

                    (B)  the Participant's Salary Reduction
           Election under this Plan will be suspended for 12 months after receipt of the hardship distribution and the Participant may not make before-tax or after-tax contributions to any other plan of an Employer (as determined in accordance with Treasury regulations under Code 401(k)) during that 12-month period; and

                    (C)  for the Participant's taxable year
           immediately following the taxable year of the hardship distribution, the Participant may not have 401(k) Contributions allocated to his Account under this Plan or elective contributions to any other plan of an Employer or Related Company in excess of the applicable limit under Code 402(g) for the next taxable year minus the amount of such Participant's 401(k) Contributions to this Plan or elective contributions to any other plan of an Employer or Related Company for the taxable year in which the hardship withdrawal is made.

         Any period of suspension required by this paragraph
         (2) and any other period of suspension required by the Plan will run concurrently.

          (3) Amount distributable. A distribution will be deemed necessary to satisfy the financial hardship if the distribution does not exceed the amount required to meet the immediate financial need created by the hardship and all requirements relating to other withdrawals, loans and contribution suspensions and reductions set forth in this subsection (d) are satisfied. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal.

          (4) Other rules, procedures. A hardship withdrawal under this subsection must comply with any other rules and procedures adopted by the Director of Human Resources or the Committee as applicable to all withdrawals under this subsection. For example, such rules and procedures may state that the Participant may choose which of his eligible Accounts are to be liquidated for his withdrawal request or which of the investment funds are to be liquidated to provide for his withdrawal request, or may state the ordering of eligible Accounts and investment funds to be liquidated to provide for the Participant's withdrawal request.

7.9 Distribution Restrictions for 401(k) and Qualified Nonelective Accounts. Despite any other provisions of this Plan to the contrary, except for payments to an Alternate Payee under a Qualified Domestic Relations Order or in order to correct Excess Deferrals, Excess 401(k) Contributions, or Excess Aggregate contributions as provided in Plan article 4, no distribution or withdrawal is permitted from a Participant's 401(k) Account or Qualified Nonelective Account until after one of the events listed below has occurred:

         (a)    The Participant has died.

         (b)    The Participant has become disabled (either
Disabled, or disabled within the meaning of Code 72(m)(7) or under any other definition of disability consistent with Code
401(k)(2)(B)).

         (c) The Participant has retired under the Plan or otherwise terminated employment with the Employers.

         (d)    The Participant has incurred a hardship
according to Plan section 7.8(e).

         (e)    The Participant has attained age 59 1/2

         (f)         The Plan terminates without the
establishment or maintenance of a successor qualified plan, other than an employee stock ownership plan (as defined in Code
4975(e) or 409) or a simplified employee pension plan (as defined in Code 408(k));

         (g)    A Participant's Employer disposes of
substantially all of its assets (within the meaning of Code
409(d)(2)) used in its trade or business and that Participant continues employment with the business that acquires the assets.

         (h) A corporation disposes of its interest in the Participant's Employer, which is a subsidiary of the selling corporation (within the meaning of Code 409(d)(3)), and the Participant continues his employment with the Employer.

A distribution cannot be made pursuant to an event described in paragraph (f), (g) or (h) unless the distribution would be a lump sum distribution under Code 402(d)(4) (without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F)) and, with respect to paragraphs (g) and (h) above, the transferor corporation must continue to maintain the Plan after the disposition.

7.10     Qualified Domestic Relations Order Distributions

         (a)    Application.  This section applies to a
Participant's Account that is subject to a Qualified Domestic
Relations Order.

         (b) Administrator procedures. The Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Administrator must promptly notify the Participant and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

         (c) Separate accounting. During the 18-month period beginning on the date on which the Administrator receives a domestic relations order (or a modification of a domestic relations order) for determination as a Qualified
Domestic Relations Order, the Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         (d) Suspension of benefits. No benefits will be distributed to the Participant to whom a domestic relations order relates after the date on which the Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earliest of (i) the expiration of the 18-month period beginning on that date; (ii) the date on which the Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Participant's Account.

         (e) QDRO Account. Upon determination that an order is a Qualified Domestic Relations Order, amounts subject to the Qualified Domestic Relations Order that are not immediately distributable, will be segregated, as of the Valuation Date specified by the Qualified Domestic Relations Order or, if no such date is specified, as of the Valuation Date on or as soon as practicable after the order is determined to be a Qualified Domestic Relations Order, into a separate account for the benefit of the Alternate Payee (the "QDRO Account") and invested pursuant to Plan article 5 as specified by the Qualified Domestic Relations Order or the written election of the Alternate Payee. Absent any such investment instructions, the QDRO Account will remain invested in the same investment funds from which the QDRO Account was transferred. In no event may the amount segregated into the QDRO Account exceed the vested value of the Participant's Account balance under the Plan as of the Valuation Date on or immediately preceding the date the funds are actually segregated into the QDRO Account. QDRO Accounts will participate in the earnings, gains or losses of the investment funds in which they are invested in the same manner as any Participant's Account invested in the same investment funds. An Alternate Payee may make withdrawals from his QDRO Account to the extent provided under the terms of the Plan.

         (f) Payment. The Trustee shall make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment commencement date specified in the Order. If specified in the Qualified Domestic Relations Order, distributions may be made to the Alternate Payee prior to the date that a Participant attains his "earliest retirement age" under the Plan as defined under Code 414(p)(4). If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires the establishment of a separate account for the Alternate Payee or otherwise requires survivor benefits to be paid. The Order may not specify a payment option for the Alternate Payee other than those provided for in Plan article 8. To the extent that a contrary result is not specified in the Qualified Domestic Relations Order, payments to the Alternate Payee shall be made in a lump sum cash payment.

         (g) Distributions. A distribution or segregation into a QDRO Account made pursuant to a Qualified Domestic Relations Order will be charged pro rata against a Participant's Account and its investments, unless the Order provides otherwise, and if the Alternate Payee is the Participant's Spouse or former Spouse, the Participant's investment in the contract, i.e., his basis in the Plan, will be allocated to that distribution or the segregated QDRO Account on a pro rata basis in accordance with Treasury regulations. If the entire amount payable to an Alternate Payee does not exceed $3,500, then the amount may be paid to the Alternate Payee in a lump sum as provided in Plan article
8. If a distribution is made to an Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (e), in no event may the distribution exceed the vested value of the Participant's Account balance under the Plan as of the applicable Valuation Date immediately preceding the date of distribution.

         (h) Alternate Payee's Death. If the Alternate Payee dies before the entire balance in his QDRO Account is distributed to him, any remaining balance in his QDRO Account will be distributed in accordance with the Qualified Domestic Relations Order or in the event that the Qualified Domestic Relations Order does not specify the manner in which the Alternate Payee's interest in his QDRO Account will be distributed upon his death, in accordance with a beneficiary designation form completed by the Alternate Payee, or if the Alternate Payee makes no valid beneficiary designation, to his estate.

7.11     Loans

         (a) General availability. A Participant may apply to the Director of Human Resources in writing (on forms provided by the Director for that purpose) for a loan from the Trust Fund in accordance with the rules and procedures set forth in this section. For purposes of this Plan section only, Participant also refers to a former Participant or Beneficiary who is a party in interest as defined in ERISA section 3(14).

          (1)  Loans shall be made available to all
         Participants on a reasonably equivalent basis.

          (2)  Loans shall not be made available to Highly
         Compensated Employees in an amount greater than the amount made available to other Participants.

          (3)  Loans shall bear a reasonable rate of interest.
         The interest rate shall be determined by the Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar fully secured personal loans by persons in the business of lending money.

          (4) Loans shall be adequately secured with assets of the Participant's Account.

         (b) Amount. Any loan to a Participant, when added to the outstanding balance of all loans to such Participant from the Plan, including for purposes of this subsection all other Defined Benefit Plans and Defined Contribution Plans maintained by an Employer or a Related Company, shall not exceed the lesser of:

          (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

          (2) 50% of the then nonforfeitable portion of the Participant's Account, valued as of the Valuation
         Date coincident with or immediately preceding approval of the loan request.

An assignment or pledge of any portion of the Participant's interest in the Plan will be treated as a loan under this Plan section.

         (c)    Additional terms.  Any Plan loan to a
Participant shall by its terms require that repayment (principal and interest) be amortized in level payments, made not less frequently than quarterly, over a period not to exceed five years. If, however, such loan is to be used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the loan may provide for periodic repayment over a reasonable period of time that may exceed five years. Any loan to a Participant who is an Employee shall be required to be repaid through payroll deduction, and any loan to any other Participant shall be repaid in a manner determined by the Director to assure repayment of the loan.

         (d) Note, agreement. If a Participant's loan application is approved by the Director, such Participant shall be required to sign a promissory note, loan agreement, and any other documents required to establish the loan and assign the applicable portion of his Account in the Plan as security for the loan.

         (e) Effect on Account. The Director may adopt rules for determining which portion of a Participant's Account and which investment funds are to be liquidated to provide for the Participant's loan.

         (f) Directed investment. To the extent it is consistent with other provisions of this Plan and the Trust Agreement, all loans made under this section are considered directed investments of the borrowing Participant's Account and the earnings attributable to the loan are separately accounted for and credited to the Participant's Account from which it is made.

         (g) Default. In the event of a Participant's default on a Plan loan, the Administrator shall reduce the Participant's vested Account balance by the remaining principal and interest on his or her loan as long as such reduction is permissible under Code 401(a) and 401(k) and such amount is immediately distributable. However, the Administrator shall not be required to commence such action immediately upon default, but may delay the enforcement of the security interest until a distributable event occurs.

         (h) Additional rules. The Director may adopt and announce additional loan rules not inconsistent with the provisions of the Plan and this section. For example, the Administrator may provide that loans are available only once (or at certain times) each Plan Year, that loans attributable to a Participant may not be renewed or increased until all of the outstanding loans attributable to that Participant are satisfied, that loans may be limited to certain minimum amounts, that a Participant's outstanding loan balance be limited to a certain maximum amount, or that loans are conditioned upon a Participant's agreement to pay the Plan's administrative expenses attributable to the loan. Such loan rules may not discriminate in favor of Highly Compensated Employees and shall comply with the prohibited transaction exemption under ERISA 408(b)(1).

         (i)         Distributions before full repayment.
Despite any other provision of the Plan, the portion of a Participant's vested Account used as security for a Plan loan to a Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the Participant's death or for other reasons pursuant to this Plan article 7, but only if the reduction is used as a repayment of the loan (and the canceled note is distributed as part of the payment).

         (j)         Bona fide loans only. This section
authorizes only the making of bona fide loans and not distributions. Before resort is made against a Participant's
Account for the failure to repay a Plan loan, the Administrator and Trustee must make all other efforts to collect the loan as they may deem reasonable and practicable under the circumstances.
                          ARTICLE 8

               BENEFIT PAYMENTS TO PARTICIPANTS


8.1      Benefit Payments, Generally

         (a) Cash-outs. If a Participant becomes entitled to a payment from his Account under Plan Article 7 because he has terminated employment or retired, and if as of the applicable Valuation Date, if the vested balance in his Account does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution), the Administrator shall direct payment to the Participant in a single lump sum. The consent of the Participant shall not be required.

         (b)    Prior to Normal Retirement Age.  If a
Participant becomes entitled to a payment from his Account in accordance with Plan article 7 and the Participant has not reached the later of age 62 or Normal Retirement Age, then as provided in Plan section 7.7, no distribution can be without the Participant's consent while the Participant's benefit is considered to be immediately distributable. The failure of a Participant (or, if applicable, the Participant's Surviving Spouse as Beneficiary) to consent to a distribution while his Account is immediately distributable shall be deemed an election to postpone payment of his Account until any time sufficient to satisfy subsection (c).

         (c) General distribution rule. Subject to the cash-out rules in subsection (a), unless a Participant otherwise elects, payment of his benefits under the Plan shall commence no later than 60 days after the close of the Plan Year in which occurs the latest of (1) the earlier of his attainment of age
65 or Normal Retirement Age; (2) his Termination Date; or (3) the tenth anniversary of the year in which the Participant commenced participation in the Plan. If the benefit amount cannot be determined before distribution is required, or if it is not possible to distribute when required because the Administrator has been unable to locate the Participant after reasonable efforts, a distribution retroactive to the required date under this subsection may be made no later than 60 days after the earliest date on which the amount of such distribution is finally ascertained or on which the Participant is located, whichever is applicable (but subject to this Plan article's provisions on unclaimed benefits).

         (d) Required Beginning Date. Despite any other provision of the Plan to the contrary, payment of each Participant's entire interest under the Plan must be made or must begin no later than his Required Beginning Date in accordance with Plan section 8.4 and Code 401(a)(9).

8.2      Forms of Payment

         (a) Lump sum payments. Except as provided in subsection (b), a Participant or other distributee entitled to a payment from the Plan under Plan Article 7 or 9 shall receive the number of whole shares of Stock credited to the Participant's Account invested in the Crestar Stock Fund at the applicable Valuation Date and cash representing his remaining investments. Such Participant or other distributee may, however, at the time he requests a distribution also request in writing to the Director of Human Resources that such whole shares of Stock be sold by the Trustee and the cash proceeds distributed to him.

                    (A)  Stock purchase.  If a Participant (or
           his Beneficiary) who has all or part of his Account invested in the Crestar Stock Fund requests an all-cash distribution, the Trustee may, at its option, purchase any such shares of Stock at the market value as of the date of distribution for the benefit of other Participants whose Accounts are invested in the Crestar Stock Fund or may sell such shares on the open market. In the event the Trustee sells such shares on the open market, applicable charges, if any, including brokerage commissions incident to such sale shall reduce the proceeds of such sale which would otherwise be distributed to the Participant.

                    (B)  Certain officers.  Despite the
           preceding, except in the event of death, Disability or retirement at Normal Retirement Age, a distributee who is an officer of an Employer required to file reports under 16(a) of the Securities Exchange Act of 1934 may not elect to have the whole shares of Stock credited to his Account distributed in cash.

         (b) Installment payments. A Participant who retires on his Early, Normal or Postponed Retirement Date in accordance with Plan article 7, may elect, in lieu of receiving a lump sum payment as described in subsection (a), to have his Account distributed in installment payments, or a combination of a partial lump sum and installments. Any such installments shall be in cash and in approximately equal amounts over any period elected by the Participant (or his guardian or committee) up to 15 years, but in no event may the payment period exceed the Participant's life expectancy as set forth in the rules and regulations under Code 401(a)(9) with respect to minimum distributions.

         (c) Direct rollovers permitted. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election with respect to a distribution of Plan benefits, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution, payable on or after January 1, 1993, and in an amount of at least $500, paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrator may adopt additional rules with respect to direct rollovers which are consistent with applicable Treasury regulations and rules. For purposes of this subsection (c), the following definitions apply:

          (1) Eligible rollover distribution means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code 401(a)(9); and (iii) the portion of any such distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) reasonably expected to total less than $200 during a calendar year.

          (2) Eligible retirement plan means an individual retirement account described in Code 408(a), an individual retirement annuity described in Code 408(b), an annuity plan described in Code 403(a), or a qualified plan described in Code 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a Participant's Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee includes a Participant or former Participant. In addition, the Surviving Spouse of a Participant or a former Participant and the Spouse or former Spouse of a Participant or former Participant who is an Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.


          (4) Direct rollover means a payment by the Plan to the eligible retirement plan specified by the distributee.

8.3      Election Procedure

         (a) Explanation of payment options. No less than 30 days and no more than 90 days before a Participant is to receive a distribution from his Account, the Participant shall be given a written notice about the payment options available. The notice shall be given by first class mail or personal delivery and shall contain a general explanation, written in a manner intended to be understood by the Participant, of (1) the terms, conditions, and material features of the payment options provided under the Plan; (2) an explanation of the relative values of those optional forms; (3) the Participant's right, if applicable, to postpone distribution of his benefits until what would have been his Normal Retirement Age; (4) the method in which his benefit will be paid if he does not elect a form of benefit payment; (5) the Participant's right to make, and the effect of, an election to receive benefits under the available options; and (6) the Participant's right to make and the effect of a revocation of any election.

         (b) Elections. A Participant's election to postpone any distribution until what would have been his Normal Retirement Age or his election of any payment form shall be made in writing to the Administrator, on such forms as the Administrator may require, during the election period. The election period is the 90-day period ending on the date on which payment of a Participant's benefits are to be paid or are to begin. Despite the preceding, however, a Participant cannot make an election until he has received the explanation required by subsection (a). Unless otherwise announced by the Administrator, any election may be altered, amended, or revoked by the Participant during the election period. After a Participant's election period ends, no further elections or changes in his elections will be permitted.

8.4      Distribution Requirements under Code 401(a)(9)

         (a) Application. The requirements of this Plan section shall apply to any distribution of a Participant's Account and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Plan section apply to calendar years beginning after December 31, 1984. All distributions required under this Plan section shall be made in accordance with the proposed Treasury regulations under Code 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury regulation 1.401(a)(9)-2.

         (b) Required Beginning Date. As required by Code 401(a)(9), each Participant's entire interest under this Plan must be or must begin to be distributed not later than his Required Beginning Date. Except as provided below, effective January 1, 1989, a Participant's Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
          (1) For a Participant who is not a 5%-owner (as defined in Code 416(i)), who attains age 70 1/2 during the 1988 calendar year, and who has not retired as of January 1, 1989, the Required Beginning Date is April 1, 1990.

          (2) For a Participant who is not a 5%-owner (as defined in Code 416(i)), and who attains age 70 1/2 before January 1, 1988, his Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which he retires or (ii) the calendar year in which he attains age 70 1/2

          (3) For a Participant who attains age 70 1/2 before January 1, 1988, and who is a 5%-owner (as defined in Code 416(i)) during any Plan Year that ends with or within the calendar year in which he attains 66 1/2 or during any later Plan Year, the Required Beginning Date is April 1 following the later of (i) the calendar year in which the Participant attained age 70 1/2 or (ii) the earlier of the calendar year which ends with or within the Plan Year during which the Participant becomes a 5% owner or the calendar year in which the Participant retires.

          (4) In accordance with an appropriate election made by a Participant by December 31, 1983, to defer distribution in accordance with the pre-TEFRA 242(b) transition rule, which has not been revoked or modified as provided in subsection (k) below.

         (c) Limits on distribution period. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one or a combination of the following periods:

           (1)  the life of the Participant;

           (2)  the lives of the Participant and a designated
Beneficiary;

           (3) a period certain not extending beyond the Participant's life expectancy; or

          (4) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a designated Beneficiary.

If a Participant fails to elect a distribution method that complies with these requirements, the Administrator, in its sole discretion, may direct distribution in any of the Plan's required distribution methods that meets these distribution requirements.

         (d)    Distribution amount.  If a Participant's
Account is to be distributed other than in a lump sum, the following rules apply:

          (1) If a Participant's Account is to be distributed over a period described in subsection (c)(3) or
         (c)(4) or a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed in each calendar year, beginning with the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Account by the applicable life expectancy.

          (2) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Participant's life expectancy.

          (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year must not be less than the quotient obtained by dividing the Participant's Account by the lesser of (i) the applicable life expectancy or (ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Proposed Treasury regulation 1.401(a)(9)-2, Q&A-4. Distributions after the death of the Participant shall be made using the applicable life expectancy in subsection (d)(1) above as the relevant divisor without regard to Proposed Treasury regulation 1.401(a)(9)-2.

          (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

         (e) Life expectancy. The life expectancy of the Participant, and if the designated Beneficiary is the Participant's Spouse, the life expectancy of the Spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually. If the Participant fails to make an election with respect to the annual redetermination of his life expectancy or the life expectancy of his Spouse, the Administrator must recalculate life expectancies on an annual basis. A Participant's election is irrevocable as of his Required Beginning Date. Life expectancy of a non-Spouse Beneficiary may not be recalculated.

          (1) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Table V or VI, as applicable, of Treasury regulation 1.72-9.

          (2) For purposes of this section, life expectancies are calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

         (f)         Annuity purchase.  If a Participant's
benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract must comply with the requirements of Code 401(a)(9) and applicable Treasury regulations.

         (g) Death during payment period. If a Participant dies after distribution of his interest has begun according to a method that satisfies the requirements of subsection (c) but before his entire interest has been distributed, then the remaining portion of his interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

         (h) Death before any payments. If a Participant dies before distribution of his interest has been made or has begun according to a method that satisfies the requirements of subsection (c), then the entire interest of the Participant must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive the distributions in accordance with (1) or (2) below:

          (1) If any portion of the Participant's interest is payable to or for the benefit of a designated Beneficiary, that portion will be distributed according to Treasury regulations over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the designated Beneficiary), and distributions must begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

          (2)  If the designated Beneficiary is the
         Participant's Surviving Spouse, the date distributions are required to begin in accordance with paragraph (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before the distributions to the Spouse begin, then paragraph (1) will apply as if the Surviving Spouse were the Participant.

If the Participant does not made an election pursuant to this subsection (h) before his death, the designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If the Participant has no designated Beneficiary, of if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this subsection, distribution of a Participant's Account is considered to begin on the Participant's Required Beginning Date (or, if the provisions of the last sentence of subsection
(h)(2) apply, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (2) above).

(i) Distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Plan section.

(j) Participant's benefit. The Participant's benefit is his Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If, however, any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

(k) Pre-TEFRA election transition rule. Despite the preceding provisions of this Plan section and subject to the election procedures described in this Plan article, distribution on behalf of a Participant, including a 5% owner, may be made in accordance with his pre-TEFRA 242(b) election if such election was allowed under a Predecessor Plan and complies with the requirements of this subsection.

(1) The Participant had an accrued benefit under the Plan as of December 31, 1983, and made a written distribution designation under the transition rule provided in 242(b)(2) of the Tax Equity and Fiscal
         Responsibility Act of 1982, which satisfies the following requirements:

                    (A)  The distribution designation was in
           writing, was signed by the Participant, and was made before January 1, 1984.

                    (B)  The method of distribution selected
           in the designation is one which would not have disqualified the Plan under Code 401(a)(9) as in effect on December 31, 1982, and the actual distribution conforms with the method selected in the designation.

                    (C)  The designation specifies the time at
           which distribution will commence, the period over which distributions will be made, and for any distribution upon the Participant's death, the Beneficiaries of the Participant listed in the order of priority.

                    (D)  The designation has not been revoked
           at the time distribution is to begin in accordance with the designation. Any change in the designation will be considered a revocation of the designation, but the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation is not a revocation as long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the measuring life).

                    (E)  The designation qualified for the
           special transition rule under applicable Treasury regulations relating to Code 401(a)(9).

          If a distribution designation or the method of distribution specified in the designation fails to meet all of these requirements or if a distribution designation is revoked or deemed to be revoked, then distribution of the Participant's benefit must be made as otherwise provided under the Plan.

          (2) A distribution upon death will not be covered by this transition rule unless the information in the pre-TEFRA 242(b) election contains any other information required by the Secretary of the Treasury.

          (3) If a Participant revokes a pre-TEFRA 242(b) election, any subsequent distribution must satisfy the requirements of this Plan section, Code 401(a)(9), and applicable Treasury regulations. If the revocation occurs after the date distributions would otherwise have been required to begin under this Plan section, then the total amount not yet distributed, which, but for the pre-TEFRA 242(b) election, would have been required to have been distributed to satisfy Code 401(a)(9) and applicable Treasury regulations, must be distributed by the end of the calendar year following the calendar year in which such election is revoked. For calendar years beginning after December 31, 1989, such distributions must satisfy the minimum distribution incidental requirements of applicable Treasury regulations.

          (4)  If a Participant has a pre-TEFRA 242(b)
         election with respect to any amount that is transferred or rolled over to this Plan, distribution of such amounts shall be subject to the requirements of applicable Treasury regulations.

8.5      Receipt for Payment

The Trustee may refuse to make a distribution or payment to any person who is, in its judgment, incapable for any reason of giving a valid receipt for such distribution or payment and, unless a claim has been made by a duly appointed guardian or other personal representative for such person, may make such payment or a partial payment to any person, institution or agency which, in the judgment of the Trustee, is then contributing toward or furnishing the support of such person, and the receipt of such payee shall be a complete discharge to the Trustee.

8.6      Payments to Minors and Incompetents

         If any Plan benefits become payable to a Participant or Beneficiary who is a minor or who, in the opinion of the Administrator, is not legally capable of giving valid receipt and discharge for such benefits, that payment may be made for the benefit of the Participant or Beneficiary to such person as the Administrator in its discretion designates, including the guardian or legal representative of the Participant or Beneficiary. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan, and the Trustee may make the payment without obligation to require bond or to see to the further application of payments.

8.7      Unclaimed Benefits

If the Plan cannot make payments of any amount to a Participant or Beneficiary within five years after the amount becomes payable because the person's identity or whereabouts cannot be determined by the end of the five-year period, all amounts that would have been payable to that Participant or Beneficiary must be segregated by the Administrator and then dealt with according to the laws of the state by which this Plan is governed that pertain to abandoned intangible personal property held in a fiduciary capacity. No payment shall thereafter be due from this Plan to the extent that the person's benefit has been paid to someone else pursuant to the escheat laws of any jurisdiction.
                          ARTICLE 9

                    DEATH BENEFIT PAYMENTS


9.1      General Provisions on Death Benefits

(a) Application. Upon the death of a Participant before his Annuity Starting Date, the entire undistributed vested balance of his Account (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Plan article 9. To the extent that the Participant's entire vested Account balance has been paid by the Plan before his death, then no death benefits are payable to anyone under the Plan on his behalf. Following a Participant's death, his undistributed Account balance in the Plan shall continue to be adjusted for gains or losses and administrative expenses in accordance with the provisions of the Plan governing the adjustment of Account balances for other distributions.

(b) Administrator determination. Distribution to a Participant's Beneficiary or Beneficiaries shall be made as soon as practicable after the Administrator receives satisfactory evidence of the Participant's death and the Administrator determines that all requirements have been satisfied with respect to the payment of death benefits.

(c) Restrictions on payments. Despite any other provision of this Plan article 9, payment of any death benefits under the Plan must comply with the Code 401(a)(9) restrictions as described in Plan article 8 and applicable Treasury regulations.

9.2      Designation of Beneficiary

(a) Designation. Except as provided in subsection (b), a Participant may designate a Beneficiary or Beneficiaries, indicating single, multiple, primary, or secondary Beneficiaries. Each designation must be in writing, signed by the Participant, delivered to the Administrator, and if applicable under subsection (b), be consented to by the Participant's Spouse. Each designation is revocable. A Participant's Beneficiary designation or change in a Beneficiary designation is not effective until received by the Administrator. The Administrator, the Trustee, and the Employers are not liable for a failure to make a Beneficiary change between the time requested and the Participant's death unless the failure is willful or from substantial negligence; and one party is not liable for the failure of another party.

(b) Married Participants. If a Participant is married, the Participant's Beneficiary is his Surviving Spouse unless the Spouse consents to the Participant's designation of a different Beneficiary. The Spouse's consent must be in writing, must acknowledge the effect of the Participant's election, and must be witnessed by a Plan representative or a notary public. With the Surviving Spouse's consent, the provisions of subsection (a) are effective for that Participant. If the Administrator is satisfied that the consent described in this subsection may not be obtained because the Participant has no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable regulations may prescribe, the provisions of subsection (a) are effective. To the extent provided in a Qualified Domestic Relations Order, an Alternate Payee who is the Spouse or former Spouse shall be the Participant's Beneficiary at his death.


(c) No designation. To the extent the provisions of subsection (b) do not apply, and if there is no valid Beneficiary designation by the Participant (together with a valid spousal consent described in subsection (b), if applicable) or if the designated Beneficiary or Beneficiaries fail to survive the Participant or are no longer in existence at his death, Beneficiary means the Participant's Surviving Spouse, and if there is no Surviving Spouse, the Participant's estate.

9.3      Payment of Death Benefits

(a) Cash Outs. If the vested balance in a deceased Participant's Account does not exceed $3,500 (and at the time of any prior distribution did not exceed $3,500), the Administrator shall direct payment to the Beneficiary in a single lump sum. No consent of the Beneficiary (including a Surviving Spouse) is required before such distribution is made.

(b) Spouse's consent. If the value of a deceased Participant's Account exceeds $3,500 (or at the time of any prior distribution exceeded $3,500), and if the Beneficiary is the Participants' Surviving Spouse, the Surviving Spouse must consent to any distribution made before the date on which the Participant would have attained the later of Normal Retirement Age or age 62, and the restrictions on immediate distributions are described in Plan section 7.7 shall apply.

(c) Code 401(a)(9) restrictions. Death benefits must begin or be paid within the time specified by, and in accordance with, Code 401(a)(9), as described in Plan article
8 and applicable Treasury regulations.

(d) Beneficiary election. Subject to the preceding subsections, any death benefits payable to a Beneficiary because the Participant dies before his Annuity Starting Date may be paid in any payment option allowed under Plan article 8 and elected by the Beneficiary. If the Participant did not specify a payment option and the Beneficiary does not make a payment election, any death benefits will be distributed to the Beneficiary in a cash lump sum. If the Participant dies after his Annuity Starting Date, benefits will be paid in the payment method elected by the Participant and in effect at his death, except that if the Participant was receiving installment payments, the Beneficiary may elect to receive a lump sum payment of the remaining installments, if any.

                          ARTICLE 10

                      CLAIMS PROCEDURES

10.1     Claims Procedure

(a) Submission of claims. Claims for benefits under the Plan must be submitted to the Benefits Department or such persons as it may designate in writing, who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The claims reviewer may adopt forms for the submission of claims for Plan benefits, in which case all claims for benefits shall be filed on such forms.

(b) Response to claim. On receipt of a claim, the claims reviewer must respond in writing within 90 days. If necessary, the first notice to the claimant must indicate any special circumstances requiring an extension of time for the decision on the claim. The extension notice must indicate the date by which the reviewer expects to give a decision. An extension of time for processing may not exceed 90 days after the end of the initial 90-day period.

(c) Denied claims. If a claim is wholly or partially denied, written notice must be given to the claimant within that time provided in subsection (b). If notice that a claim has been denied is not furnished within that time, the claim is deemed denied. An adverse notice must be written in a manner calculated to be understood by the claimant and must include
(1) each reason for denial; (2) specific references to the pertinent provisions of the Plan or related documents on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is needed; and (4) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review.

10.2     Review of Denied Claims

(a) Review request. Within 60 days after receiving a notice of a denied claim for benefits (or within 60 days of the date a claim is deemed denied under Plan section 10.1(c)), a claimant or his duly authorized representative may request in writing to the Director of Human Resources that the denied claim be reviewed. The claimant may request that the Committee review the denied claim.

(b) Possible hearing. The Director of Human Resources or the designated reviewer must determine whether there will be a hearing. The claimant and an authorized representative are entitled to be present and heard at any hearing that is used as part of the review. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. Any hearing must be scheduled to give sufficient time for this review and submission, and the claimant must be advised of the schedule and deadlines for submission.

(c) Time limitations on review. The decision on review must be furnished to the claimant in writing within 60 days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is required, written notice of the extension must be furnished to the claimant before the end of the 60-day period and the decision then must be given as soon as possible, but not later than 120 days after the request for review was received. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. If the decision on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

(d) Allowances for committee review. If a denied claim is reviewed by a committee that has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules in subsection (c). If the claimant's written request for review is received more than 30 days before a meeting of the committee, a decision on review must be made at the next meeting after the request for review has been received. If the claimant's written request for review is received 30 days or less before a meeting of the committee, the decision on review must be made at the second meeting after the request for review has been received. If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

(e) Determination final. Except for a written request for review of a denied claim, all good-faith determinations by the claim reviewer designated under this Plan section 10.2 are conclusive and binding on all persons, and there is no right of appeal.
                          ARTICLE 11

                     TOP-HEAVY PROVISIONS


11.1     Top-Heavy Years

The provisions of this Plan article 11 apply only for Plan
Years in which this Plan is a Top-Heavy Plan according to the determination described in Plan section 11.2.

11.2     Top-Heavy Determination

(a) Procedures. The determination of whether this Plan is a Top-Heavy Plan for a Plan Year beginning after December 31, 1983, is made according to Interests (as described in Plan section 11.3) as of that Plan Year's Top-Heavy Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this Plan section.

(b) Top-Heavy Plan. If this Plan is not part of an Aggregation Group, it is a Top-Heavy Plan if, as of the Top-
Heavy Determination Date, the Interests of all Key Employees in the Plan exceed 60% of the combined Interests of all Participants in the Plan.

(c) Top-Heavy group. If this Plan is part of an Aggregation Group, the determination of whether this Plan and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each subparagraph in numerical sequence.

          (1) As of each plan's Top-Heavy Determination Date, separately determine the Interests of all Key
         Employees in each plan in the Aggregation Group and the Interests of all participants in each plan in the Aggregation Group.

          (2) The Interests of all Key Employees in each plan that is part of the Aggregation Group are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totaled in the same manner. The Interests are determined as of the plans' Top-Heavy Determination Dates that fall within the same calendar year.

          (3) The Aggregation Group is a Top-Heavy Group if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed 60% of the combined Interests of all participants under all plans in the Aggregation Group.

          (4) A plan that is part of an Aggregation Group is a Top-Heavy Plan for a plan year if it belongs to a Required Aggregation Group that is part of a Top-heavy Group for that plan year.

         (d) Permissive aggregation. The Administrator may create a Permissive Aggregation Group, but a qualified plan may not be part of a Permissive Aggregation Group unless all qualified plans within the Permissive Aggregation Group continue to meet the requirements of Code 401(a)(4) and 410 with each added qualified plan taken into account.

         (e) Individuals disregarded. If, at any time during the five-year period ending on the applicable Top-Heavy Determination Date, an individual has not performed services for an Employer or Related Company maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section. Former Key Employees are excluded entirely under this section.

11.3     Interests Measured

         (a) Defined Contribution Plan. An individual's Interest in a Defined Contribution Plan is equal to his account balance for that plan (according to paragraphs (1) and (2)) for the Top-Heavy Determination Date and (to the extent not already included in determining his account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the account during the five-year period ending on the Top-Heavy Determination Date.

          (1) For purposes of subsection (a), an individual's account balance in a qualified plan not subject to Code section 412 (that is, a non-pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Top-Heavy Determination Date. However, for such a qualified plan's first plan year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Top-Heavy Determination Date that are allocated as of a date in that first plan year.

          (2) For purposes of subsection (a), an individual's account balance in a Defined Contribution Plan that is subject to Code 412 (that is, a pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Top-Heavy Determination Date (that is, contributions that would be allocated as of a date not later than the Top-Heavy Determination Date, even though those amounts are not yet required to be contributed), and__for the plan year that contains the Top-Heavy Determination Date__all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before the expiration of the extended payment period in Code 412(c)(10).

         (b) Defined Benefit Plan. An individual's Interest in a Defined Benefit Plan is equal to the present value (determined according to paragraph (1)) of his cumulative accrued benefit for that Plan as of the Top-Heavy Determination Date and (to the extent not already included in determining his cumulative accrued benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Top-Heavy Determination Date.

          (1) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a cumulative accrued benefit. The assumptions used must be reasonable and need not relate to the qualified plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a qualified plan does not specify the actuarial assumptions it uses for determining the present value of a cumulative accrued benefit, the assumptions used must be those used in the qualified plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest assumption must be (as described in 29 C.F.R.
         section 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Part 2619 of 29 C.F.R. If a qualified plan specifies the actuarial assumptions it uses for determining the present value of its cumulative accrued benefit, those assumptions govern for purposes of this Plan as to that qualified plan's cumulative accrued benefits.

          (2) The present value must be computed using an interest and a post-retirement mortality assumption but consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

          (3) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the cumulative accrued benefit, the participant's spouse may be assumed to be the same age as the participant.

          (4) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to paragraph (7), the present value must reflect a benefit payable beginning at the qualified plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to paragraph (7).

          (5) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

          (6) If two or more Defined Benefit Plans are being tested, the actuarial assumptions used for all qualified plans within an Aggregation Group must be the same. If paragraph (1) of this subsection would otherwise cause the preceding sentence to be violated, the Administrator must select one qualified plan's assumptions and use them as adjusted according to the other paragraphs in this subsection.

          (7) For purposes of this subsection, a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code 410(b).

         (c) Excluded individuals. Effective January 1, 1985, if at any time during the 5-year period ending on the applicable Top-Heavy Determinate Date, an individual has not performed any services for an Employer or a Related Company maintaining this Plan or a plan that is part of this Plan's Aggregation Group, the Interest of such individual shall not be taken into account for purposes of this Plan section.

11.4     Minimum Benefits for Top-Heavy Plans

         (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions and allocations under the Plan.

         (b) Aggregation of plans. For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregation Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this article, the Administrator may elect to cause the Employers to satisfy the minimum benefit requirements of this section in this Plan, within any one or more of the other qualified plans in this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other qualified plans.

         (c) Eligible Non-Key Employees. Each Non-Key Employee who is a Participant with regard to this Plan, who is eligible for an allocation of contributions that the Employer or a Related Company might make (or who would be eligible except that after becoming a Participant, he subsequently fails to complete 1,000 Hours of Service (or the equivalent) during the Plan Year), and who has not separated from service at the end of the Plan Year must receive the minimum benefit required by Code 416(c)(2), as described in this section. A Non-Key Employee may not fail to receive such minimum benefit because he is excluded from Plan participation (or is ineligible for an allocation under the Plan) merely because his compensation is less than a stated amount or merely because of a failure to make mandatory or elective contributions under the Plan.

         (d) Minimum benefit. This Plan will satisfy the minimum benefit required by Code 416(c)(2) if the sum of Employer contributions and forfeitures allocated to the Account of each eligible Non-Key Employee Participant under the Plan for each Plan Year in which the Plan is a Top-Heavy Plan equals the amount in paragraphs (1) or (2), as applicable.

          (1)  The minimum benefit applicable to an eligible
         Non-Key Employee Participant who does not participate in a Defined Benefit Plan that is part of this Plan's
         Required Aggregation Group is the lesser of

                    (A)  3% of such Non-Key Employee
           Participant's Earnings for that Plan Year; or

                    (B)  the highest percentage at which
           Employer contributions and forfeitures are allocated to any Key Employee for the Plan Year under this Plan or any plan within this Plan's Required Aggregation Group. The highest percentage will be determined as the ratio of the sum of employer contributions made (or required to be made without regard to waivers granted pursuant to Code 412(d)) and forfeitures allocated to such Key Employee's account divided by his Earnings for the Plan Year. This subparagraph does not apply if this Plan is part of a Required Aggregation Group and if this Plan enables a Defined Benefit Plan included in such Required Aggregation Group to meet the requirements of Code 401(a) or 410.

          (2) The minimum benefit applicable to an eligible Non-Key Employee Participant who participates in a Defined Benefit Plan that is part of this Plan's Required Aggregation Group is 5% of his Earnings for that Plan Year but only to the extent he does not receive the Defined Benefit Plan minimum benefit required by Code 416(c)(1) in that Defined Benefit Plan.

         (e) Offset for other allocations. An individual's minimum benefit that is required from this Plan for a Plan Year is equal to the full benefit described in paragraph (d) reduced by the total of all allocations received for the Plan Year from any Employer contributions or from forfeitures from any other Defined Contribution Plan included in this Plan's Required Aggregation Group.

         (f) Excluded amounts. In determining a Non-Key Employee's minimum-benefit entitlement and in determining whether that entitlement has been satisfied, any Employer contribution attributable to a matching contribution, salary reduction agreement, or similar arrangement may not be taken into account except to the extent expressly required by Code 416(c)(2)(C).

11.5     Top-Heavy Vesting

         (a) Vested percentage. Except as provided in subsection (d), the following table applies to all Accounts not otherwise fully vested in any Plan Year for which this Plan is a Top-Heavy Plan:

         Years of Service         Vested Percentage

          Less than 2                    0%
              2                          20%
              3                          40%
              4                          60%
              5                          80%
              6 or more                  100%

         (b)    Years of service.  For purposes of subsection
(a), years of service are computed in the same manner as service for vesting purposes is otherwise computed under the Plan.

         (c) No decrease in vested percentage. No decrease in a Participant's vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year.
If the Plan's vesting schedule shifts into or out of the schedule under subsection (a) for any Plan Year because of a change in the Plan's top-heavy status, such a shift is an amendment to the vesting schedule and the election of vesting schedules as described in Plan article 3.

         (d) Participants excepted. The provisions of this Plan section do not apply to the Accounts of any Participant who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Participant's Account balance attributable to Employer contributions and forfeitures, if any, will be determined without regard to this section.

11.6     Contribution and Benefit Limitations

         (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

         (b) Required adjustments. Paragraphs 2(B) and 3(B) of Code 415(e) will be applied by substituting "1.0" for "1.25," and paragraph 6(B)(i) of Code 415(e) will be applied by substituting "$41,500" for "$51,875" unless the requirements of paragraphs (1) and (2) below are met with respect to the Plan.

          (1) The minimum benefit requirement of Plan section 11.4(d)(1) is applied by substituting "4%" for "3%" and the minimum benefit requirement of Plan section 11.4(d)(2) is applied by substituting "7.5%" for "5%."

          (2) This Plan would not be a Top-Heavy Plan as determined under Plan section 11.2 if "90%" were substituted for "60%" each place it appears.

11.7     Top Heavy Definitions

         For purposes of applying the provisions of this Plan
article 11, the following definitions apply:

         (a)    Key Employee means, as of any Determination
Date, any Employee, former Employee, or other individual (or
Beneficiaries of such person) who, for any Plan Year in the Determination Period:

          (1) has annual Earnings in excess of 50% of the dollar amount under Code 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer;

          (2) has Earnings in excess of the dollar limitation under Code 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning one of the ten largest interests in the Employer;

          (3)  is a more than 5% owner of the Employer; or

          (4) is a more than 1% owner of the Employer and has Earnings of more than $150,000.

The constructive ownership rules of Code 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The number of officers taken into account under clause (1) will not exceed the greater of 3 or 10% of the total number (after application of the Code 414(q) exclusions) of Employees, but no more than 50 officers. The Administrator will make the determination of who is a Key Employee in accordance with Code 416(i)(1) and the regulations under that Code section.

         (b) Non-Key Employee means an Employee who does not meet the definition of Key Employee.

         (c) Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, which, when considered as a group, would continue to satisfy the requirements of Code 401(a)(4) and 410. The Administrator will determine the Permissive Aggregation Group.

         (d) Required Aggregation Group means (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code 401(a)(4) or 410. Any qualified plan maintained by an Employer or Related Company which terminated within the 5-year period ending on the Top-Heavy Determination Date must be taken into account.

         (e)    Top-Heavy Valuation Date means

         (f)         Top-Heavy Determination Date means for any
Plan Year the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.
                          ARTICLE 12

                     TRUSTEE; TRUST FUND


12.1     Trustee

         (a) Appointment, removal. The Board shall have the power to appoint the Trustee, to remove the Trustee at its discretion upon 30 days' advance written notice, unless the Trustee agrees to a shorter period, to appoint a successor to any Trustee who has resigned or been removed, and to appoint a co-Trustee or co-Trustees with the consent of the Trustee or Trustees then serving. The appointment of any Trustee or co-Trustee shall become effective upon such Trustee's written acceptance of the appointment.

         (b) Resignation. Any Trustee or co-Trustee may resign by giving at least 30 days' advance written notice to the Sponsor's Board, unless the Board agrees to a shorter time.

         (c) General duties. The Trustee shall hold and invest the assets of the Plan in the Trust Fund established pursuant to the Trust Agreement. The Trustee shall further carry out all duties assigned to it by the Plan or the Trust Agreement.

12.2     Trust Agreement

         The Sponsor and the Trustee have established a Trust Agreement providing for the administration of the Trust Fund. The Sponsor may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement as deemed necessary or desirable to carry out the Plan, and may take any other steps and execute any other instruments as the Sponsor deems necessary or desirable to put into effect or carry out the Plan.

12.3     Trust Fund

         (a) Trustee duties, generally. The Trustee shall accept and receive all sums of money paid to it from time to time by the Employers and shall hold, invest, reinvest, manage and administer such monies and the increments, increases, earnings and income thereon as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the terms of the Plan and for the purpose of defraying reasonable administrative expenses.

         (b) General Trust Fund. The General Trust Fund is the portion of the Trust Fund consisting of all Plan assets and liabilities which have not been separated for investment purposes into a Segregated Fund. All assets held in the General Trust Fund are invested together as one fund, except for any assets which may be segregated for investment purposes and invested in a Segregated Fund.

         (c) Segregated Funds. A Segregated Fund is a group of assets which have been segregated from the General Trust Fund for separate investment as a common fund for a specific purpose under this Plan. Segregated Funds may be established under other Plan provisions. The Administrator may also establish any other Segregated Funds from time to time for any purpose it deems desirable or appropriate under this Plan, provided that participation in each fund is made available on a nondiscriminatory basis to all Participants (and Beneficiaries) who are similarly situated. The Administrator may establish and enforce any rules it deems necessary or appropriate for the convenient administration of the Segregated Funds and of the Plan generally. Each Segregated Fund is to be charged with all fees and expenses directly attributable to that Fund, as well as any portion of the general administrative fees and expenses of the Plan that the Administrator determines to be equitable.

         (d) Separate Investment Funds. The Administrator may direct the Trustee from time to time to establish one or more Segregated Funds to be known as Separate Investment Funds, with defined investment objectives. The Participants' Accounts are to be invested among the General Fund and any Separate Investment Funds made available from time to time in the proportions which each Participant may direct by written election filed with the Administrator or, at the Administrator's direction, through the Voice Response System. All Participants are eligible to make investment elections in accordance with the provisions of Plan article 5. New investment elections and changes to prior elections are to be given effect as soon as administratively feasible following the Participant's election based on the Participant's Account at that time.

         (e) Investment Manager. The Committee may, as a named fiduciary for this purpose, appoint an Investment Manager for all or part of the Trust Fund. In that event, the Investment Manager shall have complete control and responsibility over all matters pertaining to the investment of the assets under its control, including brokerage, if any, and timing of Stock purchases pursuant to the terms of the Plan.

12.4     Valuation of Accounts

         (a) At each Valuation Date. As of each Valuation Date, the Trust Fund shall be valued on the basis of the current fair market value of its assets and liabilities. Each Participant's Account (and each respective subaccount) is to be adjusted by the Administrator as of each Valuation Date to reflect its proportionate share of investment adjustments for any funds in which it participates, and payments, transfers, withdrawals, loans, and contributions occurring since the last Valuation Date, as follows:

          (1) Any distribution made to or on behalf of a Participant since the last Valuation Date is to be deducted from the Participant's Account from which such distribution was made.

          (2) The value of all monies, securities and other property in each Participant's Account shall be valued by the Trustee at the then fair market value. In determining such value, all income or loss calculated under the method of accounting of the Trust shall be included and all administrative expenses allocated to such Account shall be deducted.

          (3) Each Participant's Account shall be increased by that portion of the contributions and forfeitures, if any, allocated to his Account.

          (4) To the extent that funds attributable to a Participant's Account were transferred since the last Valuation Date or are to be transferred between investment funds, the Account from which the funds were transferred shall be decreased and the Account to which the funds were transferred shall be increased.

Despite the preceding, the Administrator may alter the valuation procedures, in its discretion, in any manner it deems necessary or desirable to achieve an equitable allocation among the Accounts, but no such procedure shall discriminate in favor of Highly Compensated Employees.

         (b) Crestar Stock Fund. Any Stock acquired by the Trustee shall be credited to each Participant's Account on the Valuation Date coinciding with or next following such acquisition. Prior to January 1, 1994 for purposes of determining the number of shares of Stock and cash credited to a Participant's Account on any date other than a Valuation Date, the number of shares of Stock and cash credited to the Participant's Account on the last preceding Valuation Date shall be used. Such value so determined shall be reduced based on net withdrawals and distributions subsequent to such Valuation Date and increased by any subsequent contributions on behalf of the Participant and any transfers to the Crestar Stock Fund.

12.5 Annual Accounting. The Trustee shall, as soon as practicable after the end of each Plan Year, render to the Sponsor and the Administrator an accounting for the Plan and the Trust Fund.

12.6 Statement of Participants' Accounts. The Administrator shall, as soon as practicable after the last Valuation Date of each Plan Year, deliver to the Director of Human Resources for distribution to each Participant a statement setting forth the Account of each Participant in the Plan as of that Valuation Date. In the discretion of the Administrator, statements may be provided to Participants more frequently, such as semi-annually or quarterly.
                          ARTICLE 13

               FIDUCIARIES; PLAN ADMINISTRATION


13.1     Named Fiduciaries; Allocation of Fiduciary
Responsibility

         (a)    Named Fiduciaries.  The Sponsor and the
Administrator are the Named Fiduciaries of the Plan within the meaning of ERISA 402. Only the Sponsor may designate other
Named Fiduciaries not named in this Plan.

         (b)    Delegation of responsibility.  All
responsibilities not specifically delegated to another fiduciary remain with the Sponsor, including designating all additional fiduciaries not named in this Plan or the Trust Agreement. The Sponsor has the power to delegate fiduciary responsibilities not specifically delegated by the terms of this Plan or the Trust Agreement and to designate fiduciaries and nonfiduciaries to carry out fiduciary responsibilities in order to provide for the orderly operation and administration of the Plan. Any allocation, delegation, or other assignment of duties previously made is hereby confirmed and shall continue until such time as it is revoked, modified, or altered by the Sponsor. The Sponsor may permit any person to whom any authority or control has been granted to further allocate, delegate, or assign any or all such duties to such other person or entity as the Sponsor may specify. A person or entity serving as a fiduciary with regard to the Plan may serve in more than one fiduciary capacity and may employ one or more persons to render advice with regard to his fiduciary responsibilities under the Plan. To the extent allowed by law, each fiduciary's responsibility is limited to the duties allocated or designated to it.

         (c) Shared responsibility. This Plan and the Trust Agreement allocate to each fiduciary the individual responsibilities assigned. Responsibilities are not shared by fiduciaries unless the sharing is provided specifically in the Plan or the Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another fiduciary, the two have not been assigned to share the responsibility. The fiduciary giving directions bears the sole responsibility for those directions and the responsibility of the fiduciary receiving those directions is to follow those directions as long as on their face the directions are not improper under applicable law.

13.2     Administrator

         (a)    Appointment.  The Sponsor serves as
Administrator unless the Sponsor, by action of its Board, appoints one or more persons to serve as Administrator.
Persons appointed as Administrator may include, but are not limited to, Employees, Participants, or the Trustee. When two or more persons are serving concurrently as Administrator, they are jointly responsible for all of the Administrator's duties, except to the extent specific duties may have been allocated between.

         (b) Resignation, removal. A person serving as Administrator may resign at any time by giving advance written notice to the Sponsor. The Sponsor may, in its discretion, remove any person serving as Administrator, with or without cause, by giving that person advance written notice of his removal. Any individual who is an Employee when appointed as Administrator is automatically removed at his termination of employment, without the necessity of any notice, unless his continued appointment is expressly requested by the Sponsor. The Sponsor shall notify the Trustee of all appointments, resignations or removals of Administrators.

         (c) Powers and duties. The Administrator shall be responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities under the Plan. The Administrator must administer the Plan by its terms and has all powers necessary to do so. The Administrator's powers and responsibilities are to be exercised in the Administrator's sole discretion and include, but are not limited to the following:

          (1)  to adopt rules and procedures it deems
         desirable for the efficient administration of the Plan as long as those rules, regulations and procedures apply uniformly to all persons under similar circumstances;

          (2) to determine all questions arising in the Plan's administration, interpretation and application, including questions about the status and rights of Employees, Participants, Beneficiaries, and any other persons;

          (3) to decide any dispute arising under the Plan, but no Administrator may participate in any matter involving any questions relating solely to his own participation or benefits under the Plan;

          (4) to advise the Employers about the known future need for funds to be available for distribution in order that the Trust Fund investments may be established accordingly;

          (5) to correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

          (6) to advise the Sponsor of the maximum deductible contribution to the Plan for each fiscal year;

          (7) to direct the Trustee concerning all payments which are to be made out of the Trust Fund pursuant to the Plan's provisions;

          (8) to maintain all bookkeeping accounts necessary under the Plan for keeping track of each Participant's interest in the Plan, including the source of all contributions, the vested interest, and applicable Account adjustments, except to the extent that the Trustee has, by written agreement with the Sponsor, assumed responsibility for maintaining any part or all of the Participants' Accounts;

          (9) to confer with the Trustee and the Sponsor on the settling of any claims against the Trust Fund;

          (10) to file all reports with government agencies, Participants and other parties as may be required by law, whether such reports are initially the obligations of the Sponsor, an Employer, or the Plan;

          (11) to maintain all records necessary to determine the rights and interests of any Employee under this Plan, including his eligibility, Participant status, service and Beneficiaries; and

          (12) to have all other powers necessary or desirable to discharge its duties as Administrator.

         (d) Administrator action conclusive. Any action on matters within the Administrator's discretion shall be final and conclusive except as provided in Plan article 10 regarding review of denied claims.


13.3     Duties of the Benefits Department

         The Benefits Department of Crestar Bank is responsible for handling the day-to-day operations of the Plan including, but not limited to: the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; explaining the optional forms of payments that may be elected by a Participant under the Plan; processing election forms executed by Participants and Beneficiaries and any other administrative forms required under the Plan; and communicating all other matters relating to participation and entitlement to benefits to such individuals or entities or the Committee as may be necessary to enable them to discharge their duties under the Plan in a uniform, equitable and nondiscriminatory manner with respect to Participants or Beneficiaries under similar circumstances. The Benefits Department shall also review and monitor the performance of persons and entities appointed by the Administrator or the Committee to serve in various capacities with regard to the Plan and report its findings annually to the Committee.

13.4     Benefits Administrative Committee

         (a) Membership. The chief executive officer of the Sponsor shall appoint a Benefits Administrative Committee that shall serve pursuant to this Plan section. The chief executive officer shall have the power to remove a member of the Committee at his discretion. Any member of the Committee may resign by giving notice in writing to the chair of the Committee or the chief executive officer at any time or may be removed at any time and for any reason by the chief executive officer. In the event of a removal or resignation, or if for any other reason there are less than three Committee members serving at any time, the chief executive officer shall, as soon as practicable, appoint a new member or members so that there shall be a minimum of three members. If at any time there are less than three members of the Committee, the remaining member or members shall have authority to act as the Committee.

         (b) Officers. The chief executive officer of the Sponsor shall appoint a chair of the Committee from among its members. The Committee may appoint a secretary to keep a record of the acts of the Committee. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to the secretary by the Committee.

         (c) Meetings, actions. The Committee may, but need not, call or hold formal meetings. The Committee acts by a majority of its members in office at the time and may take action either by a vote at a meeting or in writing without such a meeting. The action of the majority shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members in office at the time. In the event of a deadlock or other situation preventing majority agreement, the chief executive officer of the Sponsor or his delegate shall decide the matter. All decisions of the Committee shall be evidenced in writing. All acts and determination of the Committee shall be duly recorded by the secretary and all such records, together with such other documents as may be necessary, shall be preserved by the secretary. Such records and document shall at all times be open for inspection and for the purpose of making copies by any person designated by the Sponsor. The Committee shall provide such information, resulting from the application of its responsibilities under the Plan, as may be needed by the individuals, entities or committees providing services to the Plan to enable them to effectively discharge their duties.

         (d) Authorized representative. The Committee may authorize any one or more of its members or its secretary to sign any documents on its behalf or to perform solely ministerial acts, but such person shall not exercise any discretion over matters delegated to him without obtaining the concurrence of a majority of the members. The Committee must evidence this authority by an instrument signed by all its members or by a resolution passed by the Committee. The Trustee and each Employer must accept and rely upon any document executed by such authorized individual as representing action of the Committee until the Committee files a written revocation of that authorization with the Trustee.

         (e)    Powers of the Committee.     The Committee
shall have control of all duties specifically allocated to it under the Plan or which are delegated to it by the Administrator and shall have all necessary powers to carry out its duties, including the following, which shall be exercised in the Committee's discretion:

          (1) to construe the Plan and to determine all questions about the Plan; and

          (2) to review and recommend all proposed action regarding substantial changes in the Plan which must be passed on by the Board or the Board's executive committee and make its recommendations regarding such proposals to the appropriate entity.

In exercising its duties, the Committee shall at all times act in a uniform, equitable and nondiscriminatory manner in construing provisions of the Plan as they relate to Participants and Beneficiaries under similar circumstances. Notwithstanding its powers granted hereunder, the Committee shall have no power to modify in any way any provision of the Plan.

         (f)         Agents and counsel.  The Committee may
engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Sponsor, with respect to the meaning or construction of this document and its obligations hereunder or with respect to any action, proceeding, or question of law related to the Plan.

         (g) Compensation. The Employers shall pay the reasonable expenses incurred by the Committee in carrying out its duties and responsibilities under the Plan, including reasonable legal and accounting expenses. Should the Employers fail to pay these expenses, they shall be paid by the Trustee out of the Trust Fund. The Sponsor agrees to supply such stenographic or administrative assistance as may be necessary to assist Committee members in the performance of their duties and responsibilities.

         (h) Rules and regulations. The Committee may formulate rules and regulations not inconsistent with the purpose of the Plan as it may deem necessary to enable it to carry out its duties.

         (i) Indemnification. The Committee members shall be indemnified by the Employers for any liability and expenses incurred in respect of any suit or proceeding the Committee or its members may incur in connection with the performance of their duties under the Plan.

(j) Plan participation. A member of the Committee who is also a Participant in the Plan shall abstain from any action which directly affects him specifically as a Participant. In the event of an abstention, matters shall be decided by the remaining members of the Committee. Nothing herein, however, shall prevent any member of the Committee who is also a Participant or Beneficiary from receiving any Plan benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries under similar circumstances.

13.5 Funding Policy. The Administrator shall establish a funding policy and method to carry out the objectives of the Plan. In formulating and maintaining such policy, the Administrator shall consult with such advisors when and as it deems necessary to review the Plan's liquidity needs, the anticipated level of annual contributions and any material changes occurring during the year.

13.6     Expenses - Compensation.   The Employers shall pay the
reasonable expenses incurred in the administration of the Plan, including reasonable legal and accounting expenses, compensation for services rendered to the Plan, and reimbursement of expenses actually and properly incurred by persons who are not otherwise compensated for providing services to the Plan, and the Employers may be reimbursed by the Trustee from the Trust Fund for any reasonable administrative expenses that may be paid from Plan assets. If any Employer should, for any reason, fail to pay administrative expenses, they shall be paid by the Trustee out of the Trust Fund. No Employee of any Employer shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an Employee.

13.7     Directions to Trustee.

         All directions from the Administrator to the Trustee shall be in writing from either the chief executive officer of the Sponsor, the Director of Human Resources, or the chair of the Committee or such other persons as may be appointed in writing by such persons. The Trustee may rely on directions from such persons and shall act in accordance with such directions, unless it knows or should know that the directions constitute a breach of such person's or its own obligations under the Plan.

13.8     Indemnification; Limitation on Liability

         As permitted by law and as limited by any written agreement between the Employer and a non-Trustee fiduciary, the Employers must indemnify each Employee who serves as a non-Trustee fiduciary (but not a corporate fiduciary) against expenses, claims, and liability arising out of being a fiduciary, except expenses, claims, and liability arising out of the fiduciary's own gross negligence, wilful misconduct, or bad faith. The Employers may obtain insurance against acts or omissions of a non-Trustee fiduciary. If the Employers fail to obtain insurance to indemnify, an individual non-Trustee fiduciary may obtain insurance and be reimbursed according to the Plan, as permitted by law. At their own expense, the Employers are entitled to defend or maintain, either in its own name or in the name of the fiduciary, any suit or litigation arising under this Plan with respect to any individual non-Trustee fiduciary.

13.9     Exercise of Discretion by Fiduciaries

(a) Exclusive discretion. In discharging the duties assigned to it under the Plan, the Sponsor, the Administrator, the Committee, the Director of Human Resources, and the Benefits Department and any other fiduciary have the discretion to interpret the Plan; adopt, amend, and rescind rules and regulations pertaining to their respective duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan.
The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. Each fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. Subject to the Plan's appeals procedures for denied claims, a fiduciary's decisions made in good faith are binding upon all parties and persons concerned, including but not limited to all persons having or claiming any interest or benefits under this Plan.

(b) Nondiscrimination. The fiduciaries must exercise their discretion and make their determinations in a uniform and consistent manner for all Participants and Beneficiaries under similar circumstances and may not permit discrimination in favor of Highly Compensated Employees. The fiduciaries must discharge their duties with respect to the Trust in the manner prescribed by Title I, Part 4, of ERISA. To the extent appropriate, any discretionary action taken under this Plan must be consistent with any prior discretionary action taken under similar circumstances.

13.10    Bonding of Fiduciaries

Every Trustee or other fiduciary must be bonded to the extent, if any, required by ERISA. If the law requires bond, the Trustee or Administrator must secure the minimum (or any greater amount set by the Employer) and obtain reimbursement pursuant to the terms of the Plan.
                          ARTICLE 14

         PROVISIONS CONCERNING SPONSOR AND EMPLOYERS


14.1     Duties of Employers

         Each Employer agrees: (1) to make all Employer contributions and pay all expenses incurred under the Plan with respect to its Employees (unless paid or reimbursed to the Employer from the Trust Fund); (2) to maintain all personnel records necessary for the Plan's proper administration; (3) to provide on a timely basis all notices, records and information required for Plan administration purposes; (4) to abide by the terms of the Plan and the Trust Agreement; and (5) that the Sponsor and the Administrator and other fiduciaries under this Plan shall act on the Employer's behalf as set forth in this Plan.

14.2     Separate Amendments by an Employer

         By action of its Board and with the approval of the Sponsor's Board of Directors, any Employer may amend this Plan in any manner which affects the Plan's application only as to that Employer and its Employees, provided that the amendment would comply with the restrictions in Plan article 15 if made by the Sponsor and such amendment would not cause the Plan to lose its qualified status under the applicable provisions of the Code. Any such amendment must be made in the form of an amendment to the Plan document and executed by the appropriate officers of both the Sponsor and that Employer.

14.3     Termination of Employer's Participation
         Any Employer who has Employees covered by this Plan may withdraw as an Employer only with the express approval of the Sponsor's Board of Directors as evidenced by a Board resolution. An Employer will also cease to be an Employer (and its Employees will cease to be Covered Employees) when any of the following events occur:

         (a) When the Sponsor, in its discretion, terminates that Employer's right to participate as an Employer under the Plan, provided that the Sponsor gives written notice of that termination to the affected Employer at least 30 days prior to the effective date of such termination (unless the parties agree to a shorter notice period);

         (b) Upon the Employer's consolidation, merger, reorganization or the sale of substantially all of its property, unless the successor entity resulting from that transaction either qualifies as a Related Company of the Sponsor or any other Employer (ignoring that entity's relationship with the Employer affected by that transaction) or contractually assumes (with the approval of the Sponsor's Board of Directors) that Employer's obligations under this Plan at the time the transaction occurs;

         (c) Upon the Employer's legal dissolution or liquidation (other than as part of its consolidation, merger or reorganization) or a judicial determination that it is bankrupt or insolvent; or

         (d) When that Employer's Board of Directors, by written resolution, terminates its continued participation in, and its further responsibilities as an Employer under this Plan, provided that the Employer gives the Sponsor at least 30 days' advance written notice of the effective date of such termination (unless the parties agree to a shorter notice period) and such termination is approved by the Sponsor's Board of Directors.

Upon termination of an Employer' participation in the Plan pursuant to this section, the Trustee is to dispose of that portion of the Trust Fund assets attributable to the Accounts of the affected Participants in the manner directed by the Administrator as provided in Plan article 15.
                          ARTICLE 15

              AMENDMENT, TERMINATION, AND MERGER


15.1     Amendment

         (a) Authority to amend. The Board of Directors of the Sponsor or any executive committee of the Board shall have the right to modify, alter, or amend the Plan or the Trust Agreement in whole or in part by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. In addition, the Sponsor's Board or any executive committee of the Board may delegate to an appropriate officer or officers of the Sponsor or an Employer, or to a committee, all or part of the authority to amend the Plan or Trust Agreement.

         (b)    Restrictions on amendments.       An amendment
may be made retroactively if it is necessary to bring the Plan or the Trust Agreement into conformity with the Code and Code regulations or with any other statute or regulation applicable in order to permit the Employers to deduct for income tax purposes all (or as much as the law might allow) money and property contributed to the Trust Fund. No amendment to the Plan or the Trust Agreement may increase the duties, powers, and liabilities of the Trustee, the Administrator, or any other fiduciary under the Plan without its written consent nor may any amendment affect adversely the benefits of persons who have retired or the benefits that have accrued prior to the effective date of such action. Except as otherwise allowed by Treasury regulations, no amendment may eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations) or eliminate an optional form of benefit with respect to benefits attributable to service before the amendment. No amendment may provide for the use of funds or assets held under this Plan and Trust other than for the exclusive benefit of Participants and Beneficiaries and for defraying the reasonable expenses of administering the Plan, except as provided in Plan section 3.9 or this Plan article.

15.2     Termination of Plan

         (a) Authority to terminate. While the Sponsor and each other Employer expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. The Board of Directors of the Sponsor or any executive committee of the Sponsor's Board shall have the right to terminate the Plan and Trust with respect to all Employers at any time and for any reason, in whole or in part, by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting, or in any other manner permissible under applicable state law. In addition, the Board or any executive committee of the Board may delegate to an appropriate officer or officers of the Sponsor or an Employer, or to a committee, all or part of the authority to terminate the Plan. Each Employer other than the Sponsor shall have the right to withdraw from the Plan as provided in Plan article 14. A withdrawal by one Employer (other than the Sponsor) does not terminate the Plan with respect to any other Employer.

         (b)    Automatic termination.  The Plan shall
terminate automatically on the bankruptcy, insolvency, or legal dissolution of the Sponsor or on the termination of business by the Sponsor without a successor.

         (c) Notice. Notice of a termination by one Employer or by the Sponsor must be given to the affected Participants, the Administrator, the Trustee, the Employers, and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan article.

         (d) Discontinuance of contributions. The Employers have the right at any time to reduce or discontinue their contributions to this Plan. If there is a complete discontinuance of contributions, all Accounts that are then forfeitable become fully vested. A discontinuance of Employer contributions is not a termination of the Plan unless the Sponsor gives the notice described in subsection (c).

         (e) Rights of Participants. If this Plan and Trust should be terminated (in whole or in part) pursuant to the provisions of this Plan article and determined in a manner consistent with legal authorities, each Participant (in the case of a complete termination) or each affected Participant (in the case of a partial termination) shall be fully vested in his accrued benefit under the Plan as of the date of such termination, to the extent then funded. In the event of a Plan termination by the Sponsor, no further contributions shall be made to the Plan.

15.3     Plan Termination Distributions

         (a) Withdrawing Employer. When the Administrator receives notice from an Employer that it intends to withdraw from or terminate its participation in the Plan, the Administrator shall determine the liabilities of the Plan with respect to such Employer's Employees participating in the Plan and shall establish the amount of the Trust Fund to be allocated to such Employees. As of the actual date of such Employer's withdrawal or termination, the Trustee shall revalue the portion of the Trust Fund allocated pursuant to the preceding sentence and allocate any previously unallocated contributions, forfeitures, realized and unrealized appreciation or depreciation, income or loss of the Trust Fund to the Accounts of the Participants affected by the termination. After such allocation, the Trustee shall transfer assets of the Trust Fund representing the portion of the Trust Fund allocated to the withdrawing Employer's participation in the Plan to the trustee designated by the withdrawing Employer and such assets shall thereafter be held and invested as a separate trust fund pursuant to the terms of the plan adopted by the withdrawing Employer. If the withdrawing Employer is not adopting another plan with respect to its Employees, the Administrator must determine in accordance with subsection (c) whether the Accounts of affected Participants may be immediately distributed in a lump sum or must continue to be held in the Trust and distributed in accordance with Plan articles 7, 8, and 9.

         (b) Complete Plan termination. If the Plan terminates as to all Employers, the Administrator must direct the Trustee to allocate the assets of the Trust Fund (exclusive of any suspense account established pursuant to Plan article 4) among the Participants and Beneficiaries as required by ERISA. After providing for payment of any expenses properly chargeable against the Trust Fund, and confirming compliance with all other precedent requirements of law, the Administrator must determine in accordance with subsection (c) whether the Accounts of Participants may be immediately distributed or must continue to be held in Trust.

         (c) Liquidation of Trust. Unless the Sponsor specifies otherwise, when the Plan terminates as to one Employer or as to all Employers, the Administrator must determine whether immediate or deferred liquidation of the Trust Fund (or the portion attributable to affected Participants) is in compliance with applicable Code provisions for qualified plans. The Administrator must communicate that decision to the affected Participants and the Trustee, indicating the expected liquidation date or the terms under which the Trust Fund will continue. If all of the Employers have withdrawn from participation in the Plan or the Sponsor has terminated the Plan with respect to all Employers, until actual liquidation of the Trust Fund, the Administrator must assume all powers and duties of the Sponsor and other Employers (except duties relating to contributions in each Plan Year). After such termination date, administrative expenses must be paid from the Trust Fund unless at least one of the Employers affirmatively agrees to pay the expenses. Despite the preceding, if the Sponsor or another Employer or a Related Company establishes or maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code 4975(e)(7)), Trust Fund assets may not be liquidated and distributed to Participants and their Beneficiaries if prohibited under Code 401(k) and any other Code provisions restricting such distributions on Plan termination.

         (d) No further rights. In accordance with the Administrator's directions, the Trustee must continue the Trust Fund, transfer or deliver property to the Participants or Beneficiaries, or transfer property to another qualified plan, either without endorsement or endorsed as the Administrator directs. The Trust Fund is the only source from which a claimant may satisfy any claim based on a Participant's Account or on his entitlement to assets; he has no other recourse. A Trustee will have no further right, title, or interest in property distributed in accordance with the Administrator's directions. After all distributions are completed and the Trust Fund is liquidated, each Trustee is discharged from all obligations under the Trust Agreement. Except by statute, no Participant or Beneficiary has any further right or claim.

15.4     Merger, Consolidation, or Succession

         (a) Continuation by successor. If an Employer is merged or consolidated with any other business or is succeeded by a corporation or other legal entity that acquires substantially all the Employer's assets, the surviving or purchasing corporation or legal entity may elect, with the consent of the Sponsor's Board, to continue this Plan as to that Employer's Participants.

         (b) No continuation. If the Sponsor is liquidated or merged or consolidated with another company or other legal entity and the Plan is not continued, the Administrator or a person designated by the Sponsor succeeds to the functions of the Sponsor and its Board under the Plan and the Trust Agreement, including the function of naming a new Administrator. If the Plan has no Administrator and none has been designated as provided in this subsection, the Trustee may appoint an Administrator.

         (c) Restrictions. No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other qualified plan shall be made, unless each Participant would receive immediately after such event a benefit (determined as if the Plan had terminated at that time) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.
                          ARTICLE 16

                        MISCELLANEOUS


16.1     Exclusive Benefit

         This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and except as permitted by law, under no circumstances shall any corpus or income of the Trust Fund or any Plan assets be used for or diverted to any other purpose. Despite the preceding, the restrictions of this section shall not prevent the return to an Employer of any Employer contributions in accordance with the terms of this Plan.

16.2     No Contract or Inducement

         The Plan shall not be deemed to constitute a contract between any Employer and an Employee, or to be consideration or inducement for, the employment of any Employee by any Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the rights of such Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

16.3     No Guarantees

         Neither the Trustee, the Sponsor, nor any other Employer or Plan fiduciary in any way guarantees the payment of any benefit or amount that may become due under the Plan to any Participant or retired Participant, or to the legal representative or Beneficiary of any such Participant or retired Participant. Neither the Trustee, the Sponsor, nor any other Employer or Plan fiduciary guarantees the payment by any insurance company of any benefit or amount that may be due under any policy or contract. Each Participant, retired Participant, or legal representative or Beneficiary of any deceased or retired Participant, shall look solely to the assets of the Trust Fund for the payment of benefits under the Plan.

16.4     Non-Alienation of Benefits

         (a) Prohibitions. Except as specifically provided in Code 401(a) and in the following subsection (b), no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge, and any attempt to anticipate, assign, garnish or pledge the same will be void. No benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant. If any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, then, in the discretion of the Committee, such benefits will cease, and the Committee will have the authority to cause the same or any amount of such benefit to be held or applied to or for the benefit of such Participant, his Spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

         (b) QDRO exception. Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order as described in Plan article 7. The Plan is not liable for any payments pursuant to a domestic relations order until the Administrator has received the order and determined that it is a Qualified Domestic Relations Order.

16.5     Changes in Capital Structure

         The existence of the Plan shall not limit or in any way affect the right of the Sponsor any Employer and any Related Company to change their capital structure or their accounting practices in any form or manner the Sponsor, Employer or Related Company may deem advisable.

16.6     Errors and Omissions

         (a) In general. Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it is not in conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and the Administrator determines that it would cost more to correct the error than is warranted, and if the Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not in the Administrator's judgment result in discrimination in operation, the Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to, the authorization of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this Plan section is an additional discretionary contribution.

         (b) Mistaken 401(k) Contributions. If a mistake is made and the Trustee receives funds that are nominally a 401(k) Contribution but that should have been paid directly to a Participant, those funds must not be allocated to that Participant and must be returned to that Participant according to the provisions in this Plan governing Excess Deferrals and Excess 401(k) Contributions. If those funds cannot be returned entirely to that Participant, then to the extent possible, those funds must be returned to the contributor according to subsection (a). To the extent that the funds cannot be returned to the contributor, they must be considered as soon as possible to be a 401(k) Contribution or some other Employer contribution, as elected by the contributor, for the first Plan Year for which the funds may be allocated. The appropriate Employer must pay an additional identical amount (excluding appropriate withholding according to law) directly to the Participant who should have received those funds.

16.7     Construction

         (a) Interpretation consistent with law. This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. It is intended to provide a cash-or-deferred arrangement in accordance with Code 401(k). The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and of ERISA.

         (b) Definitions. Any term with an initial capital not expected by normal capitalization rules is a defined term according to the definitions of the Plan and the Trust
Agreement and the Code and ERISA and applicable regulations.

         (c) Governing law. Except as otherwise may be required by the controlling law of the United States, the Plan shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia (except to the extent that its choice-of-law rules would require the application of a state law other than Virginia law)

         (d) Headings and subheadings. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of the Plan.

(e) Construction rules. In the construction of the Plan, the masculine shall include the feminine and the singular, the plural in all cases where such meanings are indicated by the context.

(f) Invalid provisions. If any provision of this Plan is determined to be invalid or not enforceable, that fact does not affect the validity or the enforceability of any other provision.
                        SIGNATURE PAGE


As evidence of its adoption of the Crestar Employees'
Thrift and Profit Sharing Plan, as amended through December
31, 1994, the Sponsor, through action of its Board of Directors, has caused this document to be executed by a duly authorized officer as of the ______ day of December, 1994. The provisions of the Plan, as amended and restated, that are intended to comply with the Tax Reform Act of 1986 and subsequent legislation applicable to the Plan are adopted subject to the Plan's approval by the Internal
Revenue Service (the IRS). The Plan, as amended and restated, shall be fully effective on approval by the IRS, except as to any amendments required by the IRS as a condition of issuing a determination letter. Such additional amendments shall be adopted within the applicable Code 401(b) deadline period.

                               CRESTAR FINANCIAL
CORPORATION



                                    By
_________________________________
James M. Wilson, III
         Director of Human Resources
















                   CRESTAR EMPLOYEES'
             THRIFT AND PROFIT SHARING PLAN


                     TRUST AGREEMENT





    As Amended and Restated Through December 31, 1994













INTRODUCTION                                   Introduction

ARTICLE 1     CREATION OF TRUST; INTERPRETATION OF
AGREEMENT

1.1  Establishment of Trust                             1-1
1.2  Other Employer-maintained Qualified Plans          1-1
1.3  Impossibility of Diversion                         1-1
1.4  Interpretation of Trust Agreement                  1-2
1.5  Additional Definitions                             1-2

ARTICLE 2    TRUSTEE APPOINTMENT AND REMOVAL; FIDUCIARY
               LIABILITY

2.1  Trustee Appointment; Removal; Successors           2-1
2.2  Operation of Trustee                               2-1
2.3  Bonding                                            2-2
2.4  Limitation of Liability                            2-2
2.5                                   Insurance; Annuities
2-3
2.6                                      Trust Fund Losses
2-3
2.7  Reliance on Communications                         2-3
2.8  Reliance on Experts                                2-4
2.9  Protection of Trustee                              2-4

ARTICLE 3    INVESTMENT DUTIES, POWERS

3.1  Investment Policy                                  3-1
3.2  Additional Investment Powers of Trustee            3-2
3.3  Insurance Contracts; Annuities                     3-5
3.4  Investment Manager                                 3-5
3.5                        Participant-Directed Investments
3-6
3.6  Prohibited Transactions                            3-6

ARTICLE 4    OTHER DUTIES OF TRUSTEE

4.1  Payments from the Trust Fund                       4-1
4.2  Trustee Compensation and Expenses                  4-1
4.3  Payment of Taxes                                   4-2
4.4  Transfers and Direct Rollovers                     4-2
4.5  Accounting                                         4-2
4.6  Valuation                                          4-3
4.7  Other Duties                                       4-3
4.8  Trustee Appointment of Agents                      4-3
4.9  Administration of Plan                             4-4

ARTICLE 5     AMENDMENT, TERMINATION, AND MERGER

5.1  Amendments                                         5-1
5.2  Termination of Trust                               5-1
5.3  Withdrawal from Trust Fund. . . . . .              5-2
5.4  Merger, Consolidation or Succession                5-2
5.5  Approval of Appropriate Agencies                   5-3

ARTICLE 6    MISCELLANEOUS

6.1      Rights of Participants, Beneficiaries, and Others
6-1
6.2  No Assignment                                      6-1
6.3  No Guarantee of Plan Benefits                      6-1
6.4  Legal Action                                       6-1
6.5  Frustrated Actions                                 6-2
6.3  Binding Nature                                     6-2

SIGNATURE PAGE
                           ARTICLE 1

        CREATION OF TRUST; INTERPRETATION OF AGREEMENT


1.1     Establishment of Trust

        (a) Creation of Trust. The Sponsor has previously established with the Trustee a trust consisting of such funds and other property as the Employers have delivered and may deliver to the Trustee as Plan contributions, earnings and profits on such funds and other property, and other property acquired by the Trustee with such funds. Such funds and other property constitute the Trust Fund, which shall continue to be held in trust by the Trustee pursuant to the terms of the Plan and this Trust Agreement.

        (b) Acceptance of Trust. The Trustee named in this Trust Agreement has consented to act as a Named Fiduciary with trustee responsibilities under ERISA 405(c)(3). By executing this Trust Agreement, the Trustee accepts trusteeship, as provided in ERISA 403(a), of the Trust Fund or confirms that acceptance and its consent to act as Trustee.

        (c) Contributions to Trust Fund. The Trustee must advise the Employers of the forms of property unacceptable to the Trustee as contributions; otherwise, the Trustee must receive all contributions in cash or other property permissible under the Plan. All Plan contributions received by the Trustee and income received from those contributions must be held, managed, invested, reinvested, and administered in trust according to the terms of this Agreement.

1.2     Other Employer-maintained Qualified Plans

        (a) Multiple plans permitted. With the Sponsor's consent, the Trust governed by this Trust Agreement may be used for accumulating or holding assets under any other (one or more) qualified plans maintained by an Employer, but only if the Sponsor approves and only if this Trust's tax-exempt status under Code 501(a) is not adversely affected. No provision of this Trust Agreement supersedes or otherwise invalidates the provisions of any qualified plan funded in whole or in part through the Trust.

        (b) Commingling assets; separate accounting. If the Trust holds assets for more than one qualified plan, the Trustee may pool or commingle the assets of all such plans for investment purposes, but the assets of one qualified plan may not be used to provide benefits under any other qualified plan. The provisions of this Trust Agreement apply separately to each qualified plan, and separate funding, separate accounting, and separate benefits apply as though each qualified plan had a separate Trust Fund. The Administrator of the Plan and the plan administrator of each other qualified plan must provide the Trustee with current information so that the Trustee may maintain adequate records to reflect the separate accounts, sub-accounts, or sub-trusts of each qualified plan, as necessary. The separation may be dissolved as appropriate after the termination of a qualified plan, but only if the merger is consistent with statutes and regulations governing such plan mergers and transfers of plan assets and liabilities.

1.3     Impossibility of Diversion

        (a) Exclusive benefit. Except to defray reasonable administrative expenses and to return Employer contributions as provided in this section and in the Plan, assets of the Trust Fund may not be used for or diverted to purposes other for than the exclusive benefit of Participants and their Beneficiaries.

        (b) Termination of Plan. In the event the Plan terminates and the Trust Fund is liquidated, the Trustee, at the Administrator's direction and as allowed by the Code and ERISA, may return to the contributor any assets attributable to Employer contributions that are held in a suspense account established to prevent benefits or contributions from exceeding statutory limitations.
        (c) Mistake of fact. The Trustee, at the Administrator's direction, may return the portion of any Employer contribution made by a mistake of fact (as allowed in ERISA 403(c)(2)(A)(i)), but repayment must be made within one year after the contribution.

        (d) Nondeductible contributions. All Employer contributions to the Trust Fund are conditioned on their deductibility under Code 404(a), exclusive of Code 404(a)(5). If any Employer contribution is not deductible in whole or in part, the Trustee, at the Administrator's direction, may return the nondeductible portion of the contribution (as allowed in ERISA 403(c)(2)(C)) to the Employer who made the contribution, but repayment must be made no later than one year after the disallowance.

1.4     Interpretation of Trust Agreement

        (a) Purpose of Trust Agreement. The Sponsor's intent and purpose in executing this Trust Agreement is to create and maintain a qualified trust to hold Plan assets, including those assets transferred into the Plan from a Predecessor Plan. All questions arising in the administration of the Trust Fund and in the construction of this Trust Agreement must be resolved accordingly.

        (b) Incorporation of the Plan. The provisions of the Crestar Employees' Thrift and Profit Sharing Plan are incorporated by reference into this Trust Agreement.

        (c) Definitions. Any term with an initial capital not expected by normal capitalization rules is a defined term according to the definitions in the Plan and this Trust Agreement and the Code and ERISA. Any term defined in Plan article 1 or elsewhere in the Plan must be used in construing this Trust Agreement.

        (d) Governing law. Except as otherwise may be required by the controlling law of the United States, this Trust Agreement must be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia (except to the extent those laws would require the application of a state law other than Virginia law).

        (e) Construction rules. For construction, one gender includes all, and the singular and plural include each other. The headings and subheadings in this Trust Agreement have been inserted for convenience of reference only and are to be ignored in any construction of the provisions.

        (f) Invalid provisions. If any provision of this Trust Agreement is determined to be invalid or not enforceable, that fact does not affect the validity or the enforceability of any other provision. All provisions of this Trust Agreement shall be enforced to the fullest extent of all applicable laws.

1.5     Additional Definitions

        (a)     Agreement or Trust Agreement means the Crestar
Employees' Thrift and Profit Sharing Plan Trust Agreement as set forth in this document and as amended as of any relevant time.

        (b) Fiscal Year means the accounting year on which the Trust Fund is operated. The Fiscal Year is the same as the Plan's Plan Year.
        (c) Trust Fund, as used in this Agreement, means the entire undistributed amount of all contributions to the Plan that are placed in custody of the Trustee, and any investments acquired by the Trustee with such contributions, as adjusted for expenses, gains, and losses. The Trust Fund may include one or more trusts, as determined by the terms of this Trust Agreement and the Trustee. Whenever the Trustee deems it necessary or appropriate, the Trustee may establish and maintain as part of the Trust Fund a separate, segregated account for any identifiable type of asset or investment fund. Segregated accounts may be named by any descriptive identification determined by the Trustee and the unsegregated assets will be known by some other descriptive identification determined by the Trustee. For purposes of this Agreement, the unsegregated assets shall be referred to as the General Trust Fund. A segregated account experiences its own earnings and losses, without regard to the investment performance of any other segregated account or the unsegregated assets of the Trust Fund.

        (d) Trustee, as used in this Agreement, means any current Trustee or co-Trustee or any duly appointed successor Trustee or co-Trustee. Co-Trustees are referred to collectively as the Trustee. The current Trustee is named on the most recently signed signature page of this Trust Agreement. Any Trustee or Co-Trustee who resigns, accepts or is removed as Trustee or Co-Trustee following the execution of this Trust Agreement shall be required to evidence such resignation, acceptance or removal in writing which shall become a part of this Trust Agreement.
                          ARTICLE 2

     TRUSTEE APPOINTMENT AND REMOVAL; FIDUCIARY LIABILITY


2.1     Trustee Appointment; Removal; Successors

        (a) General. The Sponsor or its delegate has exclusive authority for the appointment and removal of Trustees.

        (b) Original appointment. As the Sponsor's Board determines, there must be one or more individuals or entities acting as Trustee under this Agreement. The Board may appoint an additional co-Trustee or additional co-Trustees with the consent of the Trustee or the co-Trustees then serving.

        (c) Resignation and removal. Any Trustee may resign by delivering at least 30 days' advance written notice to the Board, unless the Board agrees to a shorter notice period. The Board may remove any Trustee for cause or without cause by delivering at least 30 days advance written notice to the Trustee, effective as of the date specified in the notice.

        (d) Trustee vacancy. If a vacancy arises for any reason in the trusteeship under this Agreement, the Board may, appoint a successor Trustee, provided that at all times, at least one Trustee must be acting. Until a successor is appointed, the remaining Trustee or Trustees have full authority to act under the terms of the Plan and this Agreement. If the Board fails to appoint a successor Trustee by the effective date of the departure of the last remaining Trustee, the Trustee may apply to a court of competent jurisdiction to have a successor Trustee appointed.

        (e) Qualification of Trustee. Each Trustee must accept his appointment by executing and delivering written acceptance to the Board in a form satisfactory to the Board. Except as otherwise agreed in writing by the Board and the Trustee, each additional co-Trustee and each successor Trustee without further act, deed, or conveyance is then vested with all the estate, rights, powers, discretion, duties, privileges, and immunities as if it were originally named as a Trustee in this Agreement. Written notice of the appointment of a successor Trustee must be delivered promptly to the remaining Trustees, if any, and to the departing Trustee, and to any insurance company from which policies or contracts have been purchased.

        (f) Duties on departure. A departing Trustee (or his personal representative if the departing Trustee is deceased or incompetent) must, within 30 days of the effective date of his departure, execute, acknowledge, and deliver all documents and written instruments necessary to transfer and convey to the successor Trustee (or to the remaining Trustee or Trustees if no successor is appointed) all the right, title, and interest in funds and properties (or the Trustee's legal interest in them) then constituting the Trust Fund. The departing Trustee (or his personal representative) is authorized, however, to reserve a sum of money that the departing Trustee deems advisable and the Sponsor agrees is necessary to pay fees and expenses in connection with the settlement and transfer of the Trust Fund or otherwise; any balance of that reserve remaining after the payment of such fees and expenses must be promptly paid over to the successor Trustee (or to the remaining Trustee or Trustees) upon settlement of the departing Trustee's accounts.

2.2     Operation of Trustee

        (a) Rules and guidelines. The Trustee may adopt or amend rules and guidelines that the Trustee deems desirable for the conduct of Trustee affairs.

        (b) Records. The Trustee must keep a record of all Trustee proceedings and acts and all other data necessary for the proper administration of the Trust Fund. The Trustee must notify the Sponsor of any Trustee action other than routine investment actions and, when required by law, must notify any other person.

        (c) Co-Trustee acts and decisions. A meeting of co-Trustees need not be called or held to make decisions or take any action. Decisions may be made or action taken by written documents signed by the required number of co-Trustees. Acts and decisions of the Trustee must be made by a majority vote if the number of the co-Trustees is three or more; otherwise, such acts and decisions must be by unanimous vote. If the co-Trustees are deadlocked, the Sponsor must make the determination and that determination is binding on all persons.

        (d)     Delegation of authority among co-Trustees.
When two or more co-Trustees serve under this Agreement, they may, by written agreement, allocate specific responsibilities, obligations, or duties among themselves. An original copy of any such agreement must be delivered to the Administrator and the Sponsor. The co-Trustees may delegate to one or more of their number authority to sign documents on behalf of the Trustee or to perform ministerial acts, but no co-Trustee to whom that authority is delegated may perform an act involving the exercise of discretion without first obtaining the concurrence of the required number of other co-Trustees, even though the one alone may sign a document required by third parties. Without designation, one co-Trustee may execute instruments or documents on behalf of all co-Trustees until the other co-Trustees object in writing and file that objection with the Sponsor. Except as provided in this subsection, an application for a contract, agreement, or policy, or changes of any kind in them requiring Trustee execution may be executed by one Trustee.

2.3     Bonding

        To the extent permissible by law, the Trustee serves without bond. If the law requires bond, the Trustee must secure and pay for required bonds not provided by the Sponsor.

2.4     Limitation of Liability

        (a) General rule. A Trustee is liable for his own acts or omissions. Except as otherwise provided by statute or by provisions of the Plan or this Agreement, a Trustee is not liable for any act or omission of any other Trustee or for any act or omission of any other Fiduciary. Except to the extent, if any, otherwise provided by ERISA, no successor Trustee shall be personally liable for any act or omission which occurred prior to the time he became a Trustee.

        (b) Participation in breach. A Trustee is not liable for the actions or omissions of another Fiduciary unless he has knowingly acted or participated in acts to conceal the breach of the other Fiduciary; or by failure to perform properly the specific fiduciary responsibilities that give rise to his status as a Fiduciary, the Trustee has enabled the other Fiduciary to commit a breach; or has knowledge of the breach and fails to make reasonable efforts to remedy the breach.

        (c) Allocations, delegations. A Trustee is not liable for the actions of another to whom responsibility has been allocated or delegated according to the provisions of the Plan or this Agreement unless, as the allocating or delegating Fiduciary, the Trustee was imprudent in making the allocation or delegation, or in continuing the allocation or delegation, or unless the Trustee would be liable according to subsections
(a) or (b).

        (d) Co-Trustees. Each co-Trustee must use reasonable care to prevent another co-Trustee from committing a breach. All co-Trustees must jointly manage and control the assets of the Trust Fund unless specific duties have been allocated between them in writing signed by each and filed with the Company. Subject to subsections (a) and (b), if specific responsibilities, obligations, or duties have been allocated among all co-Trustees, a co-Trustee to whom certain responsibilities, obligations, and duties have not been allocated is not liable either individually or as a co-Trustee for any loss resulting to the Trust Fund from the acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations, or duties have been allocated.

        (e) Directed actions. Subject to subsections (a) and (b), a Trustee is not liable for his directed actions or omissions when he relies on or follows the specific directions of the Sponsor, the Administrator, the Committee, an Investment Manager, or their duly authorized representatives, unless such directions are improper on their face.

2.5     Insurance; annuities

        The Trustee has no responsibility for the validity or effect of any insurance policy or annuity contract, including any policy or contract providing benefits under the Plan on behalf of a Participant or Beneficiary; for any failure on the part of any insurer to make any payments or provide any benefits under such policy or contract; for any act or omission of the Sponsor, the Administrator, an Investment Manager, a Participant, a Beneficiary, or any other person or entity which may render such policy or contract void; for the failure of any insurer to pay the proceeds of any such policy or contract as and when they become payable; for any delay occasioned by any provision in such policy or contract of any insurer to take any action requested by the Trustee; or if, through no fault of the Trustee, any policy or contract shall not be issued, shall lapse, or shall become uncollectible. Notwithstanding the foregoing, the Trustee will, when purchasing annuities or insurance policies for the Plan or its Participants, invest the Plan funds or Participants' funds in a manner that it believes to be consistent with its fiduciary duties under ERISA 404.

2.6     Trust Fund Losses

        Subject to any contrary provision of ERISA, the Trustee shall not be liable for any losses that may be incurred with respect to the investments of the Trust Fund, except to the extent that such losses have been caused by the Trustee's bad faith, gross negligence, or willful misconduct.

2.7     Reliance on Communications

        (a) Written communications. Despite any contrary agreement between the Sponsor and any person (including an Investment Manager) or any other provision of this Agreement, all notices, directions, and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee. Except as specifically provided by statute, the Plan, or this Trust Agreement, the Trustee does not incur liability to any person or party and is fully protected when acting on a notice, request, consent, certificate, letter, telegram, or other paper, document, or electronic, mechanical, computer or telephone operated system, believed by him or any of them to be genuine and to have been signed, sent or initiated by the proper person.

        (b) Reliance on written statements. The Trustee is under no duty to make any investigation or inquiry as to any statement contained in a written communication or document signed or sent by the proper person, but may accept it as conclusive evidence of the truth and the accuracy of the statements contained as to any question of fact.

        (c) Reliance on electronic computer or other mechanical systems. The Trustee is under no duty to make any investigation or inquiry with regard to instructions received him via computer or initiated by telephone to a Third Party Administrator for the Plan or by any other electronic or mechanical means. The Trustee may accept such instruction as conclusive evidence of the truth and the accuracy of the statements contained as to any question of fact. However, the Trustee must be able to produce written documentation supporting any instructions carried out by him under this subsection.

        (d) Communication from agents. The Trustee is fully protected when relying on a written communication from a properly designated agent of the Sponsor, the Administrator, an insurer, or the Investment Manager concerning an instruction or direction of the Sponsor, the Administrator, the insurer, or the Investment Manager and in continuing to rely upon such a communication until a later communication is filed with the Trustee.

        (e) Confirmation of event. Whenever the Sponsor, the Employers, the Administrator, the insurer, or the Trustee is directed to take an action caused by the occurrence of an event, none is under an obligation to take that action until it has received proper and satisfactory written notice of the occurrence. A written authorization or communication from an officer of the Sponsor, the Administrator, the insurer or their authorized agent, or the Trustee that an event has occurred is conclusive evidence of the occurrence, and the Administrator, the Employers, the insurer, or the Trustee is fully protected and discharged from all liability in accepting and relying upon that authorization or communication.

2.8     Reliance on Experts

        The Trustee may consult with experts (who may be experts employed by the Sponsor), including legal counsel, appraisers, pricing services, accountants or actuaries, selected by it with due care with respect to the meaning and construction of this Agreement or any provision of this Agreement, or concerning its powers and duties under this Agreement, and shall be protected for any action taken or omitted by it in good faith pursuant to or on the basis of the opinion of any such expert.

2.9     Protection of Trustee

        (a) Employee or board member. Subject to subsections (d) and (e), as to any Trustee or co-Trustee who is an employee of the Sponsor or an Employer, or a member of the Sponsor's Board, the Sponsor agrees to indemnify and save him harmless against any liabilities, loss, cost, or damage arising out of the exercise of his duties under this Agreement and not arising out of his own gross negligence, willful misconduct, or bad faith. The Sponsor may obtain insurance against the acts or omissions of such a Trustee and if it fails to do so, the Trustee may obtain such insurance and must be reimbursed for the cost by the Sponsor and as permitted by law.

        (b) Defense of Trustee. Subject to subsections (c) and (d), the Sponsor agrees to assume the defense of, or, at its discretion, indemnify and hold the Trustee harmless from, any and all actions, suits, or proceedings that the Trustee brings at the request of the Sponsor or is a party to solely to protect the qualification of the Plan or Trust or to protect the Trust Fund or any action that is a direct or indirect result of any act or omission of any predecessor Trustee. This provision also applies to any actions, suits, or proceedings brought or advanced directly or indirectly by any Employee, Participant, Beneficiary, or the personal representative of any such person, or any combination of them, in which the Trustee is named a party only because of its relationship to the Plan or Trust, to protect the Trust Fund as a result of actions taken or not taken because of following the directions of the Sponsor, the Administrator, an insurer, any Investment Manager, or their duly authorized representative or relying on information provided by the Sponsor, the Administrator, an insurer, or such persons as contemplated by the provisions of this Trust Agreement Article 2 and related sections.

        (c) Indemnification first. Despite any provision of this Agreement to the contrary, a Trustee shall not be obligated to take any action which would subject him to any expense or liability without first being indemnified by the Company in an amount and manner satisfactory to him or being furnished with funds sufficient in his sole judgment to cover such expense or liability.

        (d)     Limitations on defense, indemnification.
Despite the preceding subsections, the Sponsor shall have no responsibility to indemnify or defend a Trustee with respect to any action, suit, or proceeding arising out of

                (1) the Trustee's knowing participation in or knowing concealment of any act or omission of any Fiduciary of the Plan or Trust knowing that such act or omission constituted a breach of such person's fiduciary responsibilities;

                (2)  the Trustee's failure to perform any of
        the duties specifically undertaken by it under the provisions of this Agreement;

                (3) the Trustee's failure to act in conformity with duly given and authorized directions under this Agreement; or

                (4)  the Trustee's own gross negligence,
        willful misconduct, or bad faith or breach of its own fiduciary duty under this Agreement, the Plan or ERISA.

The responsibility of the Sponsor to directly or indirectly indemnify, protect, or defend a Trustee may not exceed the greatest responsibility permissible under the laws of the jurisdiction from which the Sponsor's, articles of incorporation, or similar governing documents has or have been granted. If a Trustee rejects a proffered undertaking to defend or prosecute any matter for which the Sponsor is otherwise obligated to undertake the defense or prosecution according to this Agreement, then as to that matter, the Sponsor is discharged from any further responsibility (and related liabilities) to indemnify, protect, or defend.

        (e) Actions or directions of the Committee. The Committee shall have the authority, on behalf of all persons having or claiming any interest in the Trust fund or under the Plan to adjust and settle all claims against the Trust Fund and to determine all questions with respect to the administration of the Trust Fund and the Plan. The Trustee shall be fully discharged from liability to all persons having or claiming any interest in the Trust Fund by receiving a release which may be given it by the Committee. In addition, the Trustee shall be fully discharged from any liability arising from, or for carrying out, any actions or directions of the Committee pursuant to the powers and duties assigned to it under the Plan.
                          ARTICLE 3

                  INVESTMENT DUTIES, POWERS


3.1     Investment Policy

        (a) Stated investment policy. The purpose of the Plan and this Trust is to give the Sponsor and Employers an opportunity to provide a savings and retirement plan for their eligible Employees to which Employer contributions will be immediately deductible. The investment policy for the Trust Fund is consistent with the purposes and terms of the Plan and this Trust Agreement. The investment policy for assets within the Trustee's investment control is to realize the greatest appreciation of the Trust Fund as may be possible within the limits of prudent investments, whether the appreciation is by way of current income accumulated or by appreciation in the market value of assets obtained.

        (b) Discretion of Trustee. The Trustee shall have the power and authority in its sole discretion to manage and administer the Trust Fund in accordance with the terms of the Plan and this Trust Agreement. the Trustee shall establish or provide investment funds in accordance with the terms of the Plan. In making investments of the Trust Fund, the Trustee must consider, among other factors, the short-term and long-term financial needs of the Plan on the basis of information provided by the Sponsor or the Administrator.

        (c) Investments, generally. Subject to the provisions of the Plan and this Agreement regarding investments directed by a named fiduciary or an Investment Manager or a Participant or Beneficiary and subject to the provisions of this Agreement regarding prohibited transactions, the Trustee must invest and reinvest the principal and income of the Trust Fund and keep Trust assets invested, without distinction between principal and income, in securities or in property, real or personal, wherever situated, as the Trustee deems advisable including, but not limited to, stocks (common or preferred), participation in any pooled or collective trust fund established and maintained for the collective investment of employee benefit funds, shares of open-end management type investment companies as defined in the Investment Company Act of 1940, notes, bonds, mortgages, and other evidences of indebtedness or ownership. Except as allowed by an exemption existing according to ERISA or an individual or blanket exemption obtained according in ERISA 408(a), the Trust Fund may not acquire or hold any real property of an Employer or Affiliate that is not qualifying employer real property according to ERISA 407(d)(4). In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; but the Trustee must give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan and the Trust remain qualified under Code 401(a) and 501(a).

        (d)     Crestar Stock Fund.  In managing and
administering the Trust Fund, the Trustee is authorized and empowered to maintain the Crestar Stock Fund in accordance with the terms of the Plan and this Trust Agreement and to invest and reinvest contributions under the Plan and amounts which a Participant elects to have invested in Crestar Stock pursuant to the applicable provisions of the Plan in such Fund.

                (1) Shares of Stock for the Crestar Stock Fund shall be acquired by the Trustee as set forth in the Plan. The Trustee may, to the extent it deems necessary or appropriate to maintain the liquidity of the Fund to provide for distributions, withdrawals, loans, and investment transfers from the Crestar Stock Fund, maintain in cash a part of the funds available for investment in Stock and may invest such cash in suitable cash equivalents pending investment in Stock. U.S. Treasury Bills, commercial paper, or short term investments of similar character shall be considered as cash equivalents hereunder.

                (2)  In amplification of the preceding
        paragraph, it is intended that the Trustee invest the amounts described above in shares of Stock pursuant to the terms of the Plan; but, if, in the discretion of the Trustee, short term investments are deemed prudent and desirable pending investment in Stock, the Trustee is specifically authorized and empowered to make such investments and to alter, change and vary such investments and reinvestment and to determine the rate of interest or income yield pursuant thereto to be realized for the Trust Fund and the times within which all such investments and reinvestment are to be made.

3.2     Additional Investment Powers of Trustee

        Except as limited by the preceding section, the Trustee has the following powers and authority in the administration and investment of the Trust Fund within the Trustee's control, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of the Plan and this Agreement, to be exercised in its sole discretion, but subject to Trust Agreement section 3.1:

        (a) Acceptance, retention, disposal of property. To accept, retain, and safeguard for as long as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not the securities or other property would normally be purchased as investments under this Trust Agreement and regardless of any lack of diversification, risks, or nonproductivity.

        (b)     Purchase of property.  To purchase, or
subscribe for, and hold in its own name as nominee, securities or other property (including put, call, and straddle options) as a proper investment for the Trust Fund, and to retain such property in trust, and with respect to the purchase of securities, and to open and maintain margin accounts.

        (c) Sale, transfer of property. To sell, assign, exchange, convey, transfer, or otherwise dispose of any securities or other property (including put, call, and straddle options) held by the Trustee, by private contract or at public auction, and for cash, credit, or other consideration, and in connection with such sale or other disposition, to make, execute, acknowledge, and deliver any and all instruments of conveyance or assignment in such form and with such warranties and covenants as the Trustee may deem proper. No person dealing with the Trustee is bound to see to the application of the purchase money or other consideration or to inquire into the validity, expediency, or propriety of any sale or other disposition.

        (d) Voting, ownership powers. To vote upon any stocks, (including the stock of the Sponsor owned by the Plan) bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any incidental payments; to oppose, or to consent to, or otherwise participate in, the reorganization, consolidation, sale, merger, or other change of a corporation or property in which the Trustee holds stocks, bonds, or other securities, or in which the Trustee may be interested, and (unless prohibited by statute) to delegate discretionary powers, and to pay any related assessments or charges; and generally to exercise any ownership powers over stocks, bonds, securities, or other property held as part of the Trust Fund. Notwithstanding any provision in this subsection, shares of Stock that are allocated to Participants' Accounts shall be voted in accordance with the provisions of Plan articles 5 and 12 and Code 409.

        (e) Options, stand-by agreements. As to any Trust asset susceptible to sale or exchange, to write and repurchase options such as call options against securities or other property or other forms of options directly related to any such call options outstanding, and to enter into stand-by agreements for future investments, either with or without a stand-by fee, and to utilize similar investment techniques to the extent the Trustee deems prudent under the circumstances.

        (f) Cash. To keep such part of the Trust Fund in cash or cash balances as the Trustee deems in the best interests of the Participants or their Beneficiaries.

        (g) Pooled funds. To limit investments to participation in one or more pooled or collective trust funds established and maintained for the collective investment of qualified plans or to shares of open-end management type investment companies as defined in the Investment Company Act of 1940.

        (h) Loans. Subject to restrictions in statutes and regulations and according to rules in the Plan and this Trust Agreement, to obtain loans for the Trust Fund or to engage in any similar transaction that is not prohibited under the Plan, in the amount and on terms and conditions determined in a nondiscriminatory manner any pursuant to applicable statutes and regulations by the Trustee or by the Administrator under whose direction the Trustee has so acted; and for any sum so borrowed, to issue a promissory note as Trustee and to secure the note's repayment by pledging Trust Fund assets, and to pay interest for any monies so borrowed. No person lending money to the Trustee is bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of the borrowing. The Trustee may lend money or property to any borrower on any terms (as to security, repayment, and interest) as the Trustee deems desirable, but the Trustee may make loans to Participants or Beneficiaries only if such loans are permissible under the terms of the Plan and then only in the amount and under the conditions as directed by the Administrator.

        (i) Transactions involving real estate. To execute leases and subleases for as long as 99 years, even though the term extends beyond the Trust's termination, and upon such conditions (including, but not by way of limitation, agreements for the purchase or disposal of buildings on such real estate and options to the tenant to renew such lease from time to time, or to purchase such property) as the Trustee deems proper; to subdivide, develop, or improve real estate and to tear down, repair, or alter improvements; to grant easements, give consents, and make contracts relating to real estate or its use; to release or dedicate any interest in real estate; and to purchase such insurance on behalf of the Trust Fund at its expense, including, without limitation, public liability, fire and extended coverage, rent insurance, and such other insurance covering such other risks as the Trustee may deem appropriate.

        (j) Mortgages, guarantees. To renew or extend or participate in the renewal or extension of a mortgage on terms the Trustee deems advisable and to agree to a reduction in the rate of interest on a mortgage or of a related guarantee in a manner and to the extent the Trustee deems advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive a default--even in the performance of a guarantee--or to enforce the default, whether in the performance of a covenant or condition of a mortgage or in the performance of a guarantee or to enforce a default in the manner and to the extent the Trustee deems advisable; to exercise and enforce rights of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying a consideration for it, and in connection with the taking, to release the obligation on the bond secured by the mortgage; and to exercise and enforce rights or remedies regarding a mortgage or guarantee.

        (k) Life insurance; annuities. When directed by the Administrator or the Sponsor, to make or cause proper application for life insurance policies or annuity contracts (including a Group Annuity Contract) to be purchased as provided in the Plan and this Agreement; to purchase and hold such policies or contracts in trust according to the terms of this Trust Agreement until the time of transfer and delivery as directed by the Administrator or Sponsor to the persons then entitled to such policies or contracts or to their proceeds.

        (l) Deposits with banks or trust companies. To enter into arrangements for the deposit of funds with banks or trust companies (including a corporate Trustee or a related party as permitted under ERISA 408(b)(4) and Code 4975(d)(4) or any individual or blanket exemption issued pursuant to ERISA 408(a)) and in connection with the arrangements--

                (1)     to authorize the depositary to act as
        custodian of the cash, securities, or other property comprising the funds;

                (2)     to authorize the depositary to convert
        the funds in whole or in part into, or to invest and reinvest the funds in, securities of any kind and nature permitted in this Agreement; and

                (3)     to provide for the payment to the
        depositary of reasonable compensation for its services.

        (m) Registration of property. To cause any securities or other property held as part of the Trust Fund to be registered in its own name or in the name of one or more of its nominees, to retain such investments unregistered or to hold any investments in bearer form, and to deposit any securities or other property in a depositing or a clearing corporation; but the books and records of the Trustee must at all times show that such investments are part of the Trust Fund.

        (n) Investment advisers. To enter into contracts, in a form determined by the Trustee, with one or more persons, firms, associations, or corporations to obtain advice and counsel about the investment or administration of the Trust.

        (o) Other advisers and agents. To appoint, employ, and rely on counsel (who may be the Sponsor's counsel) and on appraisers, investment analysts, and other agents (who may be any person including the Sponsor or an Employer), and to pay their reasonable expenses and compensation and to terminate their employment or appointment; to vest any agent with discretionary authority as to any part of the Trust Fund and functions related to the Trust Fund when, in the Trustee's sole discretion, such delegation is necessary to facilitate the Trust's operation and is not inconsistent with the Trust's purposes or in contravention of any law; and to require any reports, bonds, or written agreement from any of its agents as the Trustee deems necessary to properly monitor such agents.

        (p) Claims, debts, damages. To settle, compromise, adjust, abandon, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund; to commence or defend suits or legal or administrative proceedings relating to the Trust Fund or any of its assets; and to represent the Trust Fund in all suits or legal and administrative proceedings.

        (q) Documents of transfer, other instruments. To make, execute, acknowledge, and deliver documents of transfer and conveyance or assignment and other instruments that may be necessary or appropriate to carry out the Trustee's powers.

        (r)     Bonds.  To act at any time and in any
jurisdiction without bond or other security for insuring the faithful performance of the Trustee's duties.

        (s) Formation of entities. To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as the Trustee deems advisable.

        (t) Other powers. To do all acts, take part in all proceedings, and exercise all rights and privileges, although not specifically mentioned in this Agreement, as the Trustee deems necessary to administer the Trust Fund and to carry out the purposes of this Agreement.

3.3     Insurance Contracts; Annuities

        In the event a Fiduciary having authority to direct the Trustee under the Plan or this Agreement with respect to investments directs the Trustee to invest Trust Fund assets in insurance policies or annuity contracts (including a Group Annuity Contract), the provisions of this section shall apply. The Fiduciary directing the Trustee shall select the insurer or insurers with respect to which such investments shall be made and shall further direct such insurer or insurers to notify the Administrator of all premiums or contributions due or to become due, the respective amounts of any such premiums or contributions, and the dates when the premiums or contributions are due. Each such policy or contract held in the Trust Fund shall designate the Trustee as the owner with the power to exercise all rights, privileges, options, and elections granted by or permitted under such policy or contract or under the rules of the insurer. Despite the preceding, the Trustee's exercise of any such incidents of ownership shall be subject to the direction of the Fiduciary directing the investment and none of the assets held by an insurer under any such policy or contract shall be considered assets of the Trust except as otherwise provided by law. The Trustee will, when purchasing investment products or life insurance contracts from an insurer or insurers on behalf of the Plan, invest the Plan funds or Participants' funds in a manner that is consistent with the fiduciary duties under ERISA 404.

3.4     Investment Manager

        (a) Appointment. At its own expense, the Sponsor action of its Board, or if so authorized by the Board, the Administrator, or any officer of the Sponsor or an Employer to whom such authority is delegated, acting as a Named Fiduciary for this purpose, may in its discretion appoint one or more Investment Managers to direct the Trustee to manage, acquire, or dispose of any or all the assets of the Trust Fund.

        (b) Notice to Trustee. The Sponsor or the Administrator, as appropriate, must notify the Trustee in writing of the appointment of an Investment Manager and must furnish the Trustee a copy of the Investment Manager's written acceptance of its fiduciary responsibility to the Plan. The written notice must specify that part of the Trust Fund that is subject to the Investment Manager's control or the particular assets within the Trust Fund that are subject to the Investment Manager's control.

        (c) Changes related to Investment Manager. The Sponsor or the Administrator or the designated officer, as appropriate, must notify the Trustee in writing whenever an Investment Manager is changed or terminated or resigns, or whenever there is a change in the portion of the Trust Fund to be managed by any Investment Manager or a change in the assets within the Trust Fund that are within the control of the Investment Manager. Notice to the Trustee must be given at least 30 days prior to the date any such event is to occur.

         (d) Custody. An Investment Manager does not assume custody of or custodial responsibility for Trust Fund assets subject to the Investment Manager's control. Except as may otherwise be provided in a custodial agreement not prohibited by the Plan or this Agreement or ERISA, the Trustee retains custody for all Trust Fund assets.

        (e) Release of Trustee. The Trustee is released as of the date of the appointment of an Investment Manager from any obligation or liability for the management, investment, or control of the Trust Fund assets for which the appointment is made. The Trustee must follow the instructions of the appointed Investment Manager with respect to the assets under the Investment Manager's control, unless doing so would cause the Trustee to incur liability for its acts as Trustee or would result in knowing concealment of or participation in another Fiduciary's breach of a duty owed to the Plan. The Trustee is not required to ascertain whether any person or entity designated as Investment Manager does, in fact, so qualify as such, and the Trustee must be indemnified and held harmless by the Sponsor for any liability or expense it may incur by reason of the person or entity designated as Investment Manager not so qualifying.

3.5     Participant-Directed Investments

        (a) Administrator's notice. The Plan allows Participants to direct the investment of their individual accounts under the Plan among certain investment funds. The Administrator or its delegates shall receive the directions of Participants with respect to their investment options and provide notice of such directions to the Trustee within sufficient time for the Trustee to act. Neither the Trustee nor the Administrator will be held liable for the Participant's investment choice, so long as the investment is made in accordance with the provisions of the Plan.

        (b) Trustee's compliance. The Trustee shall comply as promptly as practicable with notice it receives from the Administrator or its delegates regarding a Participant's direction as to the investment of his Account. The Trustee shall have no responsibility for complying with any such directions that have not been received or for timely compliance with any such directions that are not forwarded in sufficient time for the Trustee to act on such directions. The Trustee may refuse to comply with any such direction that the Trustee deems improper under applicable law or contrary to the provisions of the Plan or this Agreement, and in that event, the Trustee shall not be liable for any loss or expense which may result from the Trustee's refusal or failure to comply with such direction.

        (c) Segregation of directed accounts. Any Account or portion of an Account that is individually directed by a Participant and invested in investment options not offered by the Plan to all Participants, must be segregated from the General Trust Fund for the purposes of allocating Trust Fund earnings and administrative expenses. Any costs and expenses related to compliance with the Participant's directions, including brokerage fees, state and federal income taxes arising from unrelated business taxable income, and any other incidental expenses, shall be paid solely with funds from the Participant's directed investment Account.

3.6     Prohibited Transactions

        Except as otherwise permitted by applicable law, regulations, or administrative exemptions, neither the Trustee nor any other fiduciary shall cause this Trust to engage in any of the prohibited transactions set forth in ERISA 406(a) or Code 4975 nor shall any Fiduciary engage in any of the prohibited transactions set forth in ERISA 406(b) or Code
4975.
                          ARTICLE 4

                   OTHER DUTIES OF TRUSTEE


4.1     Payments from the Trust Fund

        (a) At Administrator's direction. On the written direction of the Administrator or its agent, the Trustee must direct payments and transfers from the Trust Fund to the persons or entities, in the manner, in the amounts, and for the purposes specified in the written directions of the Administrator or its agent. After payment, the amount paid is no longer a part of the Trust Fund. Each such direction constitutes a representation by the Administrator or its agent that the payment is one that the Administrator or its agent is authorized to direct and is in accordance with the Plan. The Trustee shall be fully protected in relying on the direction of the Administrator or its agent in making such payments and shall have no responsibility for the application of the payments or for the adequacy of the Trust Fund after payment to meet and discharge Plan liabilities.

        (b) Other payments. Any and all payments provided under this Trust Agreement article 4 and not made by the Sponsor or Employers may be made by the Trustee without written direction or approval of any kind from the Administrator.

        (c) No prohibited transactions. No provision of this section is effective to the extent that it would violate Code 4975 or ERISA 406 regarding compensation from the Trust to pay an Employer's employee and regarding taxes imposed on prohibited transactions by disqualified persons.

4.2     Trustee Compensation and Expenses

        (a) Compensation. Any Trustee who receives full-time pay as an Employee of the Sponsor or a Related Company is not entitled to compensation for the performance of his duties as Trustee, but he may be reimbursed for expenses properly and actually incurred in the performance of his duties as Trustee, as provided in the following subsection. Any other Trustee is entitled to such reasonable compensation for services rendered by it in such amount and on such basis as the Sponsor and the Trustee may agree in writing from time to time.

        (b) Expenses. The Trustee is entitled to be reimbursed for its specific ordinary expenses, disbursements, and advances incurred in performing its duties under this Agreement, as agreed upon in writing by the Sponsor and the Trustee, except that the Trustee is not entitled to be paid or reimbursed for any such expense, disbursement, or advance that is attributable to the Trustee's negligence, wilful misconduct, or bad faith.

        (c) Source of payments. The Trustee's compensation and authorized expenses will be paid by the Employers if the Sponsor so agrees or, subject to section 3.6 of this Agreement, from the Trust Fund if the Sponsor so directs. The Trustee must render statements for such fees, compensation, and expenses no less frequently than annually. If the Sponsor fails to pay (or cause to be paid) the Trustee's compensation and authorized expenses according to the agreement between the Sponsor and the Trustee and if the failure continues for 30 days after the Sponsor receives the Trustee's written request for payment, subject to section 3.6 of this Agreement, the Trustee may reimburse itself from the Trust Fund without the necessity of instituting proceedings to foreclose upon the Trustee's lien against the Trust Fund.

        (d) Allocation of payments. Identifiable direct expenses (including Trustee expenses and compensation) paid from the Trust Fund and incurred because of an identifiable asset or transaction must be charged against the appropriate account or interest giving rise to the expense.

4.3     Payment of Taxes

        (a) Taxes on Trust Fund. The Trustee shall pay from the Trust Fund or withhold for satisfaction all taxes levied or assessed on or in respect of Trust Fund assets or income other than taxes properly attributable to Participants or their Beneficiaries or taxes that the Company or an Employer are required to pay directly. To the extent that any taxes are incurred because of the investment in or receipt of an identifiable asset or transaction, the taxes must be charged against the appropriate accounts or interests, giving appropriate effect to computations of income and deductions according to the asset or transaction, and allocating any exemption available among the taxable interests in proportion to tax liability incurred.

        (b) Validity of taxes. The Trustee may assume that any taxes assessed on or with respect to Trust Fund assets or income are lawfully assessed unless the Sponsor advises the Trustee in writing that in the opinion of counsel for the Sponsor, the taxes are or may be unlawfully assessed. When so advised and requested in writing by the Sponsor, the Trustee must contest the validity or the taxes in any manner deemed appropriate by the Sponsor or its counsel, in which event the Trustee must execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Sponsor or its counsel for the refund, abatement, reduction, or elimination of taxes. The Sponsor must reimburse the Trustee for any of the Trustee's reasonable expenses in any such contest.

4.4     Transfers and Direct Rollovers

        At the direction of the Administrator, the Trustee may transfer the vested Account of a terminated Participant to another qualified trust established to implement a qualified plan or to an individual retirement account as provided in the Plan provisions with respect to Direct Rollovers. At the direction of the Administrator, the Trustee may accept funds from another qualified trust for the Rollover Account of a Participant under the Plan, either directly or through a rollover from an individual retirement account established pursuant to Code 408 or another employer's plan and trust qualified under sections 401(a) and 501(a) of the Code. Any such amounts transferred to the Trust Fund must be separately accounted for and must be nonforfeitable.

4.5     Accounting

        (a) Records and inspection. The Trustee must keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions. All accounts, books, and records relating to Trust Fund transactions are open to inspection and audit at any reasonable time by any person designated by the Sponsor or the Administrator.

        (b) Periodic reports. The Trustee shall file with the Sponsor such reports concerning the Plan with such information and at such times as the Trustee and the Sponsor may agree. Within a reasonable time after the end of the Fiscal Year and within 30 business days after a Trustee ceases to serve as provided in Trust Agreement article 2, the Trustee or the departing Trustee must file a written report of the investments, receipts, disbursements, and other transactions during the year or during the period from the close of the last Fiscal Year or from its last statement to the date of the Trustee's departure, including the current value of the Trust Fund. A Trustee may apply to a court of competent jurisdiction for the judicial settlement of its accounts.

        (c) Actions for accounting. Except as specifically provided by statute, no person other than the Sponsor or the Administrator may require an accounting or bring an action against the Trustee about the Trust or the actions of the Trustee. The Trustee is not required to make reports to any courts, except as specifically required by statute.


4.6     Valuation

        (d) Reports required. As of the last Valuation Date of the Plan Year and at such other times as may be agreed to by the Sponsor and the Trustee, the Trustee must determine the fair-market value of each asset in the Trust Fund and the net income or loss (including expenses and other charges against the Trust Fund) earned by the Trust Fund since the last preceding Valuation Date and must make the adjustments relating to such determinations as required by the Plan. The Trustee must report those determinations to the Sponsor and the Administrator in writing. Non-cash contributions are valued at fair-market value, determined by the Trustee, on the actual date that the Trustee accepts the property. The valuation determined is binding on the Sponsor, the Employers, the Participants and their Beneficiaries, and all other persons interested in the Plan and the Trust.

        (e) Segregated assets. Any assets held by the Trustee as segregated amounts or in separate accounts experience gains or losses, contributions, and increases or decreases separately from the General Trust Fund. In allocating expenses to such segregated amounts or accounts, the Trustee must first allocate expenses identifiable to such amount or account alone. Next, the Trustee must allocate expenses attributable to all segregated amounts or accounts and the General Trust Fund. The Trustee has sole power to determine expense allocations, and the Trustee's determination is conclusive.

        (f) Allocations. After receiving the Trustee's report, the Administrator or its agent will allocate as of each Valuation Date the sums contributed by the Employers and by Participants, if any, plus the net income or minus the net loss of the Trust Fund plus the net appreciation or minus the net depreciation and withdrawals and loans in the Trust assets to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provision of Plan article 4. The Trustee may act as the Administrator's agent for purposes of this section if both parties so agree.

4.7     Other Duties

        (g) Record keeping. If the Trustee accepts the duties, the Administrator may appoint the Trustee to keep any records required to be maintained for the Plan. At any time, the Administrator may require assistance from the Trustee about the results or specific transactions made by the Trustee, whether or not at the direction of the Administrator or its agent.

        (h) Other functions. The Trustee shall perform all other functions that may be assigned to it by the Plan and this Trust Agreement from time to time and such other functions as may be agreed upon in writing by the Trustee and the Sponsor or the Administrator from time to time.

4.8     Trustee Appointment of Agents

        The Trustee is authorized to appoint agents with discretionary authority as to any part of the Trust Fund and its functions when, in the sole discretion of the Trustee, such delegation is necessary to facilitate the operation of the Trust and such delegation is not inconsistent with the purposes of the Trust or in contravention of any law. In the delegation of such discretionary authority, the Trustee may appoint as agent any person or entity including the Sponsor. Upon such delegation, the Trustee may require such reports, bonds, or written agreements as it deems necessary to properly monitor the actions of its delegate. The Trustee shall have the sole responsibility for continuing or terminating any such delegation of discretionary authority to any agent appointed by the Trustee pursuant to this section.

4.9      Administration of Plan

        (i) Duties of Administrator. The Trustee in its capacity as Trustee is not responsible for the administration of the Plan. The Trustee may assume the Administrator and other authorized persons are discharging their duties under the Plan and under this Trust Agreement until and unless it is notified to the contrary in writing by the Sponsor or by any person known to the Trustee to be covered under the Plan. If the Trustee receives such written notice, the Trustee may exercise its own discretion and may, if the Trustee so desires, apply to a court of competent jurisdiction for guidance with respect to its responsibilities.

        (j) Reporting and disclosure; Participant records. Except for returns and reports required on the Trust Fund exclusively, the Administrator is responsible for complying with all reporting and disclosure requirements under ERISA and under the Code, and for maintaining records with respect to Participant eligibility and coverage and with respect to claims presented and paid. Except as otherwise required under the terms of this Agreement or the Plan as the Trustee may otherwise agree in writing, the Trustee shall not be required to maintain any separate records or accounts with respect to any Plan Participant; and any records or accounts required to be maintained pursuant to the Plan or to comply with ERISA or the Code shall be the responsibility of the Sponsor or the Administrator. The Trustee shall furnish to the Sponsor such information as it may require and the Trustee may agree in writing to provide for purposes of fulfilling any duties concerning reporting to state and federal agencies and to Plan Participants or their Beneficiaries.

        (k) Determination of contributions and benefits. The Trustee has no right or duty to inquire into the amount of or the method used in determining Employer contributions and has no duty to compute or collect the amount of Plan contributions to be paid to the Trust Fund. The Trustee is accountable only for funds or property actually received as Trustee. The Trustee shall have no authority concerning the entitlement of any person to Plan benefits or the amount of any person's Plan benefit.

        (l) Terminated Participants. When directed in writing by the Administrator, the Trustee must segregate the Accounts of terminated Participants in accordance with the provisions of the Plan and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, in the manner and in the amounts as may be specified in the written instructions of the Administrator.

        (m) Administrator's advice. The Trustee may consult with the Administrator or the Committee to learn the meaning or construction of any provision in the Plan or to determine its fiduciary obligations or duties according to the Plan. After the consultation, the Trustee may rely on the Administrator's written interpretation or construction and is fully protected for any action or failure to act based on good-faith reliance on the Administrator's written advice.
                          ARTICLE 5

              AMENDMENT, TERMINATION, AND MERGER

5.1     Amendments

        (a) Authority of Sponsor. The Sponsor, by action of its Board or its executive committee, reserves the right to amend this Trust Agreement at any time and from time to time, in whole or in part, or to terminate the Trust Agreement by a majority vote of its members at a meeting, by unanimous consent, or in any other manner permissible under applicable law. In addition, the Sponsor's Board or executive committee may delegate to an appropriate officer or officers of the Sponsor or an Employer or to the Committee or another committee, all or part of the authority to amend the Trust Agreement. No such amendment may be made, however, that would violate the restrictions in the following subsections or would violate the Plan's restrictions on Plan and Trust Agreement amendments, including but not limited to, the Plan's prohibitions on amendments that cut back benefits of Participants or Beneficiaries or discriminate in favor of Highly Compensated Employees.

        (b) Retroactive changes. An amendment may be made retroactively if it is necessary to bring the Trust Agreement into conformity with the Code and Treasury regulations or with any other statute or regulation applicable in order to permit an Employer to deduct for income tax purposes all (or as much as the law might allow) money and property contributed to the Trust Fund.

        (c) Trustee consent. No amendment may be made that increases the duties or liabilities of the Trustee without the Trustee's written consent.

        (d) No diversion. Except to return amounts to the Employers in accordance with Trust Agreement section 1.3, no amendment may authorize or permit any assets of the Trust Fund (other than those required to pay taxes and other reasonable administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of Employees, Participants, and their Beneficiaries.

        (e) Third party rights. Any third party will be protected in assuming that this Trust Agreement has not been amended until it has received notice of the amendment.

5.2     Termination of Trust

        (a) Termination, liquidation. The Trust Agreement may be terminated or amended as provided in Trust Agreement section 5.1 and the Plan, and the Trust Fund may be liquidated according to the Plan and this Trust Agreement. This Trust Agreement automatically terminates when there are no remaining assets of the Trust Fund.

        (b) Termination of Plan. The Sponsor has reserved the right to discontinue Employer contributions and to terminate the Plan at any time. Upon termination of the Plan, each Participant (in the case of a complete Plan termination) or each affected Participant (in the case of a partial Plan termination) shall be fully vested in his accrued benefits under the Plan, to the extent then funded. The Trustee must execute any documents that will help accomplish the termination and must take no action which the Trustee knows or should know would adversely affect the qualified status of the Plan or the tax-exempt status of the Trust under Code 401(a) and 501(a) or would not comply with the applicable provisions of ERISA. This subsection shall not prevent the Trustee from liquidating the Trust Fund as provided in this section.

        (c) Trustee's duties. If the Plan is terminated, the Trustee on receipt of written instructions from the Administrator must administer the Trust Fund as specified in this Trust Agreement but subject to any specific provisions in the Plan governing termination or partial termination. The Administrator may either direct the Trustee according to the terms of the Plan to maintain the assets of the Plan in trust and distribute them pursuant to the terms of the Plan as if a termination had not occurred, or it may direct the Trustee to distribute all assets of the Trust Fund, less any amounts withheld for charges and expenses payable from the Trust Fund to such persons or to such other qualified plan and in such manner as the Administrator directs. The Trustee may assume that any such distributions directed by the Administrator are in full compliance with the Plan and the law, and the Sponsor shall indemnify and hold the Trustee harmless for any liability arising from any such distribution made by the Trustee at the direction of the Administrator.

        (d) Judicial determination. The Trustee may seek a judicial or administrative determination as to the proper method of distribution of the Trust Fund upon termination of the Plan or this Trust Agreement.

        (e) Discharge after distributions. After the Trust Fund is exhausted by Administrator-directed distributions, modified according to any liquidation provisions, the Trustee is discharged from all obligations under this Agreement, and no Participant or Beneficiary has any further right or claim not otherwise provided by statute.

5.3     Withdrawal from Trust Fund

        (a) Notice. An Employer maintaining any qualified plan that is funded, in whole or in part, through the Trust Fund may terminate the Trust Agreement as to that qualified plan and withdraw assets by giving at least 30 days advance written notice of the intention to withdraw (unless the Sponsor's Board and the Trustee agree to a shorter notice). If the qualified plan of the withdrawing Employer is not to be terminated, then, as of the date of withdrawal, the Trustee shall distribute securities, property, and money of the Trust Fund representing the portion of the Trust Fund allocated to the qualified plan being withdrawn to the trustee or trustees designated by the withdrawing Employer and such securities, property, or money shall thereafter be held and invested as a separate trust pursuant to the terms of the trust agreement adopted by the withdrawing Employer.

        (b) Termination of a qualified plan. If a qualified plan for which this Trust holds assets is terminated, the Trust is not to be terminated except according to the provisions of the Employer-maintained qualified plan that terminates last. Distribution of the assets of a terminated qualified plan shall be governed by the provisions of such Plan and this Trust Agreement article 5.

5.4     Merger, Consolidation, or Succession

        (a) Continuation of Plan by successor employer. If a corporation with which the Sponsor is merged, or a corporation or other legal entity that acquires substantially all the assets of the Sponsor, elects pursuant to the Plan to continue the Plan, the surviving or purchasing corporation or other legal entity must so notify the Trustee in writing.
After that, every reference in this Trust Agreement to the Sponsor will be treated as a reference to the surviving or purchasing corporation or other legal entity.

        (b) Plan not continued by successor employer. If the Sponsor is liquidated or merged or consolidated with another company or other legal entity and the Plan is not continued, this Trust Agreement survives, and the Trust Fund continues in trust. The Administrator or a person designated by the Sponsor succeeds to the functions of the Sponsor and its Board under the Plan and this Trust Agreement, including the function of naming a new Administrator. If the Plan has no Administrator and none has been designated as provided in this subsection, the Trustee may appoint an Administrator.

        (c) Restrictions. The merger or consolidation of the Plan with, or a transfer of assets or liabilities of the Plan from this Trust Fund to, another employee benefit plan is not permitted unless each Participant is entitled to receive immediately after that event a benefit that is equal to or greater than the benefit to which he would have been entitled to receive under the Plan if the Plan had terminated immediately before the merger, consolidation, or transfer.

5.5     Approval of Appropriate Agencies

        The Trustee, in its discretion, may condition delivery, transfer, or distribution of any assets withdrawn or distributed from the Trust Fund pursuant to this Trust Agreement article 5 upon receipt of assurances satisfactory to the Trustee that any notice required to be given under ERISA or the Code has been given and that any filing required to be made under ERISA or the Code have been made, and that a termination has not adversely affected the qualified status of the Plan. The Trustee is not responsible under the Plan to give or apply for any such notice or to make any such filings or to maintain any termination-related records required under ERISA or the Code, all of which, for purposes of this Trust Agreement, are the responsibility of the Sponsor or the Sponsor's designee.
                          ARTICLE 6

                        MISCELLANEOUS


6.1     Rights of Participants, Beneficiaries, and Others

        (a) Rights derive only from Plan. No Employee, Participant, or Beneficiary or their representative has any vested rights under this Trust Agreement except to the extent that he has rights that have accrued under the Plan or under a former Employer-maintained qualified plan for which the Trust holds assets. The Sponsor and the Administrator have complete control and authority to determine the existence or non-existence and the nature and amount of the rights and interests of all persons under the Plan and in or to the Trust Fund. The Trustee has no power, authority, or duty with respect to such matters, and has no responsibility to question or examine any determination made by the Sponsor and Administrator or any direction given by the Sponsor and Administrator to the Trustee with respect to such matters.

        (b) Trust Fund creates no separate rights. The creation, continuation, or change of the Trust Fund (or any fund, account, or trust) or any payment does not give an employee or any person whose interest derives from an employee a non-statutory legal or equitable right against the Sponsor or any Employer; any officer, agent, or other person employed by the Sponsor or any Employer; the Trustee or any co-Trustee; an Investment Manager; or the Administrator. Participation in the Plan does not give any employee of an Employer any right or interest in the Trust Fund other than as provided in this Agreement or in the Plan. This Trust Agreement creates no employment rights and does not modify the terms of an individual's employment with an Employer.

6.2     No Assignment

        Except as permitted by law and specific Plan provisions, no assignment of any rights or benefits arising under the Plan is permitted or recognized, nor may any such rights or benefits be subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court.

6.3     No Guarantee of Plan Benefits

        Neither the Trustee nor any Employer in any way guarantees the adequacy of the Trust Fund for the payment of any benefit or amount that may become due under the Plan to any Participant or Beneficiary. Except as otherwise provided by statute, each person having a claim under the Plan must look solely to the assets constituting the Trust Fund for satisfaction. Neither the Trustee nor any Employer guarantees the payment of any benefit or amount that may be due under any policy, contract or other investment vehicle of this Trust Fund.

6.4     Legal Action

        (a) Agent for service of legal process. In all matters regarding the Plan and this Agreement, the Sponsor's
General Counsel is agent for service of legal process.

        (b) Necessary parties. Unless otherwise provided by statute, and even then only to the extent explicitly permitted by statute, in any action or proceeding involving the Plan or this Trust Agreement or Trust Fund, or any Plan or Trust property, the Trustee and the Sponsor are the only necessary parties. No current or former Participant or his Beneficiary or any person having or claiming to have an interest in the Trust Fund or under the Plan or Trust Agreement, or to any Plan or Trust property is entitled to any notice of process.

        (c) Final judgments. A final judgment entered in an action or proceeding against the Plan or Trust Fund that is not appealed or appealable is binding and conclusive on the parties to this Agreement and all person having or claiming to have any interest in the Trust Fund or under the Plan.

6.5     Frustrated Actions

        (a) Impossibility of performance. If it becomes impossible for the Sponsor, the Administrator, an Investment Manager, or the Trustee to perform an act, then that act must be performed which, in the discretion of the Sponsor or the Administrator most nearly carries out the intent and purpose of the Plan and this Trust Agreement.

        (b) Trustee's inability or unwillingness to comply. If a Trustee is unable or unwilling to comply with instructions or directions it receives from the Sponsor or the Administrator, the Trustee may resign upon written notice to the Sponsor within a reasonable time after the receipt of those instructions or directions; and despite any other provisions in this Trust Agreement, in that event, the Trustee so resigning has no liability to any person for failure to comply with those instructions or directions.

6.6     Binding Nature

        This Agreement is binding upon the heirs, executors, administrators, successors, and assigns of all parties, present and future.
                        SIGNATURE PAGE




        IN WITNESS WHEREOF, Crestar Financial Corporation, through action of its Board, has caused this Trust Agreement for the Crestar Employees' Thrift and Profit Sharing Plan to be executed on its behalf by a duly authorized officer, and the Trustee has set his hand hereunto this _____ day of December, 1994.

                              CRESTAR FINANCIAL CORPORATION


                              By ______________________________
                                   James M. Wilson, III




                              CRESTAR BANK, TRUSTEE


                              By ______________________________
CRESTAR FINANCIAL CORPORATION
CERTIFICATE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING PLAN


      I,  James J. Kelley, hereby certify that I am the duly

appointed and qualified Human Resources Director of  Crestar

Financial Corporation, and that the amendment to the Crestar

Employees'  Thrift  and  Profit Sharing  Plan  as  forth  in

Exhibit  I  attached hereto was implemented by me this  date pursuant to action of the Board of Directors taken  on  June 4,

1996, which action remains in full force and effect as of the date of this certificate.

Dated: ___________________
_____________________________
                              James J. Kelley
                              Human Resources Director



Seen and Agreed To:

CRESTAR BANK, Trustee of the
Crestar Employees' Thrift and Profit Sharing Plan


By_____________________________________

                                                   Exhibit I
                      AMENDMENT TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING PLAN
AS AMENDED AND RESTATED THROUGH DECEMBER 31, 1994


The Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, and subsequently amended, is further amended as set forth below:

1.   The following subsection (d) is added to Plan section
  5.5:

     (d) Termination of option. Effective August 1, 1997, all Accounts invested in the Income Fund shall be transferred to other investment funds available under the Plan as elected by the affected Participants, and the Income Fund shall no longer be available as an investment fund under this Plan.

EXHIBIT I
                        AMENDMENT TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN AS AMENDED AND RESTATED THROUGH DECEMBER
31, 1994



The Crestar Employees Thrift and Profit Sharing
Plan, as amended
and restated through December 31, 1994, is further amended as follows to correct scriveners' errors:


1. Plan section 11.7(e) is revised to read as follows:
          (e)  Top-Heavy Valuation Date means,
     for a Qualified Plan's plan year, the
     plan's most recent valuation date occurring within a 12-month period ending with the Top-Heavy Determination Date for that plan year. A Defined Benefit Plan's Top-Heavy
Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.


                   PROPOSED AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN AS AMENDED AND RESTATED THROUGH DECEMBER
31, 1994



The Crestar Employees Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, is further amended as follows to correct scriveners' errors:


1. Plan section 11.7(e) is revised to read as follows:
          (e)  Top-Heavy Valuation Date means,
     for a Qualified Plan's plan year, the
     plan's most recent valuation date occurring within a 12-month period ending with the Top-Heavy Determination Date for that plan year. A Defined Benefit Plan's Top-
Heavy Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.



CERTIFICATE
     CRESTAR EMPLOYOEES' THRIFT AND PROFIT
      SHARING PLAN AS AMENDED AND RESTATED
      THROUGH DECEMBER 31, 1994
      I,  James J. Kelley, hereby certify that I
am the duly appointed  and  qualified Director
of  Human  Resources  of Crestar Financial
Corporation, and that the amendment to the
Crestar  Employees'  Thrift  and  Profit
Sharing  Plan,  as amended    and  restated
through  December  31,  1994,   and
subsequently  amended, as set forth in  Exhibit
I  attached hereto was implemented by me this
date pursuant to action of the  Board  of
Directors on January 27, 1995, which  action
remains  in  full force and effect as of the
date  of  this certificate.
Dated:______________
___________________________
                              James J. Kelley
                              Director of Human
Resources





                CRESTAR FINANCIAL CORPORATION
CERTIFICATE
TRANSFER FROM
 THE THRIFT-INCENTIVE PLAN OF THE CHASE
                           MANHATTAN BANK, N.A.
                           TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN


I, James J. Kelley, hereby certify that I am the duly appointed and qualified Director of Human

Resources of Crestar Financial Corporation, and

that the resolutions relating to the transfer of

certain accounts from The Thrift Incentive Plan

of the Chase Manhattan Bank, N.A. (the "Chase

Plan") to the Crestar Employees' Thrift and

Profit Sharing Plan (the "Thrift Plan") as set

forth in Exhibit I attached to this certificate,

were implemented by me this date pursuant to

action of the Board of Directors taken on

January 26, 1996, which action remains in

full force and effect as of

the date of this certificate.













Date:__________________
______________________________
___________ James J. Kelley

Director of Human

Resources

Seen and Agreed to:
CRESTAR BANK, TRUSTEE
By______________________
                                                   EXHIBIT I
          RESOLUTIONS  RELATING TO THE TRANSFER
OF
               CERTAIN ACCOUNTS IN
 THE THRIFT-INCENTIVE PLAN OF THE CHASE
                           MANHATTAN BANK, N.A.
                           TO THE
  CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING PLAN


     RESOLVED, that effective January 25, 1995 or as
soon as practicable  thereafter (the "Transfer Date"),
the  Crestar Employees' Thrift and Profit Sharing Plan,
as  amended  and restated through December 31, 1994, and
subsequently amended (the  "Thrift Plan"), is
amended to provide that the Trustee of             the
Thrift  Plan shall         accept  a  trustee-to-trustee
transfer  from the trustee of The Thrift
Incentive  Plan  of the  Chase  Manhattan
Bank, N.A.(the "Chase  Plan")  of  the
account balance  in the Chase Plan of each
participant
who became  an  employee of Crestar Bank MD
or a subsidiary  or affiliate  of  Crestar
Financial Corporation  Bank  MD  on
November  10,  1995, as  a    result  of
the  Purchase   and
Assumption Agreement dated June 22, 1995,
between The  Chase
Manhattan Bank of Maryland and Crestar Bank
MD but excluding from  such transfer the
account of any such participant  who has
an  outstanding loan  from  the  Chase
Plan  if  loan repayments due on or before
December 31, 1995, have not been paid  as
of such date, and further excluding the
account  of any such participant if any
part of such account is invested in  the
Chase  Common Stock Fund (such  accounts
that
are transferred herein referred to as the
"Chase Accounts"); and
       FURTHER  RESOLVED,  that,  such
transfer shall              be completed
in  accordance with the
requirements  of  Section 414(l) of the
Internal Revenue Code of 1986, as amended
(the "Code"),
and  applicable  Treasury  regulations,
and        the balance  of each Transferred
Account immediately
after  the transfer to the Thrift
Plan will be
equal to or greater than the balance
in the Transferred Account
immediately prior  to the transfer;
and

      FURTHER RESOLVED, that the
Administrator of the Thrift Plan is
authorized and directed to take such
actions as  may be  necessary or
appropriate to establish accounts
under the Thrift  Plan  for  the
Chase  Accounts  or  to combine   a
participant's Chase Accounts with
other comparable  accounts such
participant he may have in the
Thrift Plan; and

      FURTHER  RESOLVED, that as of
the Transfer Date,         the
Thrift  Plan shall assume the
liabilities of the Chase  Plan for
payment of benefits from such Chase
Accounts,  and  any benefit
features, rights and options with
respect  to  such Chase Accounts
shall be preserved to the extent
required  by Section 411(d)(6) of
the Code, including, but  not
limited to, the right to withdraw
all or any part of a participant's
401(k)  Account  at  any time on or
after  the  participant reaches age
59 1/2; and
      FURTHER RESOLVED, that the Thrift Plan is amended by adding the attached Appendix.

                                                    APPENDIX SPECIAL
             PROVISIONS WITH RESPECT TO
          CERTAIN FORMER EMPLOYEES OF
THE CHASE MANHATTAN BANK OF
MARYLAND

EFFECTIVE AS OF NOVEMBER 10, 1995


     The following provisions shall
apply with respect to any employee
of The Chase Manhattan Bank of
Maryland who became an Employee of
Crestar Bank MD or an Employer on
November 10, 1995, in connection
with the Purchase and Assumption
Agreement dated June 11, 1995,
between The Chase Manhattan Bank of
Maryland and Crestar Bank MD (such
individuals to be hereafter
referred to as "Chase Employees").

     A.   Each Chase Employee shall
be eligible
to participate in the Plan as of
November 10, 1995, upon fulfilling
the Plan's eligibility
requirements.  Each Chase Employee
shall be credited with additional
Eligibility Service equal to the
service credited to such Employee
for eligibility purposes under The
ThriftIncentive Plan of The Chase
Manhattan Bank, NA (the "Chase
Plan") prior to November ___, 1995,
to the extent that such Eligibility
Service would not otherwise be
credited to such Employee under the
provisions of the Plan.

     B.   The account of each Chase Employee
which is
transferred from the Chase Plan to this Plan
(the "Chase Account") shall be invested in the investment funds of the Plan in accordance with the directions of such Chase Employee.

     C.   For purposes of the provisions of the
Plan
relating to the distribution, withdrawal, loans against or other disposition of a Participant's
Accounts, a Participant's Chase Account shall be treated in the same manner as any comparable account under the Plan provided, however, that:

     1.   With respect to total account balances
in excess
          of $3,500, a Chase Employee or his
          Beneficiary shall be entitled to
          receive distribution of his Chase
          Account under the Plan, in addition to
          or in lieu of the forms of
          distribution set forth in Plan section
          8.2, in any of the following forms of
          payment that he may elect:

               (a) a lump sum or
               (b) quarterly installments over
          five years, ten years, or until age
          80.

     2.   A Chase Employee who has an
outstanding loan
          balance on the date of the transfer of
          his Chase Account to this Plan shall
          have his loan governed by the terms of
          his loan documents applicable to his
          loan on the date of such transfer.

     3.   Despite the restrictions of Plan
section 7.8(d), a
          Chase Employee may make in-service
          withdrawals from his Chase Account at
          any time after he has attained age
          59 1/2.

     4.   Prior to attaining age 59 1/2, a Chase
Employee may
  make in-service withdrawals from the portion

of his Chase

 Account attributable to matching contributions

and earnings

 (as long as the contributions have not been

  made during the preceding 24 months) but

  excluding, except in the case of

   hardship withdrawal, any such contributions

   which were

available under the cash option provisions of

     the Chase Plan and not taken during the

     period 1980 through 1986.

                CRESTAR FINANCIAL CORPORATION

CERTIFICATE

CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN




      I,  James  J.  Kelley, hereby certify

that I  am  the duly appointed  and  qualified

Human Resources  Director of  Crestar Financial

Corporation, and that the amendments to  the

Crestar Employees' Thrift and Profit Sharing

Plan as forth in  Exhibit  I attached  hereto

were implemented by me this  date  pursuant  to

action  of  the Board of Directors taken on

June 4,  1996,  which action  remains in full

force and effect as of the date  of  this

certificate.

Dated:
___________________
_________________________________
                                   James J.
Kelley
                                   Human
Resources Director



Seen and Agreed To:

CRESTAR BANK, Trustee of the
Crestar Employees' Thrift and Profit Sharing
Plan

By:  ________________________

Exhibit I
                        AMENDMENT TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN AS AMENDED AND RESTATED THROUGH DECEMBER
31, 1994


The Crestar Employees' Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, and
subsequently amended, is further amended as set forth below:

1.   The definition of "Covered Employee" in
Plan section
1.19 is
     amended by adding the following sentence to the end of that section:

     For the period beginning with the merger of Citizens Bank of Maryland into and with Crestar Bank on March 13, 1997 (the "Bank
     Merger"), and ending with the close  of
     business  on March  22, 1997, when the
     Citizens Bank of Maryland Deferred Profit
     Sharing
     Plan  is  frozen as  to  participation
     and eligibility, Covered Employee does not include an individual who, immediately prior to the effective time of the Bank
     Merger, is a Citizens Employee (as defined in the amendments to this Plan adopted effective as of December 31, 1996).



Exhibit I
                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN
AS AMENDED AND RESTATED THROUGH DECEMBER 31,
1994


The Crestar Employees' Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, and subsequently amended, is further amended as set forth below, effective as of the dates specified:

1. To correct a scrivener's error, the first paragraph of
Plan
     section 1.16 is amended, effective as of July 1, 1995, by deleting the phrase
     "directors' fees, and compensation paid at an hourly rate." and substituting in its place the phrase "and directors' fees."

2. Plan section 1.27 is amended and restated in its entirety, effective December 29, 1995, as set forth below:

     1.27 Employer means with respect to its
     employees, the Sponsor and its successors
     and assigns and its subsidiaries described
     in the next sentence unless the subsidiary
     takes action not to be covered by the Plan
     or the Sponsor does not give its approval
     for the subsidiary to be a participating
     Employer under the Plan.  For purposes of
     the preceding sentence, subsidiary means a
     corporation that has employees who are
     Covered Employees and whose stock is at
     least 80% owned by the Sponsor or by
     another subsidiary whose stock, in turn, is
     at least 80% owned by the Sponsor. The
     Sponsor shall maintain a list of
     subsidiaries that
     are designated as Employers under the Plan.
     The term Employer refers to all Employers
     collectively, as if they were one entity,
     unless the context clearly indicates that
     each Employer is referred to separately.
3..  Article 2 of the Plan is amended by adding
     the following section 2.6 to the end
     thereof:
2.6  Special Participation Rules for Mergers and
     Acquisitions
     (a)    Employees  of  Loyola  Capital
     Corporation  and subsidiaries  of  Loyola
     Capital Corporation  that  are corporations
     whose stock is 80% or more owned by Loyola
     Capital  Corporation or by a subsidiary
     whose stock  is 80%  or more owned by
     Loyola Capital Corporation on the day
     immediately  preceding the date  on  which
     Loyola Capital   Corporation  merges  into
     and  with  Crestar Financial  Corporation
     (all of such  subsidiaries  and Loyola
     Capital Corporation are designated as
     Employers under the Plan) and who become
     Employees of an Employer on  such merger
     date are eligible to participate in the
     Plan  as  of  the  later of January  1,
     1996,  or  the effective  date of such
     merger, provided such  Employee is  a
     Covered Employee on that date and was
     employed by Loyola  Capital Corporation or
     such a subsidiary  prior to  January 1,
     1996 or, if applicable in the case of  a
     Covered  Employee  who  does not  have  a
     normal  work schedule  under which he is
     expected to complete  1,000 hours in a
     twelve-month period, had completed a Year
     of Service with Loyola or such subsidiary
     as of January 1, 1996.   Any  other  former
     Employee of  Loyola  Capital Corporation
     or  such  subsidiaries  who   becomes   an
     Employee   of   an  Employer  shall  be
     eligible   to
participate in the Plan in accordance with the other provisions of this Plan article 2.
CRESTAR FINANCIAL CORPORATION

CERTIFICATE

CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN
      I,  James  J.  Kelley, hereby certify that

I  am  the duly appointed  and  qualified  Human

Resources  Director

of  Crestar Financial  Corporation, and that the

amendments to  the  Crestar Employees' Thrift

and Profit Sharing Plan as forth in  Exhibit  I

attached  hereto  were implemented by me this

date  pursuant  to action  of the Board of

Directors taken on April 28, 1995,  which action

remains in full force and effect as of the date

of  this certificate.













Dated:
___________________
_________________________________
                              James J.
Kelley
                              Human
Resources Director


Exhibit I
                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN
AS AMENDED AND RESTATED THROUGH DECEMBER 31,
1994


The Crestar Employees' Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, and subsequently amended, is further amended as set forth below, effective as January
1, 1996, and to be implemented as soon as practicable thereafter:

1. The first sentence of Plan section 5.3(a) is revised to read as follows:

          In addition to a Participant's
          investment election with respect to
          future contributions, a Participant
          may also elect to transfer his
          existing Account balance (excluding
          his PAYSOP Account) from one
          investment fund to any other
          investment funds available under the
          Plan, provided that any such transfer
          must be multiples of 10% of the
          balance of his Account in the fund
          from which the such transfer is to be
          made.

2. Plan section 5.7 is amended by adding the following
     paragraphs (5), (6) and (7) to the end of Plan section 5.7(a):

               (5)  Government Bond Fund seeks
          to provide a high level of current
          income in a manner consistent with
          preserving principal by investing
          primarily in obligations issued or
          guaranteed by the U.S. Government or
          its agencies or instrumentalities (U.
          S. Government Securities). In seeking
          current income, this fund may also
          consider potential for capital gains.

               (6)  Capital Appreciation Fund
          seeks to provide long-term capital
          appreciation by investing primarily in
          equity securities of companies with
          medium to large market
          capitalizations.

               (7)  Other Mutual Funds, whether
          or not they are CrestFunds, Inc.
          mutual funds, may be offered from time
          to time on the recommendation of the
          Committee.  In addition, on the
          recommendation of the Committee, any
          mutual funds available for investment
          may be dropped from the funds
          available for investment by
          Participants.  The Administrator shall
          communicate any such changes in
          investment fund availability to
          Participants and shall provide them
          such information about such changes as
          the Administrator deems necessary or
          appropriate.


CRESTAR FINANCIAL CORPORATION

CERTIFICATE

CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN


      I,  James  J.  Kelley, hereby certify

that I  am  the duly appointed  and  qualified

Human Resources  Director of  Crestar Financial

Corporation, and that the amendments to  the

Crestar Employees' Thrift and Profit Sharing

Plan as forth in  Exhibit  I attached  hereto

were implemented by me this  date  pursuant  to

recommendations  of  the Benefits

Administrative  Committee  and action  of  the

Board of Directors taken on December  16,

1994, which action remains in full force and

effect as of the date  of this certificate.

Dated:
___________________
_________________________________
                                   James J.
Kelley
                                   Human
Resources Director


Seen and agreed to:


______________________
Crestar Bank, Trustee

                 CRESTAR FINANCIAL CORPORATION
                          CERT
                          IFIC
                          ATE
                          MERG
                          ER
                          OF
                          THE
                   LOYOLA PROF
                          IT
                          PLUS
                          PLAN
                          INTO
                          THE
CRESTAR MERGER PLAN FOR TRANSFERRED EMPLOYEES



      I,  James  J.  Kelley, hereby certify that
I  am  the duly appointed  and  qualified  Human
Resources  Director
of  Crestar Financial  Corporation, and that the
resolutions and  amendments relating  to  the
Loyola Profit Plus Plan and the Crestar  Merger
Plan  for  Transferred  Employees as set  forth
in  Exhibit  I, attached  to this certificate,
were implemented by me  this  date pursuant  to
action of the Executive Committee of the  Board
of Directors of Crestar Financial Corporation
taken on June 4, 1996, which action remains in
full force and effect as of the date  of this
certificate.
Dated:
___________________
_________________________________
                              James J.
Kelley
                              Human
Resources Director


Seen and Agreed To:

CRESTAR BANK, Trustee of the
Crestar Merger Plan for Transferred
Employees

By:
_______________________________________

Date: _______________________

MERCANTILE-SAFE DEPOSIT & TRUST COMPANY,
Trustee of the Loyola Profit Plus Plan

By:  _______________________________________

Date:  _______________________


        EXHIBIT I RESOLUTIONS RELATING TO THE
        AMENDMENT AND MERGER
             OF THE LOYOLA PROFIT PLUS PLAN
INTO
THE CRESTAR MERGER PLAN FOR TRANSFERRED
EMPLOYEES



      RESOLVED,  that effective September 30,
1996  (the "Merger Date"),  the  Loyola  Profit
Plus Plan, as amended and  restated effective
August 1, 1992, and subsequently amended (the
"Profit Plus   Plan"),  and  the  Crestar Merger
Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended (the "Merger Plan"), are further amended to provide that the Profit Plus
Plan is amended to be, and is merged into, the Merger Plan; and

      FURTHER RESOLVED, that as of the Merger
Date or as soon  as practicable thereafter, the
assets of the Profit Plus Plan  shall be
transferred  to the trustee of the Merger Plan
and  combined with the assets of the Merger
Plan's Trust; and
      FURTHER  RESOLVED, that as of the date of
such transfer  of assets  to  the  Merger Plan,
the Merger Plan shall  assume  the liabilities
of the Profit Plus Plan for payment of benefits,
and any  benefit  features, rights and options
with  respect  to  the accounts transferred from
the Profit Plus Plan shall be preserved to  the
extent
required by Section 411(d)(6)  of  the
Internal Revenue Code of 1986, as amended (the
"Code"); and
      FURTHER  RESOLVED, that the
administrators and trustees  of the  Plans  are
authorized and directed to execute such
documents and  to  take such actions as may be
necessary or appropriate  to effect  such
transfer of assets and liabilities  to  the
Merger Plan; and
FURTHER  RESOLVED, that, in accordance with the
regulations under Section 414(l) of the Code,
the sum of the account balances in  each Plan
equals the fair market value (determined as of
the Merger Date) of the entire Plan assets, and
immediately after the merger, each participant
in the Merger Plan shall have an account balance
equal to the sum of the account balances the
participant had in both Plans immediately prior
to the merger; and
      FURTHER RESOLVED, that the trustee and
administrator of the Merger  Plan are authorized
and directed to take such action  as may  be
necessary or appropriate to establish accounts
under  the Merger  Plan  for  such transferred
assets  or  to  combine  such transferred assets
with
existing accounts of participants in  the Merger
Plan  who are  participants  in  the  Profit
Plus  Plan immediately prior to the merger.
4

Exhibit I
                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN
AS AMENDED AND RESTATED THROUGH DECEMBER 31,
1994


The Crestar Employees' Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, and subsequently amended, is further amended as set forth below:

1. Plan section 7.8(d)(1) is revised to read as follows:

          (1)  Accounts available.  In-service
     withdrawals requested under this
     subsection on and after June 1, 1997,
     may be made from a Participant's After-
     Tax Contribution Account, Matching
     Account, Pre-1987 Account, Profit
     Sharing Account, PAYSOP Account, and
     Rollover Account, except that no
     Employer contributions allocated
     to his Matching Account or Profit
     Sharing Account within the 24month
     period immediately preceding the
     effective date of the withdrawal may be
     withdrawn. No in-service withdrawals
     under this subsection may be made from
     the portion of a Participant's Account
     that is security for a Plan loan or from a Participant's 401(k) Account or
     Qualified Nonelective Account.

2.   Subsection (e) of Plan section 7.8 is
amended by
deleting
  the words "his PAYSOP Account and" in the first sentence of that subsection, effective for Hardship withdrawals requested on and after June 1, 1997.

3.   Plan subsection 5.2(a) is amended,
effective May 28,
1997,
by deleting the words "10%" and substituting
                         "5%" in its place.

4.   Plan subsection 5.2(b) is amended,
effective May 28
1997, to
  read as follows:

   (a)  Procedure.  A Participant may elect,
     change or revoke his investment election for contributions once in
   each pay period by telephoning the Voice
                        Response System.
     The Administrator shall announce the
     deadline by which investment elections
     for contributions must
be received by the Voice Response System to be
     effective for contributions received
     during a pay period.  If a
     Participant makes more than one
     investment election change during a
     pay period, the most recent change
     received by the Voice Response System
     prior to the deadline announced
     by the Administrator will control as
     to the investment of contributions
     for and after that pay period, until
     subsequently amended or revoked.  In
     addition, except as otherwise
     announced by the Director of Human
     Resources, a Participant may file a
     written investment election with the
     Director or his delegate, on such
     forms as the Director may prescribe.
Written investment elections will be
effective as soon as administratively
feasible following their receipt by the
Director of his delegate.

5.   Subsections (a), (b) and (c) of Plan
section 5.3
are
amended, effective May 28, 1997, to read as follows:

          (a)  Election allowed.  In
     addition to a Participant's
     investment election with  respect to
     future contributions, a Participant
     may also elect to transfer his
     existing Account balance from one or
     more investment funds to any other
     investment funds available under the
     Plan.  A Participant may transfer, in
     multiples of 5%, from one investment
     fund
     to one or more investment funds.  A
     Participant may realign the
     investments for his total Account
     balance by designating transfers, in
     multiples of 5%, among the investment
     funds he chooses from those available
     under the Plan.
          (b)  Frequency of investment
fund changes.
     A Participant may make one investment
     fund change pursuant to subsection
     (a) of this Plan section 5.3 at any
     time during each calendar month.
          (c)  Procedure.  A Participant
     may make an investment fund change by
     telephoning the Voice Response
     system.  The Administrator shall
     announce the deadline by which
     investment changes must be received
     by the Voice Response System to be
     effective for that day or for a
     subsequent business day.  If a
     Participant makes more than one
     investment fund after a deadline has
     occurred, the most recent change made
     by the Participant prior to the
     subsequent deadline will revoke and
     supersede the earlier investment fund
     change.  In addition, unless
     otherwise announced by the Director
     of Human Resources, a Participant may
     file a written request for investment
     fund changes with the Director or his
     delegate, on such forms as the
     Director may prescribe.
     Written investment fund changes will
     be effective as soon as
     administratively feasible following
     their receipt by the Director or his
     delegate.
6.   Subsection (a) of Plan section 7.2 is
amended by
adding the
following sentence to the end of that
subsection,
  effective May 28, 1997:

     If the Participant elects to receive
     an immediate distribution following
     his retirement, , his distribution
     request normally will be processed
     and his Account will be valued within
     45 days after his last day of his
     employment with the Employers, unless
     additional information or forms
     require a longer processing time, and
     will be distributed as soon as
     administratively practicable after
     the applicable Valuation Date.

7.   Subsection (a) of Plan section 7.6 is
amended to
read as
  follows, effective May 28, 1997:
          (a)  Distribution available.  In
     the event a Participant terminates
     employment for any reason other than
     retirement under the Plan,
     Disability, or death, such
     Participant may elect to receive a
     lump sum distribution of all or part
     of his Account balance pursuant to
     Plan article 9 or he may elect to
     defer distribution until a later time
     pursuant to Plan section 7.7.  If the
     Participant elects to receive a
     distribution following termination of
     employment, his distribution request
     normally will be processed and his
     Account will be valued within 45 days
     after his date of termination, unless
     additional information or forms
     require a longer processing time, and
     will be distributed as soon as
     administratively practicable after
     the applicable Valuation Date.
8.   Paragraph (3) of Plan subsection
7.8(d) is
amended by
revising the second sentence in that
subsection to
  read as
follows, effective for withdrawal requests made on and after May 28, 1997:

     The Participant's Account will be
     valued and the withdrawal will be
     distributed as soon as
     administratively feasible,
but not more than 30 days, after the
completed
paperwork has
     been received and processed.
9. The following subsection (f) is added to Plan section
7.8,
  effective May 28, 1997:

          (f)  Age 59 1/2 Withdrawals.  A
     Participant who is an Employee and who has
     attained age 59 1/2 may request a withdrawal,
     once per calendar year and at such other
     times as the Committee may determine, of
     all or a portion of his total Account
     balance excluding any portion of his
     Account that is security for a Plan loan.
               (1)  Procedures.  A Participant
          wishing to make an in-service
          withdrawal under this subsection must
          file a written request with the
          Director of Human Resources or his
          delegate.  The Participant's Account
          will be valued and the withdrawal will
          be distributed as soon as
          administratively feasible, but not
          more than 30 days, after the completed
          paperwork has been received and
          processed. A Participant's withdrawal
          under this subsection may not be less
          than $100 or the balance of his vested
          Accounts if smaller than $100.  The
          withdrawal must comply with any other
          rules and procedures adopted by the
          Director of Human Resources or the
          Committee as applicable to all
          withdrawals under this subsection.
          For example, such rules and procedures
          may state that a Participant may
          choose which of his Accounts are to be
          liquidated for his withdrawal request
          or which of the investment funds in
          which his Account is invested are to
          be liquidated to provide for his
          withdrawal request, or they may state
          a
          specific ordering of eligible
          Accounts and investment funds to be
          liquidated to provide for the
          Participant's withdrawal request.
               (2)  No rollover of withdrawals.
          Any amount withdrawn pursuant to this
          subsection may not be rolled over to
          the Plan as a Rollover Contribution.
Exhibit I
                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN
AS AMENDED AND RESTATED THROUGH DECEMBER 31,
1994


The Crestar Employees' Thrift and Profit Sharing
Plan, as amended and restated through December
31, 1994, and subsequently amended, is further amended as set forth below, effective as November 1, 1996, unless stated otherwise:

1. Plan section 5.4(e) is amended by adding the following
     language to the end of that subsection:

          The Plan Administrator may also take
          any action authorized under this
          subsection to be taken by the Trustee.


2. Plan section 8.2(a)(B) is revised to read as follows:

               (B)  Certain Officers.  Despite
          the preceding provisions of this
          subsection (a), the Plan Administrator
          may adopt and announce rules that
          restrict or prohibit the election of a
          distributee who is an officer of an
          Employer required to file reports
          under 16(a) of the Securities Exchange
          Act of 1934 to have the whole shares
          of Stock credited to his Account
          distributed in cash.


CRESTAR FINANCIAL CORPORATION

CERTIFICATE

CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN


      I,  James  J.  Kelley, hereby certify that

I  am  the duly appointed  and  qualified  Human

Resources  Director

of  Crestar Financial  Corporation, and that

the amendments to  the  Crestar Employees'

Thrift and Profit Sharing Plan as forth in

Exhibit  I attached  hereto  were implemented

by me this  date  pursuant  to action  of  the

Board of Directors taken on December  16,

1994, which  action remains in full force and

effect as of the date  of this

certificate.

Dated:
___________________
_________________________________
                                   James J.
Kelley
                                   Human
Resources Director

                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN AS AMENDED AND RESTATED THROUGH DECEMBER
31, 1994


The Crestar Employees Thrift and Profit Sharing
Plan,
as amended and restated through December
31, 1994, and subsequently amended, is
further amended as follows, effective
July 1, 1995 unless otherwise specified:


1.   Plan section 1.13 is amended to read
as follows:
     1.13 Break in Service means for
     purposes of determining Continuous
     Service, any Plan Year in which an
     Employee does not complete at least
     one Hour of Service, and for
     purposes of eligibility to
     participate, any Eligibility
     Computation Period in which an
     Employee completes fewer than 501
     Hours of Service.
2.   Plan section 1.19 is revised to read
as follows:
     1.19 Covered Employee means any
     Employee who has a job
     classification as full-time or part-
     time (as determined
 in accordance with established personnel policies of
     the Employers as in effect from time
     to time) and any other Employee who
     completes a Year of Service, but
     excluding:

          (a)  an Employee who is
     employed by a Related Company and is
     not employed by an Employer; or
          (b)  a leased employee as
defined in Code 414(n)(2); or
          (c)  an individual who is a
     member of a collective bargaining
     unit that negotiated separately to
     obtain other benefits unless, for
     purposes of compliance with the
     Labor Management Relations Act,
     inclusion under this Plan is
     permitted, subject to a collective
     bargaining agreement in existence or
     entered into in the future as a
     result of good faith bargaining
     between the employee representatives
     and an Employer wherein the employee
     representatives elect coverage under
     the Plan and the Employer consents;
     or
          (d)  an Employee who is a
     nonresident alien who has no earned
     income (within the meaning of Code
     911(b) from an Employer which
     constitutes income from sources
     within the United States within the
     meaning of Code 861(a)(3); or
          (e) an individual who is an
independent contractor or
an Employee who is working as a temporary employee.

3.   Plan article I is further amended by
adding the
following
definition:

          Eligibility Computation Period
     means the 12consecutivemonth period
     beginning on the date an Employee
     first completes an Hour of Service
     and each Plan Year beginning after
     that date.

4.   Plan section 1.28 is revised to read
as follows,
effective
July 1, 1995:

     1.28 Entry Date means, for a Covered
     Employee who has a normal work
     schedule under which he is expected
     to complete
a Year of Service in his initial
Eligibility
Computation
     Period, the January 1 after his
     initial Eligibility Computation
     Period begins, and for any other
     Covered Employee, means the January 1
     or July 1 immediately after the
     Covered Employee has completed a Year
     of Service.
4.   Plan article I is further amended by
adding the
following
definition:

Year of Service means for purposes of
     eligibility to participate, an
     Eligibility Computation Period in
     which an Employee
completes 1,000 Hours of Service. Years of
     Service are determined according to
     the following rules:
          (a)  If an Employee completes
     1,000 Hours of Service in both his
     initial Eligibility Computation
     Period and in his second Eligibility
     Computation Period, he shall be
     credited with two Years of Service.
          (b)  Years of Service for an
     individual who has no vested
     interest in a Plan Account are
     disregarded under the following
     circumstances:
               (1)  Years of Service
               earned before
          January 1, 1985, are
          disregarded if an individual
          had a number of one-year Breaks
          in Service prior to January 1,
          1985, that were equal to or
          exceeded the aggregate number
          of his Years of Service,
          whether or not consecutive,
          which he earned before such
          Breaks in Service.
               (2)  Years of Service are
          disregarded if an individual
          has at least five consecutive
          one-year Breaks in Service on
          and after January 1, 1985, and
          the number of such Breaks
          equals or exceeds the
          aggregated number of his Years
          of Service, whether or not
          consecutive, which he earned
          before such Breaks in Service.
           (c)  In the event of a merger,
     stock acquisition, purchase of
     assets or other corporate
     acquisition by an Employer, Years of
     Service credit shall be granted
     under this Plan
     for service with the predecessor
     employer if and to the extent
     required by the applicable merger or
     purchase agreement.  In addition,
     the Sponsor (or its delegate) shall
     have the authority to grant Years of
     Service credit under this Plan for
     service with the predecessor
     employer even if such credit is not
     required by the applicable merger or
     purchase agreement.
5.   Plan section 2.1 is amended to read
as follows:
          (a)  Special participation
     rules.  Each Employee who is a
     Participant in the Plan on the
     Effective Date of this Plan
     amendment and restatement shall
     continue to be a Participant in the
     Plan thereafter, subject to the
     provisions of the Plan.  Each
     Employee who becomes a Covered
     Employee as of July 1, 1995, because
     of the amendment to the definition
     of Covered Employee is eligible to
     become a Participant in the Plan as
     of July 1, 1995, if he is then a
     part-time Employee whose initial
     Eligibility Computation Period began
     before January 1, 1995, or if he is
     credited with a Year of Service
     prior to July 1, 1995, which has not
     been disregarded.
          (b)  Initial eligibility.  Each
     other Employee shall be eligible to
     become a Participant on his
     applicable Entry Date, provided he
     is a Covered Employee on that date.
     If he is not a Covered Employee on
     that date, he shall be eligible
     to become a Participant in
     accordance with the provisions of
     Plan section 2.2.
          (c)  Participation after
     initial eligibility.  A Covered
     Employee who has satisfied the
     eligibility requirements for
     participation in the Plan but who
     has not elected to participate in
     the Plan is eligible to become a
     Participant as of the beginning of
     any later payroll period after he
     submits a Salary Reduction Election
     pursuant to Plan article 3, provided
     he is a Covered Employee on that
     date and he has not lost credit for
     his prior Years of Service.
6.   Plan section 2.2(b) is amended to
read as
follows:
          (b)  Changing to Covered
     Employee.  If an Employee becomes a
     Covered Employee due to a change in
     his employment status, he is
     eligible to become a Participant as
     of the earlier of (1) the date of
     such status change if he has already
     satisfied the provisions of Plan
     section 2.1 and has not lost credit
     for his prior Years of Service, or
     (2) the next Entry Date after he has
     satisfied the eligibility
     requirements of Plan section 2.1.
7.   Plan section 2.2(c) is amended to
read as
follows:
          (c)  Reemployment
               (1)  A Participant who
          separates from service when he
          has a vested interest in his
          Plan Account shall be eligible
          to participate in the Plan as
          of his reemployment date if he
          is then a Covered Employee.  A
          Participant who separates from
          service when he has no vested
          interest in his Plan Account
          and whose prior Years of
          Service are disregarded shall
          be treated as a new Covered
          Employee and eligible to
          participate in the Plan in
          accordance with the provisions
          of Plan section 2.1.
               (2)  An Employee who
          separates from service before
          he is eligible to participate
          in the Plan and is subsequently
          reemployed by an Employer is
          eligible to become a
          Participant in accordance with
          the provisions of Plan section
          2.1.
               (3)  An Employee who
          separates from service with the
          Employers after he has
          satisfied the eligibility
          requirements of Plan section
          2.1 but before he becomes a
          Participant, is eligible to
          become a Participant in the
          Plan as of his date of
          reemployment as a Covered
          Employee, provided that he has
          not lost credit for his prior
          Years of Service.
8.   Plan section 2.4 is amended to read
as follows:
     2.4  Application for Participation
          Participation in the Plan is
     voluntary.  In order to become a
     Participant, a Covered Employee must
     submit an initial Salary Reduction
     Election in accordance with Plan
     article 3 and such other forms as
     may be required by the Director of
     Human Resources or his delegate.  A
     Covered Employee may not submit an
     election form for any Plan Year that
     ends before his Entry Date or for
     any portion of a Plan Year prior to
     the time he is eligible to
     participate in the Plan.

9.   In accordance with the resolution
passed by the
Board of
Directors of the Sponsor on April 28,
1995, the following Plan section 7.12 is added to Plan article 7:

7.12 Partial Distributions to Terminated
Employees

          (a)  Eligibility.  A
     Participant who has separated from
     service with the Employers, is not
     required to receive a cash-out
     payment pursuant to Plan section
     8.1(a), and does not elect to
     receive a total distribution of his
     Account may request a partial
     distribution of his vested Account
     balance one time in each calendar
     year.
          (b)  Procedure.  A Participant
     who is eligible in accordance with
     subsection (a) and wishes to receive
     a partial distribution from his
     Account must file a written request
     with the Director of Human Resources
     or his delegate.
     The Participant's Account will be
     valued as of the Non-Payroll Friday
     coincident with or immediately after
     the date the Benefits Department
     processes the Participant's
     withdrawal request.  A Participant's
     partial distribution pursuant to
     this Plan section may not be less
     than $100 or the total of his vested
     Account balance.  The distribution
     request must comply with any other
     rules and procedures adopted by the
     Director of Human Resources or the
     Committee as applicable to all
     partial distributions under this
     Plan section.  For
     example, such rules and procedures
     may state that the Participant may
     choose which of his eligible
     Accounts are to be liquidated for
     his distribution request or which of
     the investment funds in which his
     Account is invested are to be
     liquidated to provide for his
     distribution request, or they may
     state a specific ordering of
     eligible Accounts and investment
     funds to be liquidated to provided
     for the Participant's distribution
     request.
          (c)  Other rules.  Partial
     distributions from a terminated
     Participant's Account shall be paid
     in accordance with the provisions of
     Plan section 8.2(a) and (c) and must
     comply with the requirements of Plan
     section 8.4 with respect to
     distribution requirements under Code
     401(a)(9).
10.  Plan section 3.6 is amended by
revising the Profit Sharing formula to
read as follows,. effective for the Plan
Year beginning January 1, 1995:


                           ROE          %
of
Compensation
                Less than 12.0%
 .0%
                At 12.0%             2.5%
                At 12.5%             3.0%
                At 13.0%             3.5%
                At 13.5%             4.0%
                At 14.0%             4.5%
                At 14.5%             5.0%
                At 15.0%             5.5%
                At 15.5%             6.0%
                At 16.0%             6.5%
                At 16.5%             7.0%
                At 17.0%             7.5%
                At 17.5%             8.0%

If ROE falls between the percentages specified in the table, the percentage of Compensation will be prorated. For example if ROE is 14.9%, the Profit Sharing Contribution percentage will be
5.4%.  For purposes of this table, ROE is

rounded to the nearest tenth of a percent for

calculation purposes.

                 CRESTAR FINANCIAL CORPORATION

                          CERTIFICATE

CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN




     I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human
Resources Director of Crestar Financial
Corporation, and that the amendments to the Crestar Employees' Thrift and Profit Sharing
Plan as forth in Exhibit I attached hereto were implemented by me this date pursuant to action of the Board of Directors taken on April 28, 1995, which action remains in full force and effect as of the date of this certificate.





Dated:    ___________________
_________________________________
                                   James J.
Kelley
                                   Human
                Resources Director CRESTAR
                FINANCIAL CORPORATION

CERTIFICATE

     SPINOFF AND MERGER OF THE PROVIDENCE
      SAVINGS & LOAN ASSOCIATION, F.A. PROFIT
      SHARING AND 401(k) PLAN


     I, James M. Wilson, III, hereby certify

that I am the duly appointed and qualified

Human Resources Director of Crestar Financial

Corporation, and that the resolutions relating

to the spinoff of certain accounts in the

Providence Savings & Loan Association, F.A.

Profit Sharing and 401(k) Plan (the "Providence

401(k) Plan") to the Crestar Employees' Thrift

and Profit Sharing Plan and the subsequent

merger of the Providence 401(k) Plan into the

Crestar Merger Plan for Transferred Employees,

as set forth respectively in Exhibits I and II

attached to this certificate, were implemented

by me this date pursuant to action of the Board

of Directors taken on January 28, 1994, which

action remains in full force and effect as of

the date of  this certificate.







Date:__________________
____________________________________________
James M. Wilson, III
                         Human Resources
Director
                    EXHIBIT I

           RESOLUTIONS  RELATING TO THE SPINOFF
OF
                     CERTAIN ACCOUNTS IN
      THE PROVIDENCE SAVINGS AND LOAN
            ASSOCIATION, F.A. PROFIT
            SHARING AND 401(K) PLAN TO THE
      CRESTAR EMPLOYEES' THRIFT AND PROFIT
SHARING PLAN


     RESOLVED, that effective December 1, 1994
(the "Spinoff Date"), the Providence Savings and
Loan Association, F.A. Profit Sharing and 401(k)
Plan, effective as of January 1, 1992 and as subsequently amended (the "Providence 401(k)
Plan"), and the Crestar Employees' Thrift and
Profit Sharing Plan (the "Thrift Plan") are amended to provide that each participant's accounts in the Providence 401(k) Plan, specifically excluding his Prior Pension/Profit
Accounts and any other accounts which are subject to the survivor annuity requirements under Section 417 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be spun off to the Thrift Plan (such spun-off accounts herein referred to as the "Spinoff Accounts");
and

FURTHER RESOLVED, that as of the Spinoff Date or as soon as practicable thereafter, the assets of the Spinoff Accounts shall be transferred to the trustee of the Thrift Plan and combined with the assets of the Thrift Plan's Trust; and
     FURTHER RESOLVED, that the actions taken by the Administrators and trustees of the Plans in contemplation of such spinoff are hereby ratified, and the Administrators and trustees of the Plans are authorized and directed to execute such documents and to take such further actions as may be necessary or appropriate to effect such spinoff; and
     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Code, after the spinoff from the Providence
401(k) Plan, the sum of the account balances for each of the participants in the resulting Plans equals the account balances of the participant in both Plans immediately prior to the spinoff, and the assets in each of the Plans immediately after the spinoff equals the sum of the accounts balances for all participants in that Plan; and
     FURTHER RESOLVED, that the Administrator of the Thrift Plan is authorized and directed to take such actions as may be necessary or appropriate to establish accounts under the Thrift Plan for the Spinoff Accounts or to combine the Spinoff Accounts with existing accounts of participants in the Thrift Plan who have Spinoff Accounts in the Providence 401(k)
Plan immediately prior to the spinoff; and
     FURTHER RESOLVED, that as of the Spinoff
Date, the Thrift Plan shall assume the
liabilities of the Providence 401(k) Plan for payment of benefits from such Spinoff Accounts, and any benefit features, rights and options with respect to such Spinoff Accounts shall be preserved to the extent required by Section
411(d)(6) of the Code.


                   EXHIBIT II
            RESOLUTIONS RELATING TO THE MERGER
OF
      THE PROVIDENCE SAVINGS AND LOAN
           ASSOCIATION, F.A. PROFIT SHARING AND
           401(K) PLAN INTO THE
        CRESTAR MERGER PLAN FOR TRANSFERRED
EMPLOYEES

     RESOLVED, that effective December 1, 1994 and subsequent to the spinoff of certain accounts from the
Providence Savings and Loan Association, F.A.
Profit Sharing and 401(k) Plan, effective as of January 1, 1992 and as subsequently amended (the
"Providence 401(k) Plan") to the Crestar
Employees' Thrift and Profit Sharing Plan (the
"Thrift Plan") (such date herein referred to as the "Merger Date"), the Providence 401(k) Plan and the Crestar Merger Plan for Transferred
Employees (the "Merger Plan") are amended to provide that the Providence 401(k) Plan is merged into the Merger Plan; and

     FURTHER RESOLVED, that as of the Merger
Date or as soon as practicable thereafter, the assets of the Providence 401(k) Plan, excluding any accounts that are spun off to the Thrift
Plan, shall be transferred to the trustee of the Merger Plan and combined with the assets of the Merger Plan's Trust; and

     FURTHER RESOLVED, that the actions taken by the Administrators and trustees of the Plans in contemplation of such merger are hereby ratified, and the Administrators and trustees of the Plans are authorized and directed to execute such documents and to take such further actions as may be necessary or appropriate to effect such transfer of assets to the Merger Plan; and
     FURTHER RESOLVED, that, in accordance with the regulations under Section 414(l) of the Internal Revenue Code of 1986, as amended (the
"Code"), the sum the account balances in each Plan (excluding the spinoff accounts), equals the fair market value (determined as of the Merger Date) of the entire Plan assets, and immediately after the merger, each participant in the Merger Plan shall have an account balance in the Merger Plan equal to the sum of the account balances the participant had in the Merger Plan and in the Providence 401(k) Plan
(excluding any spinoff accounts) immediately prior to the merger; and
     FURTHER RESOLVED, that the Administrator of the Merger Plan is authorized and directed to take such actions as may be necessary or appropriate to establish accounts under the Merger Plan for such transferred assets or to combine such transferred assets with existing accounts of participants whose accounts from the Providence 401(k) Plan are transferred to the Merger Plan; and
     FURTHER RESOLVED, that as of the date of such transfer of assets to the Merger Plan, the Merger Plan shall assume the liabilities of the Providence 401(k) Plan for payment of benefits with respect to such transferred accounts, and any benefit features, rights and options with respect to such transferred accounts from the Providence 401(k) Plan shall be preserved to the extent required by Section 411(d)(6) of the Code.


                                                        EXHIBIT I
                       AMENDMENTS TO THE
CRESTAR EMPLOYEES' THRIFT & PROFIT SHARING
PLAN


The Crestar Employees' Thrift and Profit-
Sharing Plan, as amended and restated as of December 31, 1994, is further amended as follows:


1.   Plan section 3.6(a) is amended by
adding the following
     provisions immediately after the first
     sentence in that subsection (a),
     effective for the Profit Sharing
     Contribution for the 1995 Plan Year:

               Effective for the 1995 Plan
          Year, the Profit Sharing formula
          is as set forth in the following
          table:
                         ROE                               %
of Compensation

             Less than 12.0%
 .0%
             At 12.0% but less than 12.5%           2.5%
             At 12.5% but less than 13.0%           3.0%
             At 13.0% but less than 13.5%           3.5%
             At 13.5% but less than 14.0%           4.0%
             At 14.0% but less than 14.5%           4.5%
             At 14.5% but less than 15.0%           5.0%
             At 15.0% but less than 15.5%           5.5%
             At 15.5% but less than 16.0%           6.0%
             At 16.0% but less than 16.5%           6.5%
             At 16.5% but less than 17.0%           7.0%
             At 17.0% but less than 17.5%           7.5%
             At 17.5%                  8.0%
     ROE  performance that falls between
     levels on this schedule  will  be  pro-
     rated to  the  appropriate percent
     (e.g., if ROE is 13.9%, the percentage
     of Compensation  will be      4.9%.
     ROE performance  will
     be  rounded to the nearest tenth of a
     percent  for purposes of this
     calculation.

2.     Plan  section  3.6(b) is amended by
adding  the
       following  sentence to the end of
       that  section, effective January 1,
       1995:

                            Despite    the

       preceding provisions  of  this  Plan

       section  3.6(b),  for purposes  of

       determining  the  Profit   Sharing

       Contribution for the 1995 Plan Year,

       Return  on Equity,  or  ROE,  shall

       be  determined  without regard   to

       the   impact  of  the   Employers'

       acquisition  of  Loyola Capital

       Corporation  and its  subsidiaries

       and without regard to any SAIF

       assessment. that affects ROE.

                 CRESTAR FINANCIAL

CORPORATION





                          CERTIFICATE





CRESTAR EMPLOYEES' THRIFT AND PROFIT SHARING
PLAN




      I,  James J. Kelley, hereby certify that I
am the duly appointed and qualified Human
Resources Director of  Crestar Financial
Corporation,  and  that  the  amendments  to  the
Crestar  Employees' Thrift and Profit Sharing Plan
as  forth in  Exhibit  I attached hereto were
implemented by  me  this date pursuant to actions
of the Board of Directors taken  on April              28, 1995 and
September 22, 1995, which actions remain in full force and effect as of the date of this certificate.







Dated:
___________________
_________________________________
                                   James J. Kelley
                                   Human Resources
Director Board Resolution - April 26, 1996
Thrift and Profit Sharing Plan Amendment




               RESOLVED, That the Profit Sharing
formula table

contained in Section 3.07 of the

Crestar Employees' Thrift and Profit Sharing Plan, as

amended and restated effective January 1, 1989 is

hereby amended to read as provided below, effective

January 1, 1996. 1996 Profit Sharing Formula
                                      % of PAY
  EPS     NET INCOME        ROE            (See
COST
Note)
 Less than    0.0%
$0
           12.5%
 $4.36 $187,687 At 12.5% 2.5% $4,800,000 192000000
 $4.53 $195,057 At 13.0% 3.0% $5,760,000 192000000
 $4.70 $202,642 At 13.5% 3.5% $6,416,667 192000000
 $4.88 $210,141 At 14.0% 4.0% $7,680,000 192000000
 $5.05 $217,640 At 14.5% 4.5% $8,640,000 192000000
 $5.23 $225,225 At 15.0% 5.0% $9,600,000 192000000
 $5.40 $232,724 At 15.5% 5.5% $10,560,000 192000000
 $5.57 $240,223 At 16.0% 6.0% $11,520,000 192000000
 $5.75 $247,722 AT 16.5% 6.5% $12,480,000 192000000
 $5.92 $255,220 At 17.0% 7.0% $13,440,000 192000000
 $6.10 $262,719 At 17.5% 7.5% $14,400,000 192000000
 $6.27 $270,218 At 18.0% 8.0% $15,360,000 192000000
 Note: ROE performance which falls between levels on this schedule will be pro-rated to the appropriate percent, (e.g., if ROE is 14.9%, Profit Sharing payout will be 4.9%. ROE performance will be rounded to the nearest tenth of a percent, for the purpose of this calculation.


             132398471

Board Resolution - April 25, 1997

Thrift and Profit Sharing Plan Amendment









RESOLVED, that the Profit Sharing formula table contained in

Section 3.07 of The Crestar Employees' Thrift and

Profit Sharing Plan, as amended and restated

effective January 1, 1989

is hereby amended to read as provided below,

effective January 1, 1997.

1997 Profit Sharing Formula








 % of PAY EPS NET INCOME ROE (See COST Note)
Less than 0.0%  $0 13.0% $2.25 $250,380 At 13.0% 2.5%
$5,335,000 213400000
$2.33 $260,010 At 13.5% 3.0% $6,402,000
213400000
$2.42 $269,640 At 14.0% 3.5% $6,416,667
213400000
$2.51 $279,270 At 14.5% 4.0% $8,536,000
213400000
$2.59 $288,900 At 15.0% 4.5% $9,603,000 213400000
$2.68 $298,530 At 15.5% 5.0% $10,670,000 213400000
$2.77 $308,160 At 16.0% 5.5% $11,737,000 213400000
$2.85 $317,790 At 16.5% 6.0% $12,804,000 213400000
$2.94 $327,420 At 17.0% 7.0% $14,938,000 213400000
$3.03 $337,050 At 17.5% 8.0% $17,072,000 213400000
$3.11 $346,680 At 18.0% 9.0% $19,206,000 213400000
$3.20 $356,310 At 18.5% 10.0%$21,340,000 213400000
 Note: ROE performance which falls between levels on this schedule will be pro-rated to the appropriate percent, (e.g., if ROE is 15.9%,  Profit
        Sharing payout will be 5.4%).  ROE

    performance will be rounded to the
        nearest tenth of a percent for the
        purpose of this

        calculation.

             132398471